FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER___, 2000

                          REGISTRATION NO. 333-30364

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                      POST-EFFECTIVE AMENDMENT NO. 1 TO

                                  FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              I.T. TECHNOLOGY, INC.
                  (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


         DELAWARE                     5961                  98-0200077
(STATE OR JURISDICTION OF        (CLASSIFICATION          (I.R.S.EMPLOYER
 INCORPORATION OR ORGANIZATION)    CODE NUMBER)           IDENTIFICATION NO.)

                                        .
                               34-36 PUNT ROAD
                                  WINDSOR 3181
                        MELBOURNE, VICTORIA AUSTRALIA
                             (011) 613 9533-7800
                       ------------------------------
(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL PLACE OF BUSINESS)


                     LEVI MOCHKIN, CHIEF EXECUTIVE OFFICER
                             I.T. TECHNOLOGY, INC.
                                34-36 PUNT ROAD
                                  WINDSOR 3181
                              MELBOURNE, VICTORIA
                                   AUSTRALIA
                              (011) 613 9533-7800
                                456 FIFTH AVENUE
                               BROOKLYN, NY 11215
                                 (718) 499-2138

         (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

COPIES TO:

                                KENNETH G. EADE
                           827 STATE STREET, SUITE 12
                        SANTA BARABARA, CALIFORNIA 93101
                                 (805) 560-9828
                               FAX (310) 560-3608

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.


























CALCULATION OF REGISTRATION FEE
<F>
       ___________________________________________________________________________________________
       ___________________________________________________________________________________________

   TITLE OF EACH           DOLLAR          PROPOSED            PROPOSED         AMOUNT OF
   CLASS OF SECURITIES     AMOUNT TO       MAXIMUM AGGREGATE   MAX. AGGREGATE   REGISTRATION FEE
   -------------------     ---------       -----------------   --------------   ----------------
Common Stock, par value
$.001 per share           25,000,000(1)         $.historica;10              $2,500,000
$6,600.00(2)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o)
 under the Securities Act of 1933, as amended.

(2) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO
DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY
STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION
8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a),
MAY DETERMINE.













                                          I.T. TECHNOLOGY, INC.

                          CROSS REFERENCE SHEET FOR PROSPECTUS UNDER FORM SB-2



      FORM SB-2 ITEM NO. AND CAPTION                         CAPTION OR LOCATION IN PROSPECTUS
     -------------------------------------------     ------------------------------------------------
1.   Front of Registration Statement and Outside     Outside Front Cover Page; Cross Reference Sheet;
     Outside Front Cover Page of Prospectus          Front Cover of Prospectus

2.   Inside Front and Outside Back Cover             Inside front and Outside Back Cover Pages
     Pages of Prospectus

3.   Summary Information and Risk Factors            Prospectus Summary; Risk Factors

4.   Use of Proceeds                                 Use of Proceeds

5.   Determination of Offering Price                 Cover Page; Risk Factors; Underwriting

6.   Dilution                                        Dilution

7.   Selling Security Holders                        Not Applicable

8.   Plan of Distribution                            Inside Front Cover Page; Underwriting

9.   Legal Proceedings                               Business -- Legal Proceedings

10.  Directors, Executive Officers                   Management
     Promoters and Control Person

11.  Security Ownership of Certain Beneficial        Principal Shareholders; Management
     Owners and Management

12.  Description of Securities                       Description of Securities

13.  Interest of Named Experts and Counsel           Legal Matters; Experts

14.  Disclosure of Commission Position on
     Management -- Limitation of Liability;
     Indemnification for Securities Act Liabilities  Underwriting; Management -- Indemnification of
                                                     Officers and Directors

15.  Organization within Last Five Years             Business

16.  Description of Business                         Business

17.  Certain Relationships and
     Related Transactions                            Certain Relationships and Related Transactions

18.  Market for Common Equity and                    Risk Factors; Dividend Policy; Description of
     Related Shareholder Matters                     Securities; Shares Eligible for Future Sale

19.  Executive Compensation                          Management -- Executive Compensation

20.  Financial Statements                            Financial Statements

21.  Changes in and Disagreements with Accountants   Not Applicable
     on Accounting and Financial Disclosure















[CAPTION]
                                   Prospectus

                             I.T. TECHNOLOGY, INC.

                      Up to 25,000,000 shares common stock

This prospectus covers the offer for sale of up to 25,000,000 common shares of I.T. Technology ("the Company") ("IT") common stock. The Offering Price is $.10 per share. There is no established public market for the company's common stock, and the offering price has been arbitrarily determined. The Company's Common Stock is not currently listed or quoted on any quotation service. There can be no assurance that the common stock will ever be quoted on any quotation service or that any market for IT's stock will ever develop. I.T. Technology, Inc. is a development stage company, with no significant revenue since its inception. This offering is self-underwritten. Shares will be sold by officers of the company, without the use of an underwriter. This offering will terminate on October 31, 2001. The minimum purchase is 1000 Shares. The purchase limitations described herein are subject to increase or decrease at our sole discretion. On November 6, 2000, our shareholders approved a five-for-one split of our common shares.

For information on how to subscribe, call the Company at 011-613-9533-7800. Sale of our common stock will only be made in connection with this prospectus.


                       ----------------------------------

The Common Stock offered is speculative and involves a high degree of risk and substantial dilution. See "Risk Factors" on pages 6 to 8 of this prospectus.


                       ----------------------------------

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offence.


                       ----------------------------------


                        PRICE TO PUBLIC   COMMISSIONS    PROCEEDS TO COMPANY
                        ---------------   -----------    -------------------
Per Share                   $.10             $  0         $          .10
Total                 $2,500,000             $  0         $  2,500,000(1)

                       ----------------------------------

(1) Before deducting additional offering expenses payable by IT, estimated at approximately $50,000. This does not include $613,781 in costs associated with this offering in its prior form, which have been paid by the company. This offering is self-underwritten, so IT is not obligated to pay commissions or fees on the sales of any of the shares. This offering is for up to 25,000,000 common shares. There is no minimum contingency, and the proceeds may be used in IT's discretion.

(2)The shares of Common Stock are being offered by IT through its officers and directors, subject to prior sale, when, as, and if delivered to and accepted by IT and subject to the approval of certain legal matters by counsel and certain other conditions. IT reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.


            The date of this prospectus is December _____, 2000

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission,("SEC"), a registration statement on Form SB-2 under the Securities Act of 1933, as amended, ("the Securities Act"), for the shares of our Common Stock being offered by this Prospectus. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits. For further information about the Company and the Common Stock being offered, see the registration statement and the exhibits thereto. Statements contained in this Prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by that reference. A copy of the registration statement and the exhibits may be inspected without charge at the SEC's offices at Judiciary Plaza, 450 Fifth Street, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Public Reference Room of the SEC, Washington, D.C. 20549 upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 800-SEC-0330. The SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as us, that file electronically with the SEC. As a result of this Offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing audited financial statements and with quarterly reports for the first three quarters of each year containing unaudited interim financial information.

No dealer, salesman or any other person has been authorized to give any information which is not contained in this Prospectus or to make any representation in connection with this Offering other than those which are contained in the Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company.

This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities which are offered hereby to any person in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implications that there has been no change in the affairs of the Company or the facts which are herein set forth since the date hereof.

                               TABLE OF CONTENTS

                                                            PAGE
                                                            ----
Prospectus Summary
Risk Factors
Forward-Looking Statements
Use of Proceeds.
Dividend Policy.
Dilution
Capitalization
Selected Financial Data.
Management's Discussion and Analysis of Financial Condition and Results of Operations.
Business
Management
Principal and Selling Shareholders
Certain Transactions
Description of Capital Stock
Shares Eligible for Future Sale.
Underwriting
Legal Matters.
Experts.
Additional Information
Index to Financial Statements


                               PROSPECTUS SUMMARY

                                  THE COMPANY

I.T. Technology, Inc. is a Delaware corporation formed on February 2, 1999 for the purpose of engaging in businesses related to the Internet, e-commerce and technology, directly and through acquiring a majority interest in Internet related and other technology companies. To date, the Company has acquired a 50.1% interest in Stampville.com, Inc., ("Stampville") a New York corporation, and through its wholly-owned subsidiary, Bickhams Capital, Inc., has acquired an 11.5% equity interest in VideoDome.Com Networks, Inc., a California corporation, and an option to intially acquire up to an additional 13.5% equity interest in VideoDome.Com Networks, Inc., a California corporation. Stampville, incorporated in 1999, is in the process of developing its web-site at www.stampville.com, and intends to specialize in the wholesale and Internet sale of philatelic memorabilia, including stamps and other collectibles, which may include coins and sports memorabilia. Stampville's main executive offices and our New York offices are located at 456 Fifth Avenue, Brooklyn , NY 11215. Stampville's telephone number is (718)369-8881 and our telephone number is
(718)499-2138. VideoDome provides a range of Internet video services, including but not limited to management services, registration and delivery of the video stream via Internet, and operates primarily through an Internet web site located at www.videodome.com. Our Internet Web site is located at www.ittechinc.com.


                                  THE OFFERING

SHARES OF COMMON STOCK
OFFERED IN THIS PROSPECTUS               25,000,000 shares

TOTAL SHARES OF COMMON STOCK
TO BE OUTSTANDING AFTER THE OFFERING    140,783,356 shares(1)

USE OF PROCEEDS BY THE COMPANY(1)

$900,000 to finance the acquisition of a further 13.5% interest in VideoDome; approximately $250,000 will be used to pay off the balance owed to affiliates ; $750,000 will be advanced as a loan to Stampville; $360,000 for working capital and other general purposes; approximately $190,000 will be used to pay off a part of the balance due on the building housing the company's executive offices in Melbourne, Australia; and the remaining proceeds, if any, to finance other Internet or e-commerce ventures or acquisitions by the Company.
---------
(1) Assumes sale of all 25,000,000 Shares of Common Stock being offered.


           Summary Consolidated Financial, Pro Forma And Operating Data

The summary information set forth below is derived from and should be read in conjunction with the financial statements of the company, including the notes thereto, appearing elsewhere in this prospectus. The following table gives effect to the sale of the common stock offered hereby and the application of the estimated net proceeds therefrom.

                                                  FEBRUARY 2, 1999 (INCEPTION)
                                                   THROUGH DECEMBER 31, 1999
                                                  ----------------------------

                                                  HISTORICAL       PRO FORMA
SELECTED STATEMENT OF OPERATIONS DATA:            ----------       ---------

Revenues                                          $       -           5,119
Net loss                                          $(419,443)    $(1,217,071)
Net loss per share                                $   (0.04)    $     (0.01)
Weighted average number of shares outstanding    56,110,695     146,533,356



                                                       NINE  MONTHS ENDED
                                                       SEPTEMBER 30, 2000
                                                       ------------------

                                                  HISTORICAL       PRO FORMA
SELECTED STATEMENT OF OPERATIONS DATA:            ----------       ---------

Revenues                                                   -    $      13,162
Net loss                                          (1,218,748)   $  (1,860,720)
Net loss per share                    $                (0.07)           (0.01)
Weighted average number of shares outstanding     82,500,000      146,533,356



                                                  SEPTEMBER 30, 2000
                                                 ------------------

                                             HISTORICAL       PRO FORMA
SELECTED BALANCE SHEET DATA:                 ----------       ---------

Working capital                            $ (1,336,178)    $  1,606,649
Total assets                                  3,247,460        5,914,762
Total liabilities                             1,813,642          383,318
Accumulated deficit                          (1,638,191)      (1,813,191)
stockholders' equity                       $  1,433,818     $  5,148,838


RISK FACTORS

We have no operating history and therefore cannot ensure the successful operation of our proposed business or the execution of our business plan.

We are recently formed and we have no operating history. In addition, both Stampville and VideoDome are also recently formed and have limited operating histories. We do not know if we will be able to successfully operate our proposed business, or that either Stampville or VideoDome will be able to execute its business plan.

Because of our dependence on the net proceeds of this offering, and because there can be no guarantee that other future financing will be available to us, we cannot ensure that we will be able to obtain the capital necessary to implement our plan of operations.

We have limited resources and will be dependent on the net proceeds of this offering to implement our plan of operation, including the funding of our acquisition of further interests in VideoDome, as well as other potential investments and acquisitions in the United States and Australia. Unless we raise at least $2,000,000 in this offering, we may not be able to fully finance our business plans as described in this prospectus, and Stampville may have to curtail aspects of its operations. If we do not raise sufficient funds in this offering and in the absence of alternative funding, Stampville would reduce its workforce, limit its activities to establishing and operating its web site, and curtail research and development activities, cataloging efforts and expansion plans, and instead focus on the sale of stamps. The shares in this offering are being offered on a self-underwritten basis. Therefore, we cannot guarantee that this offering will raise sufficient capital to enable us to finance an implement our plan of operation, or any capital at all. Consequently, we may still need to seek additional financing. Furthermore, even if we raise sufficient funds in this offering, we may still need to seek future additional financing if our assumptions prove inaccurate or if our capital requirements vary from those currently planned, or to further fund potential ongoing operating expenses such as the enhancement of our services and products, the development of strategic marketing alliances and/or the acquisition of complementary businesses, technologies, content or products.

We cannot guarantee that we will be able to obtain any additional financing or that such additional financing, if available, will be on terms and conditions acceptable to us.

Our management owns a majority of our outstanding voting shares and we rely on our management for all business decisions, and consequently your investment in us will not give you the right to take part in day-today management of our operations.

Our management, including Henry Herzog, Levi Mochkin and Jonathan Herzog, and affiliates of our management currently own 79.27% of our outstanding stock and voting rights. Even if we sell all 25,000,000 shares in this offering, our management and their affiliates will still collectively own approximately 65% of our outstanding shares. In addition, we rely on our management to make all of our business decisions. Consequently, your ownership of our common stock will not give you the right to take part in the day-to-day management of our operations, and you should not participate in this offering unless you are willing to entrust all aspect of our business and operations to our board of directors and management.

After this offering, a large number of our outstanding shares of common stock may be freely tradeable and eligible for sale, and this could adversely effect the price of our common stock.

The market price of our common stock could drop due to the sales of a large number of shares of our common stock or the perception that such sales could occur. These factors could also make it more difficult to raise funds through future offerings of our common stock.

After this offering, if all the 25,000,000 shares are sold, 140,783,356 shares of our common stock will be outstanding. Of these shares, the 25,000,000 shares sold in this offering, will be freely tradeable without restrictions under the Securities Act, except for any shares purchased by our "affiliates," as defined in Rule 144 under the Securities Act. Our officers and directors and majority stockholders, with the exception of Instanz Nominees Pty Ltd., have entered into lock-up agreements pursuant to which they have agreed not to offer or sell any shares of our common stock without first obtaining the written consent of the other officers, directors and majority shareholders. Upon expiration of this lock-up period, the shares owned by these persons prior to completion of this offering may be sold into the public market without registration under the Securities Act in compliance with the volume limitations and other applicable restrictions of Rule 144 under the Securities Act. In addition, during a period commencing 180 days after the effective date of this offering and ending no later than three years after the effective date of this offering, Instanz Nominees Pty. Ltd. shall have the right to demand that we file a registration statement covering the reoffer and resale by it of its shares until such time as Instanz has received $2,500,000. Instanz Nominees' registration rights will lapse upon the sale of shares that results in Instanz receiving $2,500,000 in net proceeds, or upon the termination of Instanz Nominees Pty. Ltd.'s registration rights. After the date of this prospectus, we intend to file a registration statement under the Securities Act to register all shares of common stock issuable upon the exercise of outstanding stock options and reserved for issuance under our stock option plans. This registration statement is expected to become effective immediately upon filing, and subject to the vesting requirements and exercise of the related options, as well as the terms of the lock-up agreements, shares covered by this registration statement will be eligible for sale in the public markets.

Our business may be harmed because we have not completed the filing of our trademark and patent applications and we do not have any registered copyrights.

All of our and Stampville's software was acquired from third parties. Neither we nor Stampville have registered copyrights on any software. We rely upon confidentiality agreements signed by our employees. Stampville applied on August 13, 1999 with the United States Patent & Trademark Office for registration of "Stampville.Com" and three designs, combined with words, letters and/or numbers as trade and service marks. Stampville has received preliminary comments from the United States Patent and Trademark Office regarding the application and is in the process of responding to those comments. VideoDome has indicated that it intends to file several patent claims addressing, among other things, scalable video conversion processes, dynamic directories, cataloging and administration. There is no guarantee that either Stampville or VideoDome will successfully complete their respective trademark and patent applications. In the event Stampville or VideoDome fails to complete their respective trademark or patent applications, the companies may suffer the risk of having competing companies making use of their respective marks and technology. In such a case, both Stampville and VideoDome would lose the exclusive use of their respective marks and technology, thereby losing a significant portion of their respective business ground.

                                USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the 25,000,000 shares of common stock offered by this prospectus, will be approximately $2,450,000. This estimate is based on an assumed initial public offering price of $.10 per share, and after deducting the additional estimated offering expenses. This does not include $613,781 in expenses associated with this offering in its prior form, which have been paid by the company. The following table sets forth the manner in which the proceeds will be allocated:

                                USE OF PROCEEDS

Additional investment in VideoDome.................. $ 900,000
Loan advance to Stampville.......................... $ 750,000
Payment of debt owed to affiliates.................. $ 250,000
Working capital .................................... $ 360,000
Partial payment of the balance due on the
building housing our executive offices
located in Melbourne, Australia..................... $ 190,000

The following table shows the Company's use of proceeds if 25%, 50%, or 75% of the shares are sold. Further, there can be no assurance that any shares will be sold in this offering.

                            10%        25%         50%       75%
                          --------  --------    --------   -------
Additional Investment
in VideoDome                $0      $100,000    $300,000   $500,000

Loan Advance
to Stampville               $0      $115,000    $500,000   $650,000

Payment of debt to
affiliates                  $0      $      0    $ 40,000   $250,000

Partial payment of
 balance owed on
 building housing
 executive offices
 in Melbourne
 Australia                  $0      $      0          0     $65,000

Working Capital       $200,000     $360,000    $360,000    $360,000
                      --------     --------    --------     -------
Totals                $200,000     $575,000  $1,200,000  $1,825,000


The proceeds allocated to finance working capital will be used to pay such items, including but not limited to, wages, rent, insurance, interest, utilities, traveling expenditures, consulting services, professional fees, office supplies and maintenance.

If we receive at least $2,000,000 from the sale of common stock in this offering, we have agreed to provide an unsecured loan to Stampville of $750,000. We may also continue to make further payments under our amended agreement with VideoDome. Depending on how much additional proceeds we receive from this offering, we will retain at least $360,000 for working capital purposes, we may repay up to $250,000 owed to affiliates and part of the balance owed on the building housing our executive offices and invest the remainder in VideoDome and/or other Internet companies. At this time, there are no plans, proposals, arrangements or understandings for the acquisition of other companies. Additional investments in VideoDome are not mandatory and will be subject to the availability of additional funding to complete our entire investment in VideoDome. Pending use, the net proceeds will be invested in short-term investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States government.

                                DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any future earnings, if any, to repay existing debt, if any, and to finance the growth and expansion of our business.

                       CAPITALIZATION AND STOCK OWNERSHIP

Our board of directors has authorized the issuance of up to 525,000,000 shares of capital stock, of which 25,000,000 shares are preferred stock and 500,000,000 shares are common stock. The amount of capital stock stated above has been restated to account for a five-for-one stock split approved by shareholders on November 6, 2000. In connection with this offering, the board of directors has authorized the issuance of up to 25,000,000 shares to be issued to investors.

The following table sets forth the following information as of the date stated:

- the actual capitalization of the company,

- the pro forma capitalization of the company adjusted to give effect to the sale of the offering of 25,000,000 shares of common stock offered by us herein at the initial public offering price of $.10 per share and the application of the estimated proceeds therefrom.

                                                 SEPTEMBER 30, 2000
                                                 ------------------
                                             HISTORICAL       PRO FORMA
                                             ----------       ---------

Payables due to Stampville.com              $   360,000     $        -
                                             ===========   ============
Notes payable -long term                    $   381,850     $   191,850
Stockholders'equity                          ===========   ============
Preferred stock, par value $.001;
 authorized 25,000,000 shares; no shares
issued and outstanding actual and pro forma           -               -

Common stock, par value $.0002; authorized
 500,000,000 shares, issued and
outstanding 82,500,000 shares actual;
 146,533,356 shares outstanding pro forma        16,500         71,217

Additional paid-in capital                    3,055,509      6,890,812

Deficit accumulated during the
 development stage                           (1,638,191)    (1,813,191)
                                             ----------       ---------
Total stockholders' equity                 $  1,433,818    $ 5,148,838
                                             ===========   ============
Total capitalization                       $  2,175,668    $ 5,340,688
                                             ===========   ============

                          PRO FORMA FINANCIAL STATEMENTS

The following unaudited Pro Forma Balance Sheet as of September 30, 2000 and unaudited Pro Forma Statements of Operations from February 2, 1999, our date of inception, through December 31, 1999, and for the nine months ended September 30, 2000 give effect to the acquisition of equity interests in Stampville and VideoDome assuming that all of the shares in the offering are sold. The pro forma information is based on the historical consolidated financial statements of the company giving effect to the transaction using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited Pro Forma Financial Statements. The unaudited Pro Forma Statements of Operations gives effect to the acquisition as if it occurred at the beginning of the period, or February 2, 1999, our date of inception. The unaudited Pro Forma Balance Sheet gives effect to the acquisition as of September 30, 2000.

The unaudited pro forma statements have been prepared by our management based upon audited financial statements of the company and Stampville, which are included elsewhere herein. These pro forma statements may not be indicative of the results that actually would have occurred if the acquisition was completed on February 2, 1999, or September 30, 2000. The unaudited pro forma statements should be read in conjunction with the audited financial statements and related notes of the company and Stampville.


                         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                        IT Technology  Stampville     Pro Forma      Pro Forma
                                        Historical     Historical     Adjustments    Consolidated
                                        12/31/99       12/31/99                      12/31/99
                                        -------------  ----------     -----------    ------------
INCOME AND EXPENSES
Revenue                                  $      -      $  5,119       $      -         $    5,119
Cost of goods sold                              -        (2,482)             -             (2,482)
Foreign currency transaction gain          17,033             -              -             17,033
Interest, net                               9,174             -              -              9,174
Legal and professional fees              (125,687)      (35,755)             -           (161,442)
Salaries and consultants                  (66,618)     (115,384)      (175,000) (1)      (357,002)
Travel and entertainment                  (33,675)      (23,328)             -            (57,003)
Rent                                            -       (11,000)             -            (11,000)
Other                                     (33,715)      (86,642)             -           (120,357)
Loss on investment in Stampville         (185,955)            -        185,955  (2)             -
Technology costs                                -      (101,696)             -           (101,696)
Amortization of excess purchase price
 over net assets acquired                       -             -       (622,628) (3)      (622,628)
Minority interest                               -             -        185,213  (2)       185,213
                                        -------------  ----------     -----------    ------------
    Net loss                          $  (419,443)    $(371,168)     $(426,460)     $  (1,217,071)
                                       ============== ==========      ===========   ==============
Basic loss per common share           $     (0.01)                                  $       (0.01)
                                       ==============                               ==============
Diluted loss per common share         $     (0.01)                                  $       (0.01)
                                       ==============                               ==============
Weighted average shares outstanding    56,110,695                                     146,533,356 (4)
                                       ==============                               =============




[CAPTION]


        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF 0PERATIONS


(1) Recognition of compensation expense of $175,000 related to the issuance of 1,750,000 shares of restricted common stock to Mendel Mochkin for consulting services. The restricted shares were valued at the initial public offering price of $0.10 per share.

(2) Adjustment to remove the Company's share of Stampville's loss from operations recorded while under the equity method of accounting. The adjustment of $185,213 represents the 49.9 percent minority interest share in the loss of Stampville.

(3) Amortization of goodwill of $1,867,884, which is being amortized on a straight-line basis over a useful life of 36 months.

(4) Assumes that all shares issued during the fiscal years 1999 and 2000 and shares issued in this offering have been outstanding since the beginning of the period.

































                         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                                        IT Technology  Stampville     Pro Forma      Pro Forma
                                        Historical     Historical     Adjustments    Consolidated
                                        09/30/00       09/30/00                      09/30/00
                                        -------------  ----------     -----------    ------------
INCOME AND EXPENSES
Revenue                                 $         -    $  13,162       $      -      $    13,162

Cost of goods sold                                -       (7,818)             -           (7,818)
Foreign currency transaction gain            62,654            -              -           62,654
Interest,net                               (173,135)     144,887              -          (28,248)
Salaries and consultants                   (152,840)    (993,425)      (175,000) (1)  (1,321,265)
Legal and professional fees                 (74,351)     (64,560)             -         (138,911)
Travel and entertainment                    (39,666)     (48,978)             -          (88,644)
Rent                                              -      (83,470)             -          (83,470)
Technology costs                                  -     (233,223)             -         (233,223)
Advertising and promotion                         -     (139,088)             -         (139,088)
Other                                       (47,118)    (190,823)             -         (237,941)
Equity in the net loss of Stampville       (803,271)           -        803,271  (2)           -
Amortization of excess purchase price
 over net assets acquired                         -            -       (466,971) (3)    (466,971)
Other income                                  8,979            -                           8,979
Minority interest in Stampville                   -            -        800,064  (2)     800,064
                                        -------------  ----------     -----------    ------------
    Net loss                             (1,218,748)  (1,603,336)     $ 961,364      $(1,860,720)
                                        ============= ===========     ===========    ============
Basic loss per common share             $     (0.01)                                 $     (0.01)
                                        =============                                ============
Diluted loss per common share           $     (0.01)                                 $     (0.01)
                                        =============                                ============
Weighted average shares outstanding      82,500,000                                  146,533,356  (4)
                                        =============                                ============

[CAPTION]


        Notes to  Unaudited Pro Forma Consolidated Statement of 0perations

(1) Recognition of compensation expense related to the issuance of 1,750,000 shares of restricted common stock to Mendel Mochkin for Mendel Mochkin for consulting services. The restricted shares were valued at the initial public offering price of $0.10 per share.

(2) Adjustment to remove the Company's share of Stampville's loss from operations recorded while under the equity method of accounting. The adjustment of $800,064 represents the minority interest share of 49.9 percent of the loss from operations of Stampville.

(3) Amortization of goodwill of $1,867,884, which is being amortized on a straight-line basis over a useful life of 36 months.

(4) Assumes that all shares issued during the fiscal year 2000 and shares issued in this offering have been outstanding since the beginning of the period.



































                     IT TECHNOLOGY, INC UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


                                        IT Technology  Stampville     Pro Forma      Pro Forma
                                        Historical     Historical     Adjustments    Consolidated
                                        09/30/00       09/30/00                      09/30/00
                                        -------------  ----------     -----------    ------------
CURRENT ASSETS
Cash                                    $    82,224    $   7,594     $ 2,450,000 ( 1) $ 1,729,818
                                                                        (190,000)( 2)
                                                                        (250,000)( 6)
                                                                         180,000 ( 7)
                                                                        (100,000)( 9)
                                                                        (900,000)(10)
                                                                         450,000 (11)
Accounts and other receivables                    -        1,367               -            1,367
Inventory                                         -       39,611               -           39,611
Prepaid expenses                             13,390       13,931               -           27,321
                                        -------------  ----------     -----------    ------------
      Total current assets                   95,614       62,503       1,640,000        1,798,117

Property and equipment, net                 631,630      140,594                          772,224
Investment in Stampville.com, Inc.        1,606,435            -         500,000 (4)            -
                                                      (2,106,435)( 5)
Investment in VideoDome                     300,000            -         100,000 (9)    1,300,000
                                                         900,000 (10)
Deposits                                          -        8,300               -            8,300
Deferred offering costs                     613,781            -        (613,781)(1)            -
Technology costs                                  -      168,237               -          168,237
Excess purchase price over
 net assets acquired                                                   1,867,884 (5)    1,867,884
                                        -------------  ----------     -----------    ------------
     Total assets                        $3,247,460    $ 379,634      $2,287,668       $5,914,762
                                        ============= ===========     ===========    ============
CURRENT LIABILITIES
Accounts payable                         $   27,463    $  73,840       $       -      $   101,303
Accrued expenses                             69,329       43,320         (23,801)(8)       88,848

Notes payable                               975,000            -        (250,000)(6)            -
                                                                         180,000 (7)
                                                                        (905,000)(8)
Payable to Stampville                       360,000            -        (360,000)(5)            -
Capital lease obligations                         -        1,317               -            1.317
                                        -------------  ----------     -----------    ------------
    Total current liabilities             1,431,792      118,477      (1,358,801)         191,468
Notes payable - long term                   381,850            -        (190,000) (2)     191,850
Minority interest in Stampville                  -             -         382,606  (5)     382,606
STOCKHOLDERS' EQUITY
Preferred stock, par value $0.001                -             -               -               -
Common stock, par value $0.0002             16,500         1,000           5,000  (1)      71,217
                                                                             350  (3)
                                                                           1,000  (4)
                                                                          (1,000) (5)
                                                                          46,567  (8)
                                                                           1,800  (11)
Additional paid-in-capital               3,055,509      2,594,661      1,831,219  (1)   6,890,812
                                                                         174,650  (3)
                                                                         499,000  (4)
                                                                      (2,594,661) (5)
                                                                         882,234  (8)
                                                                         448,200  (11)
Receivable due from shareholder          (360,000)              -        360,000  (5)           -
Deficit accumulated during
 the development stage                 (1,638,191)     (1,974,504)      (175,000) (3)  (1,813,191)
                                                                       1,974,504  (5)
                                        -------------  ----------     -----------    ------------
     Total Stockholders' equity         1,433,818         261,157      3,453,863        5,148,838
                                        -------------  ----------     -----------    ------------
Total Liabilities and
 Stockholders' Equity                  $3,247,460      $  379,634     $2,287,668       $5,914,762
                                        ============= ===========      ==========    ============



1) Raising of maximum subscription of 25,000,000 shares at $0.10 ($2,450,000) through this Offering, net of additional estimated costs of $50,000.

2) Partial repayment of building note of $190,000 from offering proceeds.

3) Recognition of compensation expense related to the issuance of 1,750,000 shares of restricted common stock to Mendel Mochkin for consulting services. The restricted shares were valued at the initial public offering price of $0.10 per share.

4) To record 5,000,000 restricted shares issued to the principal stockholder of Stampville subsequent to September 30, 2000. The restricted shares were valued at $0.10 per share.

5) To eliminate the investment account upon consolidation and record excess purchase price over net assets acquired.


             The following table summarizes the net assets acquired:

Cash consideration given:

Cash paid to Stampville as of September 30, 2000        $2,381,250
Cash paid subsequent to September 30, 2000
And prior to this Offering                                 173,000
Cash payable per Amended stock purchase Agreement          187,000
                                                        ----------
Total consideration given                               $2,741,250
                                                        ==========
Company's share of the cash given                       $1,367,884
Shares issued                                              500,000
                                                        ----------
Purchase price of 50.1% interest in Stampville          $1,867,884
                                                        ==========

6 ) To record the repayment of the Note to Instanz Nominees Pty. Ltd. and Ledger Technologies Pty. Ltd. from the proceeds of this offering.

7) To record $180,000 additional loan from Ledger Technologies Pty. Ltd. subsequent to September 30,

8 ) To record the conversion of Note and accrued interest to Ledger Technologies Pty. Ltd. into equity subsequent to September 30, 2000 (23,283,356 shares at $.04 per share).

9) To record additional $100,000 investment in VideoDome made after September 30, 2000.

10) To record additional $900,000 investment in VideoDome from the proceeds of this offering.

11) To record the proceeds from a private placement of 9,000,000 shares @ $0.05 per share subsequent to September 30, 2000.


                       BENEFICIAL OWNERSHIP OF COMMON STOCK

As of November 6, 2000, there were 115,783,356 post-split shares of common stock which are deemed to be beneficially owned and outstanding. These shares are set forth in the following table. These 115,783,356 post-split shares are restricted securities and are subject to Rule 144 of the Securities Act. They will become eligible for sale under Rule 144 following expiration of the applicable holding period. Except for up to 5,000,000 post-split shares which are subject to currently outstanding agreements or options granted to Robert Petty, up to 1,750,000 post-split shares which may be issued to Mendel Mochkin, 4,000,000 post-split shares reserved for issuance to Jonathan Malamud, in addition to 200,000 pre-split (1,000,000 post-split) shares issued on November, pursuant to amendment no. 2 to the stock purchase agreement between the company and Stampville, and the 25,000,000 shares which may be issued in connection with this offering, the company does not have any outstanding commitments to issue common stock.








































                                        NUMBER OF SHARES          NUMBER OF SHARES
                                        BEFORE OFFERING           AFTER OFFERING
                                        ----------------          ----------------
Ledger Technologies Pty. Ltd.(2)
Sunswipe Australasia Pty. Ltd.(2)
   Levi Mochkin(2) . . . . . . . . . .  63,783,356   55.09%        63,783,356     45.31%
Instanz Nominees Pty. Ltd(3)
   Helen Abeles(3) . . . . . . . . . .  18,500,000   15.98%        18,500,000     13.14%
Riccalo Pty. Ltd.(4)
   Henry Herzog(4) . . . . . . . . . .  10,000,000    8.64%        10,000,000      7.10%
Eurolink International Pty. Ltd.(5)
   Jonathan Herzog(5). . . . . . . . .  10,000,000    8.64%        10,000,000      7.10%
Tilbia Nominees Pty. Ltd.(6)
   David Landauer(6)
   Anthony Davis(6). . . . . . . . . .   8,000,000    6.91%          8,000,000     5.68%
Jonathan Y. Malamud(7) . . . . . . . .   1,000,000    0.86%          1,000,000     0.71%
Atcor Aus. Pty Ltd . . . . . . . . . .   3,750,000    3.24%          3,750,000      2.7%
Mendel Mochkin . . . . . . . . . . . .     750,000    0.01%            750,000     0.01%
All Directors and
Officers as a Group (5 Persons). . . .  91,783,356   79.27%         91,783,356    65.19%















(1) Pursuant to the rules promulgated by the SEC, all shares underlying options which were exercisable on November 6, 2000 or which become exercisable within 60 days, held by a described person are deemed to be "beneficially" owned. The SEC rules further require that every person who has or shares the power to vote or to dispose of shares of common stock are deemed to be the "beneficial" owner of all of the shares of common stock over which any such sole or shared power exists.

(2) Lisa Mochkin, spouse of Levi Mochkin, a director and our Chief Executive Officer, is a director of Ledger Technologies Pty. Ltd. and Sunswipe Australasia Pty. Ltd. Levi Mochkin is an affiliate of Ledger Technologies Pty. Ltd. and Sunswipe Australasia Pty. Ltd. and may be deemed to be a beneficial owner of the 54,783,356 shares held by Ledger Technologies Pty. Ltd. and the 9,000,000 shares held by Sunswipe Australasia Pty. Ltd. Lisa Mochkin is the daughter of Henry Herzog and the sister of Jonathan Herzog.

(3) Helen Abeles, a former director, is an affiliate of Instanz Nominees Pty. Ltd. Ms. Abeles exercises shared investment and voting power over these shares and may be deemed to be a beneficial owner thereof.

(4) Henry Herzog, a director and our President and father of Jonathan Herzog and father-in-law of Levi Mochkin, is a director of Riccalo Pty. Ltd. Mr. Herzog exercises shared investment and voting power over these shares and may be deemed to be a beneficial owner thereof.

(5) Jonathan Herzog, a director and our Secretary and Chief Financial Officer and son of Henry Herzog, is a director of Eurolink International Pty. Ltd. Mr. Herzog exercises shared investment and voting power over these shares and may be deemed to be a beneficial owner thereof.

(6) Tilbia Nominees Pty. Ltd. hold shares of common stock for Anthony Davis, David Landauer and their affiliates. Mr. Davis and Mr. Landauer exercise shared investment and voting power over these shares and may be deemed to be the beneficial owner thereof.

(7) Does not include 4,000,000 shares in addition to 200,000 pre-split (1,000,000 post-split) shares issued on November 1, 2000, reserved for issuance to Jonatahan Malamud, pursuant to the second amended stock purchase agreement between the Company and Stampville.

(8) Does not include 5,000,000 shares subject to options granted to Robert
Petty.

                                DILUTION

Purchasers of common stock in this offering will experience immediate and substantial dilution in the net tangible book value of the common stock from the initial public offering price. Net tangible book value per share represents the amount of our total tangible assets and is reduced by the amount of our total liabilities, divided by the number of shares of common stock outstanding. As of September 30, 2000, the net tangible book value of the company was approximately $820,037, or $0.01 per share.

As of September 30, 2000, our pro forma net tangible book value, as adjusted for the subsequent private placement of 9,000,000 shares of common stock, the subsequent conversion of notes payable to affiliates in to 23,283,356 shares of common stock, the subsequent issuance of 1,000,000 shares of common stock to Jonathan Y. Malamud and the sale of 25,000,000 shares of common stock offered in this offering at an offering price of $0.10 per share and the application of the net sale proceeds (after deducting offering expenses of $50,000), our net tangible book value as of the closing of this offering would increase from $0.01 to $0.022 per share. This represents an immediate increase in net tangible book value of $0.012 per share to the current shareholders, and immediate dilution of $0.078 per share to new investors, as illustrated in the following table:


Initial public offering price                                     $ 0.100
Net tangible book value as of September 30, 2000       $ 0.010
Increase attributable to new investors                 $ 0.012
                                                       -------

Pro forma net tangible book value after the Offering              $ 0.022
                                                                  -------
Dilution in net tangible book value to new investors(1)           $ 0.078
                                                                  =======
Percentage dilution to new investors                               78.0%
























]








                                   SHARES PURCHASED(1)             TOTAL CONSIDERATION
                              ------------------------------  ------------------------------  AVERAGE
                                  NUMBER        PERCENT       AMOUNT          PERCENT       PER SHARE
                                -----------   -----------  ------------     -----------     ---------

Existing shareholders ......... 121,533,356       82.9%    $ 4,540,084           64.5%      $  0.037
New investors .................  25,000,000       17.1%    $ 2,500,000           35.5%      $  0.100
                                -----------   -----------  ------------     -----------     ---------
        Total ................  146,533,356      100.0%    $ 7,040,084          100.0%      $  0.048
                                ===========   ===========  ============     ===========     =========

(1) Excludes the 1,750,000 shares that may be issued to Mendel Mochkin for consulting services, and the 4,000,000 shares to be issued to Jonathan Y. Malamud or his nominee, pursuant to amendment No. 2 to the stock purchase agreement with Stampville.


The above table does not include options granted to Robert Petty to purchase 5,000,000 post-split shares of common stock over the next three years at a price of $0.10 per share.

If these options are exercised or the shares are issued in the in the future it will be further dilutive to investors who purchase shares at the initial public offering price. Options available for grant under our stock option plans may be granted at exercise prices less than the market value of common stock on the grant date. If we grant options below fair market value it could be dilutive to investors who purchase shares at the initial public offering price.











                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                   FINANCIAL CONDITION AND RESULTS OF OPERATIONS


                         OVERVIEW AND PLAN OF OPERATIONS

     The company was formed in February 1999 and is in the early stage of development. We are engaged in Internet, e-commerce and other technology businesses. We expect to add value to operating companies by providing active and ongoing management infrastructure, support, funding, and expertise. Our goal is to identify entities that have high growth potential and can benefit from the commercial and financial expertise of our personnel. We assist in the development and recruitment of key management to support accelerated financial and operational growth and enhanced efficiency. Our practice is to emphasize relationships in which our resources can enhance the creative and technological skills of our partners.

     We do not have any meaningful revenues, and will not generate any meaningful revenues until after we implement our strategic plan and attract and retain a significant number of e-commerce and related businesses. We do not anticipate generating any meaningful revenue for at least several months, if at all.

     Depending upon the level of our business activity, we anticipate that we will use a portion of the proceeds of this offering to hire several additional employees over the next twelve months to market our services to potential businesses and develop the infrastructure of Stampville and potentially VideoDome. Beyond the development of Stampville and potential further investments in VideoDome, we are continually reviewing and considering e-commerce and other related enterprises and ventures, but have not made any commitments at this stage. At this time, there are no plans, proposals, arrangements or understandings for the acquisition of other companies.

     A portion of the proceeds from this offering will be loaned to Stampville. Subject to the availability of financing, Stampville's business plans contemplate a continuance of development of a portal community Web site for the collectable postage stamp community that will service a wide range of areas surrounding the stamp market and possibly other areas of interest, which may include coins and sports memorabilia. These plans contemplate expansion beyond hobbyists and collectors to the art, entertainment and other targeted specialty markets and to develop a wholesale distribution channel for sale of its products as well.

     We have generated losses from our inception and anticipate that we will continue to incur significant losses until, at the earliest, we generate sufficient revenues to offset the substantial up-front expenditures and operating costs associated with establishing, attracting and retaining a significant business base. Since our inception through September 30, 2000 our cumulative net losses were $1,638,191. There can be no assurance that we will be able to attract and retain a sufficient number of e-commerce businesses to generate meaningful revenues or achieve profitable operations.

Nine months ended September 30, 2000

     For the nine months ended September 30, 2000, total payments to Stampville were $1,881,250. Through September 30, 2000, we invested a total of $2,381,250 in Stampville. In particular we established business infrastructure, launched the web site and continued development of our database of stamp information involving scanning and data entry on each stamp.

     On July 28, 2000, we exercised our option to purchase an additional 5% of the equity interest in VideoDome for $150,000, through our wholly owned subsidiary, Bickhams Capital, Inc., pursuant to our agreement from March 24, 2000. On October 31, 2000 the agreement with VideoDome was amended, granting us an option to acquire up to a 50.1% equity interest in VideoDome.Com Networks, Inc., a provider of streaming video services on the Internet to consumer and corporate clients. The amended agreement provides for us to increase our equity interests in VideoDome to 25% by payment of the sum of $1,000,000 in ten equal monthly payments. It further gives us the option to purchase up to a 50.1% interest equity interest in VideoDome at a price of $4,000,000, for the period commencing November 2, 2000 and terminating on August 31, 2001, and a final option to purchase an additional 25% equity interest in VideoDome for $20,000,000 provided certain other conditions are met.

     As a result of these activities, we incurred a net loss of $1,218,748 for the nine month period. As we made our initial investment in Stampville on June 18, 1999, our activities during the third quarter of 1999 were essentially limited to that of assisting in the establishment of Stampville and preparing to raise capital, our net loss in that quarter was $62,823.

     On June 6, 2000, Ledger Technologies Pty. Ltd entered into a loan agreement with us, which resulted in us receiving a total of $825,000 in advances as at September 30, 2000 to fund our working capital needs, including quarterly payments to Stampville. Ledger Technologies, Inc. is one of our stockholders. Lisa Mochkin, a director of Ledger Technologies, Inc., is the wife of Levi Mochkin, our Chief Executive Officer and director. On November 6, 2000, this loan was converted to common stock at $0.04 per share (post-split). In addition, on or about August 1, 2000, Instanz Nominees Pty. Ltd. lent us $150,000 to supplement our working capital needs and additional payments to Stampville through the month of August, 2000. Instanz Nominees is also a stockholder and Helen Abeles, an affiliate of Instanz, is a former director of the company. This loan bears interest at the rate of ten percent (10%) per year.

Fiscal Year ended December 31, 1999

     During 1999 our principal activities consisted of initial formation activities, the assembly of our current management team, the raising of capital through private placements and our location of and acquiring interests in our initial acquisition target, Stampville.Com Inc. Prior to December 31, 1999, we issued 16,500,000 shares (82,500,000 post-split shares) of common stock to various entities that are affiliates of certain officers and/or directors of the company and received cash proceeds of $3,151,250 and services of $7,500. In mid-1999, we signed an agreement with Stampville.Com Inc., a newly-formed company. Stampville is being developed to become a global center for stamp products and services and potentially other collectibles such as coins and sports memorabilia. We have assisted the founders of Stampville in developing this enterprise, recruiting key management and implementing systems to advance its development and prepare it for the initial launch of its main web site during the second quarter of 2000. In December 1999, Stampville became a 50.1% owned subsidiary of ours. Pursuant to the terms of our agreement with Stampville, as initially amended, our 50.1% interest may be reduced in the event we do not complete our funding of up to $7,750,000 in Stampville. Our ownership interest in Stampville may also be reduced in the event we arrange for third party financing in lieu of our direct investment in Stampville. For the period from February 2, 1999, our date of inception, to December 31, 1999, we incurred a net loss of $419,443. The terms of this agreement have since been changed.

LIQUIDITY AND CAPITAL RESOURCES

     Our primary capital requirements have been to fund our initial investment in Stampville and VideoDome. Additional capital will be needed to maintain the operations of Stampville, acquire an additional 13.5% equity interest in VideoDome, if we so choose, and to pursue other business opportunities, as well as to fund our working capital requirements, including legal and professional expenses. To date, we have financed our capital requirements through the issuance of equity securities and the issuance of long-term debt and loans from our affiliates. Until such time as we raise additional funds in this offering, we will seek to obtain additional financing through loans from our affiliates, at their discretion, and or debt or equity financing (in private placements) to finance our operations. At September 30, 2000, we had working capital deficit of $1,336,178, which deficit included an $825,000 loan payable to Ledger Technologies, Pty Ltd, which was converted to common stock, and a $150,000 loan payable to Instanz Nominees Pty Ltd, which Instanz and we agree will be paid after we receive additional financing and at that time upon our mutual agreement. Accordingly, although this loan may not be paid in the next 12 months, we have earmarked some of the net proceeds of this offering for payment of this and other loans to affiliates.

     In July 1999, we entered into an agreement to purchase a building in exchange for cash and a note payable in Australian dollars which as of September 30, 2000 equaled to approximately $381,850 USD. Such indebtedness bears interest at the rate of 7.25% per annum and is repayable in July 2001. We will use a portion of the proceeds of the maximum offering to repay such indebtedness. In the event the exchange rate of Australian dollars to U.S. dollars increases, the amount of U.S. dollars required to settle this obligation, as well as any other obligations we have in Australia to be paid in Australian dollars, will increase.

     The capital requirements relating to implementation of our business plan will be significant. During the twelve months following the consummation of this offering, we intend to loan Stampville the sum of $750,000, and possibly increase our interest in VideoDome with an investment of up to $900,000, finance or acquire interests in other Internet or e-commerce enterprises, and meet our own working capital needs. Other than as described above, as of the date of this prospectus, we have no material commitments for capital expenditures.

     We are dependent on the proceeds of this offering or other financing in order to fully implement our proposed plan of operation. Depending on how long it takes for us to raise additional capital, we may borrow additional funds for our working capital requirements through loan transactions with parties related or affiliated with us, which may be repaid out of the proceeds of the offering or debt or equity financing (through private placements to a limited number of accredited investors.) Based on currently proposed plans and assumptions relating to the implementation of our business plans in the event we sell all of the shares offered in this offering, we will retain approximately $360,000, which should be sufficient to satisfy our contemplated working capital requirements for approximately one year following the consummation of this offering.

     If we receive at least $2,000,000 from the sale of common stock in this offering, we have agreed to provide an unsecured loan to Stampville of $750,000. If we or Stampville do not obtain additional financing, Stampville will reduce its work force, curtail research and development activities, cataloging efforts and expansion plans, and instead will focus its operations principally on the sale of stamps. Accordingly, we believe that with our continued support, together with Stampville's significant reduction in activities and operating expenses discussed above, Stampville will be able to operate for at least twelve months, even if Stampville does not generate material revenues from the sale of stamps.

     As previously noted, we intend to retain $360,000 for working capital, which we believe to be sufficient to support our operations for at least twelve months. In the event that our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this offering prove to be insufficient to implement our business plans, we would be required to seek additional financing sooner than currently anticipated. There can be no assurance that the proceeds of this offering will be sufficient to permit us to implement our proposed business plan or that any assumptions relating to the implementation of such plan will prove to be accurate. To the extent that the proceeds of this offering are not sufficient to enable us to generate meaningful revenues or achieve profitable operations, the inability to obtain additional financing will have a material adverse effect on us. There can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all.

RECENT DEVELOPMENTS

     On October 13, 2000, we entered into an amended stock purchase agreement with Stampville, which maintained our right to an equity interest of 50.1% in Stampville, in exchange for the reduced sum of $2,741,250; of which a remaining $94,000 was paid on or about November 29, 2000, and the issue of 5,000,000 post-split shares to Jonathan Y. Malamud or his nominee.

     On November 6, 2000, our shareholders approved a five-for-one split of our common shares, which increased our authorized capital to 500,000,000 common shares.

     On October 31, 2000, our previous option to acquire an additional 40.1% of VideoDome expired. On the same date we entered into a newly amended and restated stock option agreement with VideoDome, granting us the right to increase our previous holdings of 10% of VideoDome and initially acquire up to 25% of the outstanding capital stock of VideoDome at an exercise price of $1,000,000; payable in ten monthly installments, with subsequent options to move to a 50.1% equity interest and potentially beyond. On November 9, 2000, we paid the first monthly installment of $100,000, increasing our holdings in VideoDome to 11.5%. We are under no obligation to exercise the options to purchase the further interests in VideoDome.

     From June 6, 2000 through October 20, 2000, Ledger Technologies Pty. Ltd. loaned us $905,000, which was used to make further quarterly payments to Stampville, for working capital, and to exercise the second tranche to purchase an additional 5% of the equity interest in VideoDome. Ledger Technologies is one of our stockholders. Lisa Mochkin, a director of Ledger Technologies, is the wife of Levi Mochkin, our Chief Executive Officer and director. On October 24, 2000, the Board of Directors offered Ledger and Instanz the right to convert their debts to common stock, and, as of November 6, 2000, Ledger accepted, and was issued 23,283,356 post-split shares of common stock which paid in full the debt of $905,000 plus $26,334.25 in interest.

     On November 9, 2000, Ledger Technologies Pty Ltd loaned us an additional $100,000 for working capital, which was used in the performance of our revised and restated stock option agreement with VideoDome. This loan also bears interest at the rate of ten percent (10%) and is payable in equivalent Australian dollars.

INFLATION

     We have not been materially affected by inflation in the United States. While we do not anticipate inflation affecting our operations, increases in labor and supplies could impact our ability to compete.

YEAR 2000 COMPLIANCE AND COSTS

     As has been widely reported, there has been worldwide concern that Year 2000 technology problems would materially and adversely impact a variety of businesses and local, national and global economies. While relatively few disruptions were reported on and after December 31, 1999, concerns remain that there will be a delayed effect to computer users. As a newly formed entity, we have acquired computer hardware and software which has been represented to us as Year 2000 compliant, and we do not expect future expenses associated with ongoing compliance to be material to our financial position or future results of operations, although there can be no assurance that as a result of presently unforeseen computer programming or future dealing with our vendors or other parties difficulties will not arise.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the FASB issued Statement No. 133, as amended, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards requiring that all derivative instruments, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. This statement will become applicable to us in January 2001.

                                BUSINESS
THE COMPANY

     We are a Delaware corporation created for the purpose of engaging in Internet, e-commerce and technology businesses, directly and through acquisitions of equity in Internet related and other technology companies. Our wholly-owned subsidiary, I.T. Technology Pty. Ltd., furthers our operations in Australia and owns our executive offices located in Melbourne, Australia.

     We actively seek investments in and acquisitions of entities with unique opportunities in the Internet, e-commerce and technology-related areas. Through our executive officers and directors, we identify companies which have high growth potential and which can benefit from the commercial and financial expertise of our personnel. We emphasize relationships in which our resources can enhance the creative and technological skills of our partners, and we are open to a variety of potential relationships, including joint ventures and strategic alliances.

     Pursuant to an agreement entered into in June 1999 and amended in December 1999, and October 13, 2000, we have acquired 50.1% of the equity of Stampville.Com Inc., a corporation specializing in the business of selling collectible stamps and other memorabilia through the Internet on a retail basis to the general public and collectors. Stampville also intends to sell collectible stamps and other memorabilia through standard business channels on a wholesale basis. As of November 29, 2000, we have invested $2,741,250, in order to complete our obligation under the agreement.

     As of March 24, 2000, we entered into an agreement through our wholly-owned subsidiary, Bickhams Capital, Inc., which agreement granted us an option to acquire up to a 50.1% equity interest in VideoDome.Com Networks, Inc. Our option to purchase this 50.1% equity interest in VideoDome was exercisable in three tranches. On April 10, 2000 and July 28, 2000, we exercised the first two of our tranches to purchase equity in VideoDome by investing an aggregate of $300,000 in exchange for 10% equity interest in VideoDome. On or about October 31, 2000, our option expired and we entered into an amended and restated stock option agreement with VideoDome, which changes the terms of our option to purchase up to a 50.1% equity interest in VideoDome. The terms of the new agreement provides us initially with an option to purchase an amount of shares in VideoDome which will bring our equity interest in VideoDome up to 25% of the outstanding common stock, upon the payment of $1,000,000, payable in ten equal monthly installments commencing November 15, 2000; and a further option upon completion of this, to purchase additional shares such that our equity ownership in VideoDome may increase to a 50.1% equity interest by the payment of an additional $4,000,000,on or before August 31, 2001. Beyond this, we have a further option to acquire an additional 25% equity interest for approximately $20,000,000, with an escalating exercise price clause in the event of certain conditions. We currently have an 11.5% equity interest in VideoDome.

     We intend to identify other potential Internet or e-commerce businesses to acquire or in which to invest, in addition to Stampville and VideoDome. However, we have not at this time entered into substantive negotiations with any such potential targets and there can be no assurance that we will be able to successfully locate other investment or acquisition candidates or ventures, or if located successfully, negotiate a transaction with such targeted entities.

     We currently maintain executive offices in Melbourne, Australia and Brooklyn, New York.







                           INDUSTRY BACKGROUND

The Internet

     The Internet is a global web of over 50,000 computer networks, the first of which were developed over 25 years ago. The Internet was originally installed using UNIX-based computers, a development of AT&T, a telephone company, which had very sophisticated communications capabilities for its time. At first, although the Internet served the objectives of the United States Department of Defense, it was looked upon by others as awkward due to its arcane commands and inaccessibility to persons without specific technical training. This hampered its growth for a considerable period of time.

     A key breakthrough to the accessibility of the Internet occurred with the development of the communications transport protocol "TCP/IP," which made it possible for each Internet computer to pass on packets of information to different types of computers without using a switchboard. Using TCP/IP, any computer can link onto the Internet and its conglomeration of networks for a cost that is fundamentally lower than, and structured differently from, the cost of linking onto stand-alone networks.

     Communication on the Internet occurs primarily between a client and a server, or so-called host computers. The client computer initiates a request for information or other activity and the server computer responds to, or serves, that request. Furthermore, server computers run specialized software specifically designed to provide a variety of services to client computers. Notably, many host computers operate as mail servers or file servers that enable the downloading or transferring of files. The Internet has historically been used by academic institutions, defense contractors and government agencies primarily for remote access to host computers and for sending and receiving electronic-mail and has traditionally been subsidized by the United States Federal Government. As an increasing number of commercial entities have come to rely on the Internet for business communications and commerce, the level of federal subsidies has significantly diminished and funding for the Internet infrastructure and backbone operations has shifted primarily to the private sector and end users. In addition, according to industry market research, as far back as October 1994 the number of commercial domains on the Internet surpassed the number of educational domains.

World Wide Web

     Much of the recent growth in Internet use by businesses and individuals has been driven by the emergence of a network of servers and information available on the Internet called the World Wide Web. The Web, based on a client/server model and a set of standards for information access and navigation, can be accessed using software that allows non-technical users to exploit the capabilities of the Internet. The Web enables users to find, retrieve and link information on the Internet in a consistent manner which renders the underlying complexities irrelevant to the lay user. Electronic documents are published on Web servers in a common format described by Hyper Text Mark-up Language, or HTML, which is a series of tags or codes added to a text document to format a document or add links to other documents. Web client software can retrieve these documents across the Internet by making requests using a standard protocol called HyperText Transfer Protocol, or HTTP. Browsers and HTML are an essential part of the success of the Internet and the continuing growth in the number of users. Browsers allow a user to wander around the Internet with relative ease while HTML allows the exhibitor of a Web page to navigate to either some other page at that particular Web site or to a relevant page at another Web site. The introduction of commercial Web pages introduced a new and substantial opportunity for users of the Internet.

     The proliferation of Web users has created significant demand for software to enable Internet servers and private servers on corporate networks to function as Web sites, which are used by content providers to offer their products and services on the Internet and to publish confidential company information to employees inside the enterprise.

E-commerce

     E-commerce provides companies with the opportunity to serve a rapidly growing market as consumers increasingly accept the Internet as an alternative shopping vehicle. Growth in Internet usage has been fueled by a number of factors, including the large and growing number of personal computers in the workplace and home, advances in the performance and speed of personal computers and modems, improvements in network infrastructure, easier and cheaper access to the Internet and increased awareness of the Internet among businesses and consumers. The increasing functionality, accessibility and overall usage of the Internet and online services have made the Internet an attractive commercial medium. The Internet and other online services are evolving into a unique sales and marketing channel, just as retail stores, mail-order catalogues and television shopping evolved. Companies operating online can interact directly with customers by frequently adjusting their featured selections, editorial insights, shopping interfaces, pricing and visual presentations. The minimal cost to publish on the Web, the ability to reach and serve a large and global group of customers electronically from a central location and the potential for personalized low-cost customer interaction provide additional economic benefits for online operators.

     The Internet also provides e-commerce companies with an opportunity to serve a global market. Online operators have the potential to build large common global customer bases quickly and to achieve superior economic returns over the long term. International Data Corporation, also known as IDC, an information technology market research and consulting firm, estimated that the number of people accessing the Internet had reached approximately 100 million by the end of 1998 and predicted that this number will reach 320 million by 2002. According to IDC, revenues through the purchase of goods and services over the Internet in the United States will reach approximately $250 billion in 2002. IDC has also reported that approximately 13% of all United States households were online in 1996, which figure increased to 20% by early 1998. IDC estimates that the number of Internet users buying goods and services on the Internet worldwide will exceed 128 million by 2002, as compared to 18 million in 1997, with the amount of commerce conducted over the Internet exceeding $400 billion by 2002. In addition, IDC estimates that worldwide Internet services revenues increased by 71% in 1998 to reach $7.8 billion and has forecasted that such revenues will surpass $78 billion by 2003. IDC has also reported that the United States accounted for more than 50% of worldwide Internet services spending at $4.6 billion in 1998. IDC has also estimated that corporate spending in the United States in the area of Internet-based products and services will increase from $85 billion in 1999 to over $203 billion by 2002.

                             BUSINESS STRATEGY

THE COMPANY - OPERATIONAL STRATEGY

     In addition to our investments in Stampville and VideoDome and potential further investments in these companies, we intend to utilize the remaining proceeds from this offering, future income received from such companies and proceeds from other debt or equity financing to acquire other Internet or e-commerce related businesses or to invest in Internet related projects or ventures that appear to have viable commercial prospects. By investing funds in exchange for equity in Internet-related businesses, we will in most cases seek to either acquire a majority of the capital stock of such targets or in certain circumstances to control the targets from the management level. We may also make small investments in entities without seeking a majority interest, where this may be either of strategic significance to us or circumstances warrant a relatively smaller involvement.

                     STAMPVILLE -- OPERATIONAL STRATEGY

     Stampville plans to develop a "portal community" Web site for the collectible postage stamps community and for hosting philatelic services to dealers, collectors, and hobbyists. Stampville believes that doing so would fill a gap in the stamp-collecting marketplace by establishing an online stamp network for stamp collectors. Stampville intends to design its services to satisfy a wide variety of consumers ranging from the casual collector to the dedicated stamp connoisseur through a comprehensive Web site. The Web site will merge the traditional hobby of stamp collecting with the technological advantages of the Internet. Stampville's online stamp community will provide information, both directly and through links, and make it possible to assemble an entire stamp collection online. In addition, Stampville plans to make available philatelists through its Web site to afford personal attention to customers through e-mail or telephone. Stampville also intends to expand its business to potentially include other collectibles such as coins and sports memorabilia.

     Following the general formats of a number of commercial Web sites, Stampville anticipates that its Web site will produce revenue through sales, advertising, and services to the philatelic community. Strategic alliances with established philatelic businesses will provide initial merchandise, content and subject matter support. The Web site will establish additional business links with dealers, buyers, sellers, philatelic service providers, and other electronic commerce entities. Initial traffic to the Web site will be generated both through on-line and traditional advertising.

     We believe the Internet is an ideal medium for selling thematic and non-thematic collectibles. The natural and worldwide appeal of stamp collecting and stamp art is particularly conducive to electronic commerce. By offering high resolution graphic images of products with completely searchable databases and expert staff assistance, Stampville hopes to become a preeminent portal Web site.

Investors should note that Stampville has not taken any steps to protect the technology or other intellectual property it uses and is developing, and does not know if such technology or intellectual property can, in fact, be protected from use by others. It is possible that competitors may use Stampville's technology to compete with it, or develop other types of technology which allow them to compete effectively with Stampville.

     Stampville also plans to engage in wholesale and bulk sales of framed stamp art in support of Stampville's Internet operations. Stampville believes there is significant opportunity to generate sales through bulk and wholesale sales to both national department and specialty stores, as well as gift shops, including sundry shops located at hotels, small vendors, and other potential online vendors.

     Stampville has entered into a three year supplier's agreement with Inter-Governmental Philatelic Corporation, also known as IGPC, one of the world's largest suppliers and dealers of philatelic stamps. IGPC represents approximately seventy postal administrations throughout the world in matters relating to the design, production and marketing of their postage stamps. IGPC also markets their stamps to collectors. Pursuant to its agreement with Stampville, IGPC has agreed to supply Stampville with stamps that IGPC has made available for public sale at the lowest pricing structure available to other dealers. In addition, IGPC has agreed to extend a $2 million line of credit to Stampville for the purchase of its stamps. The agreement with IGPC also provides that IGPC will provide content for Stampville's Web site. Unless terminated at the end of the initial term by either party, the agreement with IGPC will automatically extend for an additional two year period. IGPC's President is Sam Malamud, the father of Jonathan Y. Malamud, a director, President and Vice President of Marketing of Stampville, and the father-in-law of David Eli Popack, director, Secretary and Director of Dealer Relations of Stampville. Stampville's agreement with IGPC will allow Stampville to purchase stamp sheets directly from IGPC. Stampville anticipates that IGPC will be a significant supplier of stamps to it and will allow Stampville to offer a wide array of stamps at competitive prices. Stampville is also in the process of seeking to establish an on-demand purchase system with IGPC, which, if implemented, will reduce Stampville's need to maintain substantial inventory of the products offered by IGPC, expedite fulfillment of orders and reduce Stampville's costs of sale.

     Currently, Stampville is pursuing business relationships with various other worldwide philatelic dealers.

                             PROSPECTS OF STAMPVILLE

     Stampville has chosen to engage in the Internet sale and distribution of stamps and collectibles because of its belief that the worldwide, multi-million dollar stamp industry is fragmented and highly inefficient. Stampville believes there are few worldwide dealers of any size and that most such dealers specialize in a narrow segment of the stamp collecting business. Stampville has also observed that individual valuable items and entire collections are generally sold at auctions, and that retail prices vary from area to area, which inconsistency, Stampville believes, is due to lack of information and supply dislocation.

     Linns Stamp News, the largest publication in the industry, has done annual market surveys since 1992. The latest survey for 1998 indicates the following:

        -  The total United States market for stamps is $791 million.

        - Numbers for the rest of the world are elusive. Nevertheless it is known that in countries such as Germany, the United Kingdom, China and Japan, stamp collecting is much more popular than in the United States.

        - Of Linn's readers, 43% had Internet access and 23% had made purchases of stamps via the Internet.

        - 33% of the collectors responding to the survey had a net worth of $500,000 or more and 34% had household incomes of $75,000 or more.

     Furthermore, in the March 13, 2000 publication of Linns Stamp News, it was indicated that there were $42 million in online auction sales and $15 million in online stamp sales.

     Stampville believes that these conditions make it possible for a firm providing sales and information through the Internet to provide a valuable service with meaningful results.

                      VIDEODOME - OPERATIONAL STRATEGY

     VideoDome provides streaming Internet video solutions for consumer and corporate markets. VideoDome focuses its efforts on providing accessible technologies that enable users to incorporate video components into Web sites or promote their video products through VideoDome's services. VideoDome offers a complete solution, combining the processes of encoding, delivery, hosting and promotion of video over the Internet. VideoDome uses VideoDome InstaStream, a system that automates the process of placing orders, tracking, processing and customer notification of the final version of a video product. VideoDome's products are compatible with existing streaming media platforms, which facilitate transmission of videos over the Internet. VideoDome was founded in 1999. Its founders, Daniel Aharonoff and Vardit Cohen, had been involved in the business of integrating the different facets of the video streaming technology for several years prior to its founding. VideoDome is based in Burbank, California. VideoDome currently has two employees. Although the company has been advised that VideoDome is currently generating some revenues, it understands that these revenues are insufficient to fund VideoDome's research and development and expansion plans. In addition, we cannot state when, if ever, VideoDome will be able to operate profitably.

     VideoDome's services and technology address several markets: video streaming, encoding, communities and desktop video hardware & software.

     Video Streaming - Video streaming is an emerging segment of the Internet market. Internet video is typically comprised of several distinct application segments, including video mail, corporate training, executive messaging, distance learning, live on-demand news, entertainment and more. These applications are typically provided as separate products within corporate environments. More recently, video streaming has emerged as a cost effective means of bringing video to an individual corporate or consumer user using the Internet as a network transmission medium.

     Encoding - Until recently, the process of encoding and transferring of audio or visual material between platforms was dedicated to converting analog audio or video materials into digital formats such as MPEG, CDROM, DAT and other archival methods. Driven by the emergence of streaming video over the Internet and the increasing availability of bandwidth in both Intranet and Internet environments, new lower-cost desktop personal computers and video players have emerged as growth drivers in the market. The encoding process is an initial step to cross from analog video to Internet streaming video.

     Community - Building an environment, or community, where users can share ideas, ask questions and correspond with each other and with experts is an increasingly important facet of creating brand awareness for Internet based companies. A number of companies, such as The Globe, GeoCities & Xoom, have built business models around the concept of building Internet communities. VideoDome believes that combining streaming video combined with an active community model can become a key factor to the overall experience of video over the Internet.

     Desktop Video Hardware & Software - VideoDome believes the market for computer-based videos is a precursor to the streaming video market. This market is currently expanding at a rate of greater than 40% per year with over 100 capture board and 30 desktop video editing software vendors in the market, the streaming market experiences a synergistic boost. VideoDome's solutions and technology can be combined with an expanding market including significant entries into compatible computer hardware will be help build distribution channels.

                           VIDEODOME - TECHNOLOGY

     VideoDome has pioneered the development of a completely automated video conversion process, known as InstaStream, which allows for enhanced conversions into streaming formats, as well as a video management system referred to as the Media Manager, which serves to organize and simplify the process of publishing video into the Internet, compared to the products offered by VideoDome's competitors. Media Manager technology is being successfully licensed by television broadcast companies, direct response companies and other large scale corporations:

     Network Management and Integration - VideoDome's management "hooks" allow for performance tracking of video over networks, remote management of video database, logging of usage parameters, smart routing, fault tolerance and guaranteed quality of service.

     System Scalability - InstaStream allows for seamless processing of raw video files into encoded files which are then moved to a video delivery server and automatically notify customers of their newly available streaming video available online.

Standard, Format & Platform Interoperability - the company's solutions will support various emerging multimedia standards and compression formats, and are portable between Windows, MAC and UNIX platforms.

     Intellectual Property - VideoDome has indicated that it intends to file several patent claims addressing, among other things, scalable video conversion processes, dynamic directories, cataloging & administration.

     While VideoDome faces competition in the streaming video services area from companies such as Loudeye.com, InterVu and others, VideoDome believes it has an advantage in its ability to deliver scalability across its InstaStream network, which allows for a fully automated level of order conversion, combined with a comprehensive package of services which provides encoding, delivery and marketing of streaming video content at the same time and from the same company. VideoDome also can provide Media Manager technology which simplifies the process of publishing video over the Internet.

     VideoDome has not taken any steps to perfect its ownership of the technology and other proprietary information it has developed, and may not do so in the future. Whether or not it undertakes to obtain patents or otherwise protect its technology and proprietary information, VideoDome cannot be sure that it will be able to prevent others from using the technology, or other technology which can produce substantially the same results, all to the detriment of VideoDome.


                            VIDEODOME - PRODUCTS

     Media Manager - This product, which was developed by VideoDome, allows VideoDome, through a simple web interface, to build global channels and individual content channels which are then tailored for individual need. It allows for management of the media and provides flexibility by enabling functions such as powerful video search, filtering, customization, interstitial ad placement and more.

     VideoDome's Media Manager is customizable and can support a variety of page layout, look and feel on the front end with a feature set on the interface. The video can also be customized to display at various sizes and quality of transmission.

ACQUISITIONS OF ADDITIONAL BUSINESSES OR ESTABLISHMENT OF VENTURES.

     In addition to the operations of Stampville and our investments in VideoDome, we plan to seek, investigate, and if such investigation warrants, consummate an acquisition with one or more targets or establish or develop e-commerce, Internet or other ventures. At this time, we have no definitive plan, proposal, agreement, understanding, or arrangement to acquire any specific business or company other than our arrangements with Stampville and VideoDome. While we primarily seek opportunities in Internet, e-commerce and technology based businesses, we will not restrict our search to any specific business, industry, or geographical location, and may participate in business ventures of virtually any kind or nature. Any discussion of our proposed plan of operation and acquisitions in this section and throughout this prospectus is purposefully general and is not meant to restrict our virtually unlimited discretion to search for and enter into potential business opportunities.

     We may seek an acquisition with an entity which only recently commenced operations, or a developing company in need of additional funds to expand into new products or markets or seeking to develop a new product or service, or an established business which may be experiencing financial or operating difficulties and needs additional capital which is perceived to be easier to raise by a public company. In some instances, an acquisition may involve acquiring a corporation which does not need substantial additional cash but which desires to establish a public trading market for its common stock. We may purchase assets and establish wholly-owned subsidiaries in various businesses or purchase existing businesses as subsidiaries.

     Selecting a target is complex and extremely risky. Because of general economic conditions, increasing public interest and demand, rapid technological advances being made in the Internet and e-commerce area, our management believes that there are numerous entities seeking the benefits of a publicly-traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity for stockholders, and other items. Potential targets may exist in many different businesses or market niches and at various stages of development, all of which will make the task of comparative investigation and analysis of such targets extremely difficult and complex.

     We may not have sufficient capital with which to provide the owners of targets significant cash or other assets. Our management believes that we may offer owners of targets the opportunity to acquire an ownership interest in a public company at substantially less cost than is required to conduct an initial public offering. Nevertheless, we have not conducted market research and are not aware of statistical data that would support the perceived benefits of an acquisition transaction for the owners of a target.

    We will not restrict our search to any specific kind of target and may acquire an entity which is in its preliminary or developmental stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which we may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which we may offer.

Selection and Evaluation of Targets

     Our management will have complete discretion and flexibility in identifying and selecting a prospective target. In connection with its evaluation of a prospective target, our management anticipates that it will conduct a due diligence review which will encompass, among other things, meeting with incumbent management and inspection of facilities, as well as a review of financial, legal and other information which will be made available to us.

     Under the Federal securities laws, public companies must furnish stockholders certain information about significant acquisitions, which information may require audited financial statements for an acquired company with respect to one or more fiscal years, depending upon the relative size of the acquisition. Consequently, we will only be able to effect an acquisition with a prospective target that has available audited financial statements or has financial statements which can be audited.

     The time and costs required to select and evaluate a target, including conducting a due diligence review, and to structure and consummate the acquisition, including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and corporation laws, cannot presently be ascertained with any degree of certainty. While no current steps have been taken nor agreements reached, we may engage consultants and other third parties providing goods and services, including assistance in the identification and evaluation of potential targets. These consultants or third parties may be paid in cash, stock, options or other of our securities, and the consultants or third parties may be placement agents or their affiliates.

     We will seek potential targets from all known sources and we anticipate that various prospective targets will be brought to our attention from various non-affiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, other members of the financial community and affiliated sources, including, possibly, our executive officers, directors and their affiliates. While we have not yet ascertained how, if at all, we will advertise and promote our company, we may elect to publish advertisements in financial or trade publications seeking potential business acquisitions. While we do not presently anticipate engaging the services of professional firms that specialize in finding business acquisitions on any formal basis, we may engage such firms in the future, in which event we may pay a finder's fee or other compensation.

     In analyzing prospective targets, we may consider, among other factors, such matters as:

        - the extent to which the targets provide complementary services or technology or are otherwise synergistic with our operations;

        -       the available technical, financial and managerial resources;

        -       working capital and other financial requirements;

        -       history of operation, if any;

        -       prospects for the future;

        -       present and expected competition;

        - the quality and experience of management services which may be available and the depth of that management;

        -       the potential for further research, development or exploration;

        - specific risk factors not now foreseeable but which may then be anticipated to impact our proposed activities;

        -       the potential for growth or expansion;

        -       the potential for profit;

        - the perceived public recognition or acceptance of products, services or trades; and/or

        -       name identification.

     Acquisition opportunities in which we may participate will present certain risks, many of which cannot be adequately identified prior to selecting a specific opportunity. Our stockholders must, therefore, depend on our management to identify and evaluate such risks. The investigation of specific acquisition opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to participate in a specific acquisition opportunity, the cost therefore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific acquisition opportunity, the failure to consummate that transaction may result in the loss of the related costs incurred.

        We cannot be sure that we will find any suitable targets or ventures.

Structuring and Financing of an Acquisition

     As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of acquisitions. We will evaluate the possible tax consequences of any prospective acquisition and will endeavor to structure an acquisition so as to achieve the most favorable tax treatment for us, the target and our respective stockholders, while still accomplishing our strategic objectives. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to our tax treatment of a particular consummated acquisition. To the extent the Internal Revenue Service or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of an acquisition, there may be adverse tax consequences to us, the target and our respective stockholders. Tax considerations as well as other relevant factors will be evaluated in determining the precise structure of a particular acquisition.

     We may utilize available cash and equity securities in effecting an acquisition. We may have to effect reverse stock splits prior to certain potential acquisitions. To the extent that such additional shares are issued, dilution to the interests of our stockholders will occur. Additionally, a change in control may occur which may affect, among other things, our ability to utilize net operating loss, if any.

     There currently are no limitations on our ability to borrow funds to effect an acquisition from institutional lenders. However, our limited resources and lack of operating history may make it difficult to borrow funds. The amount and nature of any borrowings by us will depend on numerous considerations, including our capital requirements, potential lenders' evaluation of our ability to meet debt service on borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. We have no arrangements with any bank or financial institution to secure additional financing, and there can be no assurance that such arrangements, if required or otherwise sought, would be available on terms commercially acceptable or otherwise in our best interests. Any inability to borrow funds required to effect or facilitate an acquisition, or to provide funds for an additional infusion of capital into a target, may have a material adverse effect on our financial condition and future prospects, including the ability to effect any future acquisition. To the extent that debt financing ultimately proves to be available, any borrowings may subject us to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, a target may have already incurred debt financing and, therefore, all the risks inherent thereto.

                  ACQUISITION OF EQUITY INTEREST IN STAMPVILLE

     We hold a 50.1% equity interest in Stampville, pursuant to our stock purchase agreement, as amended on October 13, 2000 with Stampville.

Under the stock purchase agreement, Stampville agreed to issue to us an equity interest of 25% in exchange for payment by us of up to $5,000,000, payable in installments. Pursuant to the first amended stock purchase agreement, we accelerated and increased the payment of the consideration to up to $7,750,000 in exchange for an immediate 50.1% equity interest in Stampville. Pursuant to the second amended stock purchase agreement, Stampville agreed to decrease the payment to $2,741,250, plus 5,000,000 post-split shares of common stock to Jonathan Y. Malamud or his nominee. As of November 29, 2000, we have completed our obligation under the agreement and invested $2,741,250 in Stampville.

     As part of the second amended stock purchase agreement, we have agreed that if we raise at least $2,000,000 in this offering, we will make an unsecured loan to Stampville of $750,000.

     In connection with our investment in Stampville, we and all of the other shareholders of Stampville entered into a shareholders agreement. This shareholders agreement, among other things, restricts the ability of the shareholders of Stampville to transfer their interests in Stampville, grants Stampville and each shareholder of Stampville a right of first refusal with respect to any potential sale of shares of Stampville, provides that each shareholder's interest in Stampville shall be subject to purchase by us and/or the shareholders of Stampville upon the occurrence of certain events, and grants to each shareholder a right of co-sale upon a proposed transfer of shares. In addition, we are entitled to appoint to the board of directors of Stampville such additional nominees selected by us so that at all times half of the members of the board of directors of Stampville shall consist of individuals nominated by us. Our nominees serving on the Stampville board of directors are Levi Mochkin and Robert Petty. We are also entitled to designate an individual to serve as the chief operating officer, or such other position as the board of directors of Stampville may designate. We have designated Robert Petty as Stampville's Acting Chief Executive and Financial Officer.


                ACQUISITION OF EQUITY INTEREST IN VIDEODOME

     Through our wholly-owned subsidiary, Bickhams Capital, Inc., as of March 24, 2000, we entered into a stock option agreement which allows us to acquire up to a 50.1% equity interest in VideoDome. The stock option agreement provides that we may exercise our interest in VideoDome in three steps:

        - As of April 10, 2000, we acquired 5% of the capital stock of VideoDome for a price of $150,000.

        - On July 28, 2000, we acquired an additional 5% of the capital stock of VideoDome for an additional $150,000.


        - We can acquire an additional 40.1% of the capital stock of VideoDome for an exercise price of $5,000,000 after the exercise of the second step and between August 1, 2000 and October 31, 2000.

     On or about October 31, 2000, we entered into an amended and restated stock option agreement with VideoDome, which changes the terms of our option to purchase up to a 50.1% equity interest in VideoDome. The terms of the new agreement provide us initially with an option to purchase an amount of shares in VideoDome which will bring our equity interest in VideoDome up to 25% of the outstanding common stock, upon the payment of $1,000,000, payable in ten equal monthly installments commencing November 15, 2000; and a further option upon completion of this, to purchase additional shares such that our equity ownership in VideoDome may increase to a 50.1% equity interest by the payment of an additional $4,000,000, on or before August 31, 2001. Beyond this, we have a further option to acquire an additional 25% equity interest for approximately $20,000,000, on the following terms and conditions:

- In the event VideoDome becomes a publicly traded company with a market capitalization of at least $100 million, the exercise price increases by $2,000,000 for each $10,000,000 of market capitalization of VideoDome in excess of $100 million.

     The option is structured as a purchase of series A preferred stock which is convertible into common stock and is senior to all other classes of VideoDome stock. The preferred stock has voting rights along with VideoDome's common stock, a liquidation preference of $2.12 per share which is equal to our average per share exercise price under the option agreement, includes anti-dilution protection and other protections. The option is also subject to a number of conditions, including the completion, to our satisfaction, of business, financial and other due diligence which we believe necessary and appropriate, and the preparation of audited financial statements for VideoDome. Consequently, we are not under any legal obligation under the option agreement to complete the second and final stages of the acquisition of VideoDome's capital stock.

                                 COMPETITION

                              I.T. TECHNOLOGY

     We are, and will continue for the indeterminate future to be, an insignificant participant in the Internet and e-commerce business. We expect to encounter intense competition from other entities having business objectives similar to ours with respect to the acquisition of additional targets. Many of these entities, including venture capital partnerships and corporations, blind pool companies, large industrial and financial institutions, small business investment companies, "incubators" and wealthy individuals, are well-established and have extensive experience in identifying and effecting acquisitions directly or through affiliates. Many of these competitors, such as the Internet Capital Group Inc., VerticalNet, Comcast Corporation and Safeguard Scientifics, Inc., possess far greater financial, technical, human and other resources than we do, and there can be no assurance that we will have the ability to compete successfully. Our financial resources will be limited in comparison to those of many of our competitors. This inherent competitive limitation may compel us to select certain less attractive prospects. There can be no assurance that such prospects will permit us to achieve our stated business objectives.



                                  STAMPVILLE

     All aspects of the Internet market are new, rapidly evolving and intensely competitive, and we expect competition to intensify in the future. Barriers to entry are low, and current and new competitors can easily launch new Web sites, e-commerce concerns, portals and other competitive alternatives at a relatively low cost using commercially available software. Stampville's present competitors include companies that have equal access to expertise in computer and Internet technology such as "Stampfinder.com" and other online stamp collecting and gift art Internet sites, as well as Internet directories, search engine providers, shareware archives, content sites and entities that attempt to establish online communities. Stampville also will compete with a number of other traditional companies, such as stamp, gift and hobby shops. Other major companies have the financial and technical ability to compete aggressively in the stamp collecting market on the Internet. Many, if not all, of these companies have longer operating histories, larger customer bases, greater brand name recognition in other businesses and Internet markets and significantly greater financial, marketing, technical and other resources than we or Stampville have. Competitive pressures created by any one of these companies, or by Stampville's competitors collectively, could have a material adverse effect on Stampville's and our business, results of operations and financial condition, and we can give no assurance that either we or Stampville will be able to compete successfully against current and future competitors.

     In addition, other major nationally-known companies have the capability to include stamp-collecting content on their existing well known Web sites, to market stamp-collecting Web sites through strong distribution channels and to package their stamp-collecting Web site with other popular Web sites. To the extent that a significant online market develops for stamp collecting, we anticipate that both traditional companies and Internet companies will develop competitive Web sites. All such companies would likely be better known than Stampville, and would have significantly greater resources. In addition, competitive services in the stamp collecting marketplace may be under development by major Internet companies of which we are unaware.

     We believe that the market for consumers made available through the Internet is growing due to an increasing use of the Internet as a venue for sale and purchase of, among other things, consumer goods. Stampville's products would clearly fall under the consumer goods category. Stampville believes that its business strategy sets it apart from most Internet companies which target consumer users. Stampville also believes that the ease of use, speed, reliability and scalability of its Web site will attract users worldwide.

                                 VIDEODOME

     Like other internet-related businesses, VideoDome faces competition from a variety of sources, ranging from small companies like VideoDome to large, well-established companies. Because the barriers to entry are low and potential competitors can establish competing businesses at relatively low cost, VideoDome expects to face strong competition, both from individuals and entities comparable in size to VideoDome as well as large, well-established and well-funded competitors. Because of the size of the potential market which VideoDome hopes to serve, VideoDome expects that as it becomes a more visible and important provider, it will face additional competition.

                            INTELLECTUAL PROPERTY

     All of our and Stampville's software was acquired from third parties. Neither we nor Stampville have registered copyrights on any software. We rely upon confidentiality agreements signed by our employees. Stampville applied on August 13, 1999 with the United States Patent & Trademark Office for registration of "Stampville.Com" and three designs, combined with words, letters and/or numbers as trade and service marks. Stampville has received preliminary comments from the United States Patent and Trademark Office regarding the application and is in the process of responding to those comments. VideoDome has indicated that it intends to file several patent claims addressing, among other things, scalable video conversion processes, dynamic directories, cataloging & administration.

ENVIRONMENTAL MATTERS

     We believe we are in material compliance with all relevant federal, state, and local environmental regulations and do not expect to incur any significant costs to maintain compliance with such regulations in the foreseeable future.

EMPLOYEES AND LABOR RELATIONS

     As of September 30, 2000, we employed one full time employee in our offices in New York. As of the same date, through our Australian subsidiary, I.T. Technology Pty. Ltd., we employed one full-time employee, who is an officer, and four part time employees, including two who are officers. As of November 1, 2000, Stampville employed 12 full-time employees and two part-time employees, including consultants working for Stampville, also including three executive officers. In addition, Robert Petty serves as Acting Chief Executive and Financial Officer. None of our nor Stampville's employees are represented by a labor union, and we believe that relations with our and Stampville's employees are good. As of the same date, VideoDome had four full-time employees, including two officers, four full time independent contractors, and two part-time outside consultants.

PROPERTIES

     We have entered into an agreement to purchase our executive offices, located at 34-36 Punt Road, Windsor 3181, Melbourne, Victoria, Australia, through our wholly-owned subsidiary, I.T. Technology Pty. Ltd. The office consists of a newly-built stand-alone office and showroom with on-site parking and approximately 540 square meters of office and showroom space. The purchase price of these premises was approximately $595,000, of which $132,000 was paid in cash and the remainder was financed through a loan payable in Australian dollars with the seller secured by the property, bearing interest at the rate of 7.25% per annum, with interest only payments due monthly and a single balloon payment of $381,850 as of September 30, 2000, is due on July 9, 2001. Pursuant to the terms of the purchase agreement the owner will register the title to the property in I.T. Technology Pty. Ltd. upon payment in full of the balance due on the loan. If we raise $2,500,000 through the sale of all of the shares offered in this offering, we will pay off a part of this loan. Stampville's offices and our New York office are located at 456 Fifth Avenue, Suite 200, Brooklyn, N.Y. 11215. The telephone and facsimile numbers for our New York office are (718) 499-2138 and (718) 499-2168, respectively. The telephone and facsimile numbers for Stampville are (718) 369-8881 and (718) 369-6270, respectively.

LEGAL PROCEEDINGS

     From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. At this time, we are not party to any legal proceeding.

RESEARCH AND DEVELOPMENT

STAMPVILLE - CURRENT DEVELOPMENT STATUS

As of October 30, 2000, Stampville has launched 17 separate "micro" Web sites, www.beegeesstamps.com, www.elvisstamps.com, www.rockystamps.com, www.monroestamps.com, www.baseballstamps.com, www.japanstamps.com, www.popestamps.com, www.olympicstamps.com, www.inspacestamps.com, www.thedianastamps.com, www.thejfkstamps.com, www.queenstamps.com, www.titanicstamps.com, www.apollostamps.com, www.dinosaurstamps.com, www.martialartsstamps.com, and www.startrekstamps.com. Each of the sites allow a user to view and purchase stamp-related products which relate to the subject matter of the Web site.

Stampville has launched its core web site and is launching additional "micro" Web sites. Stampville's core site includes the following key components:

- a home page at www.stampville.com that focuses on relating Stamps to current events.

- a data base of 30,000 stamps and a display of 10,000 stamps available for sale, together with detailed descriptions of each stamp;

-  the ability for collectors to add stamps to a personal wish list.

- a news and events section displaying current information, news and stories relating to stamps and philatelic-related matters;

- a specialty page displaying new issues of stamps released globally by country postal services; and

- a calendar of events which will publicize events of interest to stamp collectors.

-  a microsites section that hosts all of the microsites created to date.

In addition, Stampville is considering the following enhancements for future versions of its core Web site:

-  an auction room;

- an extensive database of a large selection of stamps produced throughout the world with images and key descriptive data.

-  a fully capable trading site for collectors


-  a business to business capable wholesale site.


GOVERNMENTAL MATTERS

     Except for usual and customary business and tax licenses and permits, and the licenses and permits described elsewhere herein, no governmental approval is required for our principal products/services, nor do we know of any existing or probable governmental regulations affecting our activities.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Our board of directors consists of five directors, and Stampville's board of directors consists of four directors, all of whom are elected for one-year terms at each annual meeting of stockholders. The executive officers are elected annually by the board of directors. However, they may be removed from office at any time by our board of directors.

I.T. TECHNOLOGY, INC.

     On October 26, 1999, the board of directors passed resolutions stating that the principal business objectives of the company were to engage in the business of e-commerce and on the Internet directly or through investment in other entities satisfying these criteria and required a unanimous vote of all the directors to change these business objectives, invest in other types of businesses or increase the number of directors. The board also passed a resolution requiring the affirmative vote of no less than 75% of the board to authorize any investment by the company in furtherance of these principal business objectives.

     The following table sets forth, as of November 1, 2000, the name, age and position of each of our executive officers and directors. The background of each of the individuals identified in the table is described following the table.

NAME                AGE       POSITION
-------------       ---       --------
Levi Mochkin        39        Chairman of the Board, Chief
                              Executive Officer and  Director

Henry Herzog        58        President and Director

Jonathan Herzog     29        Secretary, Chief Financial
                              Officer and Director

Anthony Davis       40        Director

Robert Petty        36        Vice President -- Business
                              Development of the company and
                              Acting Chief Executive and
                              Financial Officer of Stampville
                              and President of VideoDome

David Landauer      40        Director


HENRY HERZOG

Mr. Henry Herzog headed up a restructuring and reorganization of Bayou International, a publicly listed company, and served as President and Chief Executive Officer of that company from May 1986 to March 1988. From March 1988 through June 1999, he served as Vice President of Bayou International, now Bay Resources Ltd. He has over thirty-five years of business experience. He was responsible for the reorganization of the Kingsway Group, which became known as Australia Wide Industries Ltd. From 1983 to 1988, Mr. Herzog served as a director of Australia Wide, which has recently been renamed Autogen Limited, a company listed on the Australian Stock Exchange under the symbol "AGT," and also served as a director of numerous other publicly listed companies during this period. Over the past five years he has been employed as a consultant by Sujol Nominees Pty. Ltd., which is involved in hotel management, consulting and investment. Mr. Henry Herzog is the father of Jonathan Herzog and father-in-law of Levi Mochkin.

LEVI MOCHKIN

Mr. Levi Mochkin is known in both the Australian stock brokerage industry and in the wider business community. Mr. Mochkin has thirteen years of business experience. For over ten years, Mr. Mochkin has been an executive director and key leader of the Ledger Holdings Pty. Ltd. Group, located in Melbourne, Australia. During this period, the Ledger Holdings Pty. Ltd. Group has been engaged in equity and capital market activities, including many highly complex corporate transactions and fund raisings. From 1995 to 1999, Ledger was contracted with Bell Securities Limited and was instrumental in the development of Bell's stock brokerage business. In late 1997, Bell, through Mr. Mochkin and his Ledger Group, acted on behalf of one of Australia's largest gold mining companies, Great Central Mines Limited, and carried out two simultaneous on-market takeover bids on the Australian Stock Exchange, worth a combined total value of $330 million in Australian dollars. As of December 1999, Mr. Mochkin has joined Barton Capital Securities as a securities dealer. Mr. Levi Mochkin is the son-in-law of Mr. Henry Herzog, the brother-in-law of Jonathan Herzog and the brother of Mr. Mendel Mochkin, who has been engaged by us to provide certain services relating to our operations.

JONATHAN HERZOG

Mr. Jonathan Herzog is a founding director of the Company and has served as our Chief Financial Officer since February 1999. Between 1995 and 1999, Mr. Herzog was a securities dealer and consultant with the Ledger Holdings Group at Bell Securities Limited, a member of the Australian Stock Exchange. He has been actively involved in the Australian financial markets for over ten years. He attended the Rothberg School at Hebrew University in Jerusalem in 1991. Mr. Herzog is a Fellow of the Australian Institute of Company Directors since 1993, and holds a Bachelor of Economics Degree from Monash University in Melbourne, Australia. Mr. Jonathan Herzog is the son of Henry Herzog and the brother-in-law of Levi Mochkin.



ANTHONY L. DAVIS

Mr. Anthony Davis has occupied senior roles in institutional equity sales for nearly 15 years, covering all major international financial centers. Mr. Davis is one of the largest shareholders and was a significant seed capitalist in Neighborhood Cable Limited, a start-up company providing a broadband network in regional Australia, which recently listed on the Australian Stock Exchange under the symbol "NCA." Since February 1998, he has been an institutional dealer with Burdett, Buckeridge and Young in Melbourne, Australia and prior to this, he occupied a similar position at ABN AMRO. From 1985 to 1989, Mr. Davis served as a director of Institutional Equity Sales at McIntosh Securities both in London and Australia. From 1989 through September 1996, he was a director of Prudential Bache Securities in Australia and was the Global Manager of Australian equity sales, managing the institutional desks of Melbourne, Sydney, London, New York and Paris. During this time he also served as a member of Prudential's Executive Management Committee. Between September 1996 and 1997, Mr. Davis was the joint head of Prudential's Equity Capital Markets Division in Melbourne. Mr. Davis holds a Bachelor of Commerce Degree from the University of Canterbury, New Zealand and a Graduate Diploma in Applied Finance from the Securities Institute of Australia.

DAVID LANDAUER

Mr. David Landauer has held seniors role in institutional equity sales both in Europe and Australia, for over 21 years. From 1985 through 1989, he was an associate director of Australian Equity Sales at McIntosh Hoare Govett. From 1989 through 1997, he served as head of European sales for Prudential Bache Australia. Between 1997 and 1998 he was employed as director, head of European sales, for ABN-AMRO Hoare Govett Australia. Since 1998, Mr. Landauer has been the head of European sales for Burdett, Buckeridge & Young. From 1995 through 2000, he has also served as a director on the Eyres Reed Resources Fund, and, since 1998, he has been a director of Golden Prospect Plc, a publicly traded company in the United Kingdom.

ROBERT PETTY

Robert Petty has an extensive background in management and operations across the manufacturing, retail, and Internet e-commerce industries. Since October 1999, he has been engaged by us and our subsidiaries as a consultant in various capacities. He has served as our Vice President -- Business Development since January 2000, and has been the Acting Chief Executive and Chief Financial Officer of Stampville since January 2000. Prior to consulting for us, Mr. Petty, from December 1997 to March 1999, was engaged in a number of capacities by Telstra Corp., one of the world's largest telecommunications companies, where he was the senior Business Development Manager responsible for the company's electronic business solution products as well as the Manager of Electronic Business Services on a global scale, responsible for marketing and strategizing Telstra Corp.'s global product roll out of e-commerce products. In the role of Manager of Electronic Business Services, Mr. Petty worked with some of the world's leading technology and Internet e-commerce companies, such as IBM, Hewlett Packard, Intelilsys, Web Methods, Motorola and many others. Previously, from 1995 through 1998, Mr. Petty was employed with Brashs Pty. Ltd., a large Australian consumer electronics and music retailer, in a number of capacities, most recently as the national Product Merchandiser, responsible for product selection and purchasing, marketing, merchandising, budgeting and general business planning for the departments of computers, home office and mobile phone departments nationally.

Mr. Petty holds a CBS in Accounting from Swinburne University of Technology.


BOARD COMMITTEES

Our board of directors met or acted through unanimous written consent 13 times during fiscal 1999. All members attended at least 75% of the board of director meetings during 1999-2000. On the effective date of this offering, the board of directors will have a compensation committee and an audit committee. The audit committee will consist of two members of the board of directors and the compensation committee will consist of three members. Since both of these committees will be established during our fiscal year ended December 31, 2000, they did not meet in our fiscal year ended December 31, 1999.

STAMPVILLE

The following table sets forth, as of September 30, 2000, the name, age and position within Stampville of each of its executive officers and directors. The background of each of the individuals identified in the table is described following the table.


NAME                     AGE               POSITION
-------------------      ---       --------------------------
Jonathan Y. Malamud      26        Director, President and
                                   Vice President of Marketing

David Eli Popack         24        Director and Director of
                                   Dealer Relations

Levi Mochkin             39        Director and Chairman of
                                   the Board

Robert Petty             36        Acting Chief Executive
                                   and Financial Officer

JONATHAN MALAMUD

Mr. Malamud is the founder of Stampville and has served as its President since June 1999. Since December 1999 he has also served as Stampville's Vice President of Marketing. Previously, from July 1998 to April 1999, he was Manager of the Telemarketing Division of Sports Stamps Collectible Association located in New York, New York. From May 1995 to February 1998, he was Philatellic Show and Exhibit Coordinator for IGPC. Prior to joining IGPC, he served as Campaign Manager for a mayoral candidate of the City of Beverly Hills, California. Mr. Malamud also worked briefly in 1998 as a securities trader for Precision Edge Securities Company located in New York, New York. Mr. Jonathan Malamud is the son of Sam Malamud, the President and a major shareholder of IGPC and the brother-in-law of David Eli Popack.



DAVID ELI POPACK

Mr. Popack has served as director, Secretary and Director of Dealer Relations at Stampville since June 1999. Prior to co-founding Stampville in June 1999, Mr. Popack was the personal assistant to the President of Inter-Continental Trade and Finance Corporation, Toronto, Canada from September 1997 to May 1998. Previously, he studied Philosophy and Judaic Law at Rabbinical College in Sydney Australia and completed his Rabbinical studies receiving a Masters and Rabbinical ordination at the Rabbinical College of Canada in September 1997. Mr. Popack also served in the summer Peace Corps in Shanghai, China in 1996. Mr. Popack is the son-in-law of Sam Malamud the President and a major shareholder of IGPC and the brother-in-law of Jonathan Y. Malamud.

ROBERT PETTY

Robert Petty has an extensive background in management and operations across the manufacturing, retail, and Internet e-commerce industries. Since October 1999, he has been engaged by us and our subsidiaries as a consultant in various capacities. He has served as our Vice President -- Business Development since January 2000, and has been the Acting Chief Executive and Chief Financial Officer of Stampville since January 2000. Prior to consulting for us, Mr. Petty, from December 1997 to March 1999, was engaged in a number of capacities by Telstra Corp., one of the world's largest telecommunications companies, where he was the senior Business Development Manager responsible for the company's electronic business solution products as well as the Manager of Electronic Business Services on a global scale, responsible for marketing and strategizing Telstra Corp.'s global product roll out of e-commerce products. In the role of Manager of Electronic Business Services, Mr. Petty worked with some of the world's leading technology and Internet e-commerce companies, such as IBM, Hewlett Packard, Intelilsys, Web Methods, Motorola and many others. Previously, from 1995 through 1998, Mr. Petty was employed with Brashs Pty. Ltd., a large Australian consumer electronics and music retailer, in a number of capacities, most recently as the national Product Merchandiser, responsible for product selection and purchasing, marketing, merchandising, budgeting and general business planning for the departments of computers, home office and mobile phone departments nationally.

Mr. Petty holds a CBS in Accounting from Swinburne University of Technology.

COMPENSATION OF DIRECTORS AND OFFICERS

Effective as of December 6, 1999, we agreed to pay Jonathan Herzog, our Chief Financial Officer and Secretary, an annual salary of $80,000 retroactive to November 1, 1999, and also agreed to pay to Robert Petty's consulting company, Petty Consulting, Inc., $12,000 per annum for the services of Robert Petty as our Vice President -- Business Development. Since October 9, 2000, we have agreed to adjust this amount to approximately $3,800 per month. In addition, Mr. Petty was granted options to purchase up to 5,000,000 post-split shares of our common stock, exercisable at $.10 per share. Mr.Petty's options vest and become exercisable at various dates over a three year period, provided, however, that none of Mr. Petty's options may vest after the termination of Mr. Petty's employment or consulting arrangement with us. These options replace a pervious option agreement that Mr.Petty had with us, which was cancelled as of October 20, 2000. Petty Consulting, Inc. had also previously entered into a one year consulting agreement with Stampville, which provided for the payment of an aggregate amount of approximately $8,000 per month by Stampville for the services of Mr. Petty, which agreement was terminated on October 6, 2000 by mutual consent, although Mr. Petty still serves as Stampville's Chief Executive and Financial Officer. As of October 9, 2000, Mr. Petty entered into a one year consulting agreement with VideoDome for the services of Robert Petty as President. The consulting agreement provides for the payment of an aggregate amount of approximately $15,000 per month by VideoDome.

Henry Herzog, our President, temporarily relocated to New York from May until August of 2000, during which time he received a compensation package equivalent to approximately $150,000 annually and travel expenses.

Except as set forth above, we have not made any payments to our officers or directors, other than reimbursing an aggregate of approximately $65,000 of loans from an affiliate of Levi Mochkin and business expenses primarily incurred after September 30, 1999, which have not exceeded $150,000. Further, upon us raising sufficient funds in this offering, we have agreed to pay Levi Mochkin, our Chief Executive Officer, an amount of $35,000 for past services rendered. We may, subject to our financial condition and resources, compensate our other senior officers or directors.

During the period ended December 31, 1999, other than as stated above, none of our other executive officers or directors received a salary.

Stampville has employed Jonathan Y. Malamud, a director and Vice President Marketing, at an annual salary of $41,600. Mr. Malamud is also the beneficial owner of 33.26% of Stampville's common stock. Stampville has employed David Eli Popack, a director of Stampville and its Director of Dealer Relations, at an annual salary of $41,600. Mr. Popack is also the beneficial owner of 16.64% of Stampville's common stock.

Mendel Mochkin, who was previously employed by Stampville at an annual salary of approximately $31,200.00, is currently employed by us under the same terms of his previous employment arrangement with Stampville.

CERTAIN TRANSACTIONS

On October 26, 1999, we raised $2,500,000 in a private placement through the sale of 2,500,000 shares (12,500,000 post-split shares) of our common stock to Instanz Nominees Pty. Ltd. At the same time, Instanz Nominees Pty. Ltd. acquired an additional 1,200,000 shares of common stock from Ledger Technologies Pty. Ltd. for an aggregate amount of $12,000. Helen Abeles, an affiliate of Instanz Nominees, Pty Ltd., joined our board of directors at this time. In connection with its purchase of shares of our common stock, we agreed to allow Instanz Nominees Pty. Ltd. registration rights to sell a sufficient amount of shares to receive a total of $2,500,000 in net proceeds. If applicable, the registration period shall commence 120 days after the effective date of this registration statement and will expire on the first to occur of three years from the effective date or the date when Instanz Nominees Pty. Ltd. is able to otherwise sell such amount of shares under Rule 144 promulgated under the Securities Act. Until such registration right period terminates, with the exception of Instanz Nominees Pty. Ltd. all of the other 10% or greater holders of our common stock have agreed not to sell any of their shares without the consent of the other 10% holders.

From June 6, 2000 through October 20, 2000, Ledger Technologies Pty. Ltd. has loaned us $905,000, which was used to make further quarterly payments to Stampville for working capital, and to exercise the second tranche to purchase an additional 5% of the equity interest in VideoDome. Ledger Technologies is one of our stockholders. Lisa Mochkin, a director of Ledger Technologies is the wife of Levi Mochkin, our Chief Executive Officer and director. In addition, on July 27, 2000, Instanz Nominees Pty. Ltd. lent us $150,000 to supplement our working capital needs through the month of August 2000. Instanz Nominees Pty. Ltd. Is also a stockholder and Helen Abeles, an affiliate of Instanz, was a former director on our board. These loans bear interest at the rate of ten percent (10%) per year. As of November 6, 2000, we issued 23,283,356 post-split shares to Ledger Technologies Pty. Ltd., in order to pay off our long term loan to Ledger in the amount of $931,334.25 including interest.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Not Applicable.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information with respect to stock options granted to each of the named executive officers in the fiscal year ended December 31, 1999. The figures representing percentages of total options granted to employees in the last fiscal year are based on an aggregate of 1,600,000 pre-split options granted during the fiscal year ended December 31, 1999, to our employees, including the named executive officers.

Also shown below is the potential realizable value over the term of the option. In accordance with the rules of the SEC, we have based our calculation of the potential realizable value on the term of the option at its time of grant, and we have assumed that: ***ken to look at......


        - the value of our stock at the assumed initial public offering price appreciates at the indicated annual rate compounded annually for the entire term of the option; and

        - the option is exercised and sold on the last day of its term for the appreciated stock price.

        These amounts are based on 5% and 10% assumed rates of appreciation, as established by the SEC and are not intended to forecast future appreciation, if any, of our common stock. Actual gains, if any, on stock option exercises will be dependent on the future performance of the common stock.

         Pursuant to the stock purchase agreement, as amended, between us and Stampville, Jonathan Y. Malamud was granted 1,600,000 pre-split options to purchase shares of our common stock. The second amended agreement resulted in a termination of his options, and an agreement to issue him 5,000,0000 post-split shares over the next two years, as follows:

-    1,000,000 post-split shares which have already been issued;

-    1,000,000 post-split shares on April 13, 2001;

-    1,500,000 post-split shares on October 13, 2001; and

-    1,500,000 post-split shares on October 13, 2002.


EMPLOYMENT AGREEMENTS

CONSULTING AGREEMENT WITH MENDEL MOCHKIN

We have entered into a consulting agreement dated as of June 18, 1999, amended as of February 24, 2000, with Mendel Mochkin, pursuant to which we have agreed to compensate Mendel Mochkin with shares of our common stock. Upon execution of his consulting agreement, we issued 750,000 post-split shares of our common stock to Mendel Mochkin and we have agreed to potentially issue up to an additional 1,750,000 post-split shares on completion of all stages of our investment in Stampville. Pursuant to Mr. Mochkin's consulting agreement, as amended, so long as Mr. Mochkin remains an employee or consultant to us or Stampville and we continue to own at least ten (10%) of Stampville's outstanding common stock, Mr. Mochkin is entitled to additional distributions from us equal to 1% of distributions or payments to Stampville's shareholders by way of cash or property distributions, other than by way of stock splits, stock dividends or similar distributions, or in the event of the sale or other disposition of the Stampville stock as a result of certain business combinations or transactions by its shareholders. These bonus payments to Mr. Mochkin shall be of the same kind and shall occur at the same time as the distributions to Stampville shareholders and shall be subject to adjustment to reflect certain prior distribution to Stampville's shareholders.

Mendel Mochkin is the brother of Levi Mochkin, a director and our Chief Executive Officer.

CONSULTING AGREEMENT WITH PETTY CONSULTING, INC. FOR THE SERVICES OF ROBERT
PETTY

On January 17, 2000, we entered into a one-year consulting agreement with Petty Consulting, Inc., pursuant to which Robert Petty agreed to provide consulting services with annual compensation payable to his consulting corporation in the amount of $12,000, to be paid in accordance with our general compensation practices. Since October 9, 2000, we have agreed to adjust this amount to approximately $3,800 per month. It is anticipated that our consulting agreement with Petty Consulting, Inc., will be continued on the same terms beyond January 17, 2001.

Previously, Robert Petty had been granted options to purchase up to a total of the equivalent of 7,250,000 post-split shares of our common stock as of the date of the execution of the consulting agreement. These options were to vest upon us reaching certain levels of market capitalization and the occurrence of certain other events. As of October 20, 2000, this option agreement was cancelled and Mr. Petty was subsequently granted options to purchase up to 5,000,000 post-split shares of our common stock, exercisable at $.10 per share. Mr. Petty's options vest and become exercisable at various dates over a three year period as follows:

i. Options to purchase One Million (1,000,000) Option Shares shall vest on December 31, 2000.

ii. Options to purchase Two Hundred and Fifty Thousand (250,000) Option Shares shall vest on June 30, 2001.

iii. Options to purchase Two Hundred and Fifty Thousand (250,000) Option Shares shall vest on September 30, 2001.

iv. Options to purchase Two Hundred and Fifty Thousand (250,000) Option Shares shall vest on December 30, 2001.

v. Options to purchase Seven Hundred and Fifty Thousand (750,000) Option Shares shall vest on June 30, 2002.

vi. Options to purchase Five Hundred Thousand (500,000) Option Shares shall vest on September 30, 2002.

vii. Options to purchase Five Hundred Thousand (500,000) Option Shares shall vest on December 31, 2002.

viii. Options to purchase Five Hundred Thousand (500,000) Option Shares shall vest on March 31, 2003.

ix. Options to purchase Five Hundred Thousand (500,000) Option Shares shall vest on June 30, 2003.

x. Options to purchase Five Hundred Thousand (500,000) Option Shares shall vest on December 30, 2003.

The term of Mr. Petty's options is the lesser of (i) two years from the date the options vest, (ii) five years from the date of grant, or (iii) upon after the termination of Mr. Petty's employment or consulting arrangement with us. None of Mr. Petty's options may vest after the termination of Mr. Petty's employment or consulting arrangement with us.

2000 STOCK OPTION PLAN

Our board of directors has authorized the issuance of up to 8,250,000 post-split shares of common stock in connection with the grant of options pursuant to our 2000 stock option plan. The 2000 stock option plan shall become effective on the effective date of the registration statement with respect to this offering. Options may be granted under the stock option plan to officers, directors, employees and consultants of ours and our subsidiaries. To date we have not granted any options under the 2000 stock option plan.

1999 AND 2000 PRIVATE PLACEMENTS

On October 26, 1999, we consummated the sale, in a private placement, of the equivalent of 12,500,000 post-split shares of our common stock for $0.20 per share to Instanz Nominees Pty. Ltd., for which we received proceeds of $2,500,000. A portion of the proceeds from this sale was used to complete a portion of our investment in Stampville.

On October 11, 2000, we consummated the sale of the equivalent of 9,000,000 post-split shares of our common stock for $.05 per share to Sunswipe Australasia Pty Ltd., for which we received proceeds of $450,000. A portion of the proceeds of this sale was used to complete a portion of our investment in Stampville.

                           PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of November 6, 2000, and as adjusted to reflect the sale of the shares of common stock offered under this prospectus, by the following:


        - each person who we know owns beneficially more than 5% of our common stock;

        -       each of our directors individually;

        -       each of our executive officers individually; and

        -       all of our executive officers and directors as a group.

Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock. Shares of common stock that an individual or group has the right to acquire within 60 days of November 6, 2000 pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such person or group, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.





























                                   BENEFICIAL OWNERSHIP OF COMMON STOCK

                                   NUMBER OF SHARES   PERCENT BEFORE   NUMBER OF SHARES PERCENT AFTER
                                   BEFORE OFFERING    OFFERING         AFTER OFFERING   OFFERING
                                   ----------------   --------------   ---------------- -------------
Ledger Technologies Pty. Ltd.(2)
Sunswipe Australasia Pty. Ltd.(2)
Levi Mochkin(2)                         63,783,356          55.09%         63,783,356     45.31%

Instanz Nominees Pty. Ltd(3)
Helen Abeles(3)                         18,500,000          15.98%         18,500,000     13.14%

Riccalo Pty. Ltd.(4)
Henry Herzog(4)                         10,000,000          8.64%          10,000,000      7.10%

Eurolink International Pty. Ltd.(5)
Jonathan Herzog(5)                      10,000,000          8.64%          10,000,000      7.10%

Tilbia Nominees Pty. Ltd.(6)
Anthony Davis(6)                         8,000,000          6.91%          8,000,000       5.68%
David Landauer(6)

Jonathan Y. Malamud(7)                   1,000,000          0.86%          1,000,000       0.71%

All Directors and Officers as a
Group (5 Persons)                       91,783,356         79.27%          91,783,356     65.19%










(1) Pursuant to the rules promulgated by the SEC, all shares underlying options which were exercisable on November 6, 2000 or which become exercisable within 60 days, held by a described person are deemed to be "beneficially" owned. The SEC rules further require that every person who has or shares the power to vote or to dispose of shares of common stock are deemed to be the "beneficial" owner of all of the shares of common stock over which any such sole or shared power exists.

(2) Lisa Mochkin, spouse of Levi Mochkin, a director and our Chief Executive Officer, is a director of Ledger Technologies Pty. Ltd. and Sunswipe Australasia Pty. Ltd. Levi Mochkin is an affiliate of Ledger Technologies Pty. Ltd. and Sunswipe Australasia Pty. Ltd. and may be deemed to be a beneficial owner of the 54,783,356 shares held by Ledger Technologies Pty. Ltd. and the 9,000,000 shares held by Sunswipe Australasia Pty. Ltd. Lisa Mochkin is the daughter of Henry Herzog and the sister of Jonathan Herzog.

(3) Helen Abeles, a former director, is an affiliate of Instanz Nominees Pty. Ltd. Ms. Abeles exercises shared investment and voting power over these shares and may be deemed to be a beneficial owner thereof.

(4) Henry Herzog, a director and our President and father of Jonathan Herzog and father-in-law of Levi Mochkin, is a director of Riccalo Pty. Ltd. Mr. Herzog exercises shared investment and voting power over these shares and may be deemed to be a beneficial owner thereof.

(5) Jonathan Herzog, a director and our Secretary and Chief Financial Officer and son of Henry Herzog, is a director of Eurolink International Pty. Ltd. Mr. Herzog exercises shared investment and voting power over these shares and may be deemed to be a beneficial owner thereof.

(6) Tilbia Nominees Pty. Ltd. hold shares of common stock for Anthony Davis, David Landauer and their affiliates. Mr. Davis and Mr. Landauer exercise shared investment and voting power over these shares and may be deemed to be the beneficial owners thereof.

(7) Does not include 4,000,000 shares reserved for issuance to Jonathan Malamud, pursuant to the second amended stock purchase agreement between the Company and Stampville.

(8)  Does not include 5,000,000 shares subject to options granted to Robert
Petty.

                        DESCRIPTION OF CAPITAL STOCK

I.T. TECHNOLOGY

GENERAL

Our certificate of incorporation, as amended after our five-for- one split, authorizes our board of directors to issue up to five hundred million (500,000,000) shares of common stock and twenty-five million (25,000,000) shares of preferred stock. The board of directors has the authority to divide the preferred stock into one or more series and has broad authority to determine the relative rights and preferences of the shares within each series, including voting rights. Prior to this offering, the board of directors has authorized the issuance of up to 115,783,356 shares of post-split common stock. The board of directors has also authorized the issuance of the following number of shares of common stock:

-       up to 1,750,000 post-split shares which may be issued to Mendel
        Mochkin.

- up to 4,000,000 post-split shares to be issued to Jonathan Y. Malamud pursuant to the second amended stock purchase Agreement with
      Stampville;

-       up to 5,000,000 post-split shares relating to options     granted to
        Petty Consulting Inc.;

-       up to 25,000,000 post-split shares pursuant to this offering; and

- up to 8,250,000 post-split shares pursuant to the 2000 stock option plan;

No other shares of common stock will be issued prior to the issuance of the common stock in connection with this offering.

DIVIDENDS

Holders of common stock will be entitled to receive, when, as and if declared by the board of directors out of legally available funds, cash dividends. The common stock will not have priority as to dividends over any other series or class of our stock that ranks senior as to dividends to the common stock.

VOTING RIGHTS

Holders of common stock shall have the right to one vote per share upon all matters presented for the vote of holders of the common stock.

STAMPVILLE

As of the date of this prospectus, the capitalization of Stampville consists of 100,000 common shares, each with a par value of $0.01. 50,100 common shares are held by us, 16,634 shares are beneficially held by David Eli Popack and 33,266 shares are beneficially held by Jonathan Y. Malamud in Stampville.


ANTI-TAKEOVER EFFECTS OF VARIOUS PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS

               SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

Upon the closing of this offering, we will be subject to the provisions of
Section 203 of the Delaware General Corporation Law. Subject to specific exceptions, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

        - the transaction in which such stockholder became an "interested stockholder" is approved by the board of directors prior to the date the "interested stockholder" attained that status;

- upon consummation of the transaction that resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers; or

- on or subsequent to the date, the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the "interested stockholder."

"Business combinations" include mergers, acquisitions, asset sales and other transactions resulting in a financial benefit to the "interested stockholder." Subject to various exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. The restrictions in this statute could prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts with respect to us and, therefore, may discourage attempts to acquire us.

In addition, various provisions of our certificate of incorporation and bylaws, which are summarized in the following paragraphs, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

CUMULATIVE VOTING

Our certificate of incorporation expressly denies stockholders the right to cumulate votes in the election of directors.

STOCKHOLDER ACTION; SPECIAL MEETING OF STOCKHOLDERS

        Our certificate of incorporation, as amended after our November 6, 2000 special meeting of shareholders, permits shareholders to act by written consent. Additionally, our bylaws provide that special meetings of our stockholders may be called only by the board of directors or a committee of the board of directors which has been duly designated and authorized by the board of directors.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' applicable duties. Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for actions taken as a director, except for liability:

- for any breach of the director's duty of loyalty to us or our stockholders;

- for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

- under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; and

- for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation also includes the following provisions regarding indemnification of our directors and officers:

- we must indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to very limited exceptions;

- we may indemnify our other employees and agents to the same extent that we indemnify our directors and officers; and

- we must advance expenses, as incurred, to our directors and officers in connection with legal proceedings to the fullest extent permitted by Delaware law, subject to very limited exceptions.

Prior to the closing of this offering, we intend to supplement our existing directors' and officers' insurance to provide indemnification for certain securities matters. We believe that these indemnification provisions in our certificate of incorporation and insurance are necessary to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought. We are unaware of any threatened litigation that may result in claims for indemnification.

AUTHORIZED BUT UNISSUED SHARES

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

The Delaware General Corporation Law provides generally that the affirmative vote of a majority interest of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Following this offering, our executive officers and directors on their own, as the beneficial owners of at least 65% of the voting power of the outstanding common stock on a fully-diluted basis, will be able to cause us to amend our certificate of incorporation and bylaws.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for our common stock is American Stock Transfer and Trust Company. Its address is 40 Wall, New York, NY 10005, and its telephone number at that location is (212) 936-5100.

REGISTRATION RIGHTS

After this offering, Instanz Nominees Pty. Ltd., currently the holder of 18,500,000 post-split shares of our common stock, will be entitled to registration rights to raise at least $2,500,000 in net proceeds from the sale of shares of our common stock. We have agreed to grant to Instanz Nominees Pty. Ltd. registration rights to sell a sufficient amount of shares to raise $2,500,000. In addition, Instanz Nominees Pty. Ltd. may also require us to "piggy-back" or include its unsold shares in future registration statements that we file. Upon registration, such unsold shares will be freely tradable in the public market without restriction.

If applicable, the registration period shall commence 180 days after the date the registration statement relating to this prospectus becomes effective and will expire on the first to occur of three years from the effective date of this offering or when Instanz Nominees Pty. Ltd. is able to otherwise sell such amount of shares under Rule 144 promulgated under the Securities Act. Except for such unsold shares, until such registration right period terminates, with the exception of Instanz nominees Pty. Ltd. , all of the other 10% or greater holders of our common stock have agreed not to sell any other shares without the consent of the other 10% holders.

  SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 140,783,356 shares of common stock outstanding. Of this amount, the 25,000,000 shares offered by this prospectus will be available for immediate sale in the public market as of the date of this prospectus. After the closing of this offering, approximately 92,000,000 additional shares will be available for sale in the public market following the expiration of the lock-up agreements. All of such shares will be subject to compliance with the volume and other limitations of Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of (a) 1% of the then outstanding shares of common stock (approximately 1,410,000 shares immediately after the offering) or (b) the average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale. A person who is not deemed to have been an affiliate of the company at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least two years is entitled to sell these shares under Rule 144(k) without regard to the limitations described above. Persons deemed to be affiliates must always sell under Rule 144, even after the applicable holding periods have been satisfied.

We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for our common stock, the personal circumstances of the sellers and other factors. Prior to this offering, there has been no public market for the common stock, and there can be no assurance that a significant public market for the common stock will develop or be sustained after the offering. Any future sale of substantial amounts of the common stock in the open market may adversely affect the market price of the common stock offered by this prospectus.

We have agreed to grant options to purchase an aggregate of 5,000,000 post-split shares of common stock to Robert Petty. The board of directors has also approved the 2000 stock option plan which provides for the issuance of options to purchase up to 8,250,000 post-split shares of our common stock, which will permit the resale of these shares in the public market, in accordance with Rule 144.

In addition, Instanz Nominees Pty. Ltd. has both 'demand' and 'piggyback' registration rights, to generate proceeds to it of $2,500,000. Registration of these securities under the Securities Act would result in the shares being registered becoming freely tradable without restriction under the Securities Act unless the shares were purchased by any of our affiliates, in which case they would be subject to certain restrictions under Rule 144 of the Act.

NO PUBLIC MARKET

There is no public market for our common stock. The initial public offering price for the common stock offered by this prospectus has been arbitrarily determined by us. There can be no assurance that a public market will ever develop in our common stock.

PLAN OF DISTRIBUTION

The Shares shall be offered on a self underwritten basis. The offering is self underwritten by the Company, which offers the Shares directly to investors through officers and directors, who will offer the Shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in the Company. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

The offering of the Shares shall terminate on October 31, 2001.

We reserve the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.

We have not applied for a listing, but have an oral agreement with National Capital, LLC to file a Form 211 with the NASD for a quotation of our securities. There is no established public market for I.T.'s common stock, and the offering price has been arbitrarily determined. There can be no assurance that a public market for the common stock will ever develop.

The first $50,000 in capital raised from this offering will be used to pay our estimated costs of the offering. We have already incurred and paid $613,781 in costs associated with this offering in its prior form. Funds received in the offering will be immediately available to us for use and will not be placed in an escrow or trust account. There is no minimum number of shares that must be sold in order for us to use any of the proceeds of this offering.

The offering is made without the participation of an underwriter or broker.

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for us Company by Kenneth G. Eade, Attorney at Law, of Santa Barbara, California.

EXPERTS

The financial statements of I.T. Technology, Inc. as of December 31, 1999, and for the period from February 2, 1999, date of inception, through December 31, 1999 and the financial statements of Stampville as of December 31, 1999 and for the period from April 14, 1999, date of inception, through December 31, 1999, have been included herein and in the registration statement in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments to that registration statement, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in our registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, we refer you to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance we refer you to the copy of that contract, agreement or other document to the extent filed as an exhibit to the registration statement.

You may read and copy all or any portion of the registration statement or any other information we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our Securities and Exchange Commission filings, including the registration statement, are also available to you over the Internet on the Securities and Exchange Commission's web site located at http://www.sec.gov. As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we will file periodic reports, proxy statements and other information with the Securities and Exchange Commission. We intend to furnish our stockholders with annual reports containing audited financial statements and with quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

No dealer, salesman or any other person has been authorized to give any information which is not contained in this prospectus or to make any representation in connection with this offering other than those which are contained in the prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by us.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities which are offered hereby to any person in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implications that there has been no change in our affairs or the facts which are herein set forth since the date hereof.

I.T. TECHNOLOGY, INC.

     INDEX TO CONSOLIDATED FINANCIAL STATEMENTS                       PAGE
     ------------------------------------------                       ----
     I.T. Technology, Inc.
     Report of Independent Certified Public Accountants                F-1
     Consolidated Balance Sheets                                       F-2
     Consolidated Statements of Operations                             F-3
     Consolidated Statement of Stockholders' Equity                    F-4
     Consolidated Statements of Cash Flows                             F-5
     Notes to Consolidated Financial Statements                        F-6
     Stampville.Com Inc.
     Report of Independent Certified Public Accountants                F-16
     Balance Sheets                                                    F-17
     Statements of Operations                                          F-18
     Statement of Stockholders' Equity                                 F-19
     Statements of Cash Flows                                          F-20
     Notes to Financial Statements                                     F-21
























[CAPTION]

                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors I.T. Technology, Inc.

We have audited the accompanying consolidated balance sheet of I.T. Technology, Inc. (the "Company") (a development stage enterprise) as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from February 2, 1999 (inception) through December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of I.T. Technology, Inc. as of December 31, 1999, and the consolidated results of its operations and its consolidated cash flows for the period from February 2, 1999 (inception) through December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Los Angeles, California
March 10, 2000
















F-1



                                          I.T. Technology, Inc.
                                    (a Development Stage Enterprise)

                                        CONSOLIDATED BALANCE SHEETS


                                                  December 31,1999         September 30, 2000
                                                                              (Unaudited)
                                                  ----------------         ------------------
ASSETS
CURRENT ASSET
  Cash and cash equivalents . . . . . . . . . .      $ 2,179,998            $       82,224
  Prepaid expenses  . . . . . . . . . . . . . .                -                    13,390
                                                     -----------                ----------
                                                       2,179,998                    95,614
PROPERTY AND EQUIPMENT, net . . . . . . . . . .          649,021                   631,630
INVESTMENT IN STAMPVILLE.COM INC  . . . . . . .        2,323,922                 1,606,435
INVESTMENT IN VIDEO DOME  . . . . . . . . . . .                -                   300,000
DEFERRED OFFERING COSTS  . . . . . . . . . . . .          33,682                   613,781
                                                     -----------                ----------
      Total assets  . . . . . . . . . . . . . .      $ 5,186,623            $    3,247,460
                                                     ===========                ==========

                                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable  . . . . . . . . . . . . . .      $    28,001            $       27,463
  Accrued expenses  . . . . . . . . . . . . . .           40,331                    69,329
  Payables due to affiliates. . . . . . . . . .            -                       975,000
  Payable due to Stampville.Com Inc . . . . . .        1,425,508                   360,000
                                                     -----------                ----------
      Total current liabilities . . . . . . . .        1,493,840                 1,431,792
PAYABLE TO STAMPVILLE.COM INC.-less current
      Portion . . . . . . . . . . . . . . . . .          584,369                         -
NOTE PAYABLE  . . . . . . . . . . . . . . . . .          455,848                   381,850
COMMITMENTS AND CONTINGENCIES . . . . . . . . .                -                         -
STOCKHOLDERS' EQUITY  . . . . . . . . . . . . .
  Preferred stock, par value $.001; . . . . . .
      authorized 25,000,000 shares, no  . . . .
      shares issued and outstanding . . .    . . .            -                          -
  Common stock, par value $.0002; authorized. .
      500,000,000 shares issued and . . . . . .
      outstanding 82,500,000 share respectively          16,500                     16,500
  Additional paid-in capital. . . . . . . . . .       3,055,509                  3,055,509
  Deficit accumulated during the development  .
      Stage . . . . . . . . . . . . . . . . . .        (419,443)                (1,638,191)
                                                     -----------                ----------
                                                      2,652,566                  1,433,818
                                                     -----------                ----------
                                                    $ 5,186,623                 $3,247,460
                                                     ===========                ==========


                       The accompanying notes are an integral part of these statements
















F-2





                                    I.T. Technology, Inc.
                               (a development stage enterprise)

                              CONSOLIDATED STATEMENTS OF OPERATIONS

                                          Period from                                 Period from
                                          February 2,                                 February 2,
                                          1999(inception)    Nine Months Ended        1999(inception)
                                          through December   September 30,            through
                                          31, 1999           2000         1999        September
                                                                                      30,2000
                                          ------------    ----------     -------      -------------
                                                         (Unaudited)   (Unaudited)      (Unaudited)
Income and (expenses) . . . . . . . .
  Foreign currency translation gain .       $  17,033      $  62,654    $ 15,858        $  79,687
  Other income  . . . . . . . . . . .            -             8,979       3,760            8,979
  Interest, net . . . . . . . . . . .           9,174      (173,135)      (5,504)         (163,961)
  Legal and professional fees . . . .       (125,687)       (74,351)     (67,336)         (200,038)
  Salaries  . . . . . . . . . . . . .        (66,618)      (152,840)     (25,000)         (219,458)
  Travel and entertainment  . . . . .        (33,675)       (39,666)      (3,783)          (73,341)
  Equity in loss of Stampville.Com Inc.     (185,955)      (803,271)      (4,331)         (989,226)
  Other expense . . . . . . . . . . .        (33,715)       (47,118)     (21,372)          (80,833)
                                          ------------    ----------     -------      -------------
          NET LOSS                          (419,443)   $(1,218,748)   $(107,708)      $(1,638,191)
                                          ============    ==========     =======      =============
Basic and diluted loss per common share      $ (0.01)       $(0.02)       $(0.01)
                                          ============    ==========     =======
Weighted-average shares outstanding        56,110,695    82,500,000   50,786,460
                                          ============    ==========     =======

                     The accompanying notes are an integral part of these statements.

F-3


                                          I.T. Technology, Inc.
                                    (a development stage enterprise)
                             CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                   Period from February 2, 1999 (inception) through December 31, 1999 and nine months ended September 30, 2000 (Unaudited)


                                                                                 Deficit
                                                                                 Accumulated
                             Preferred Stock      Common Stock      Additional   during the
                             ---------------     --------------     paid-in      development
                             Shares   Amount     Shares    Amount   capital      stage       Total
                             ------   ------  ----------   ------   ---------- ----------   --------
Balance at (inception)
  February 2, 1999           --       --        --        $   --    $      --       --      $   --

Issuance of  shares to
  founders for cash          --       --      20,000,000   4,000       16,000       --       20,000

Issuance of  shares
  for cash, net
  of $27,210 issuance costs  --       --      49,250,000   9,850      594,190       --      604,040

Issuance of  shares for
  services                   --       --         750,000     150        7,350       --        7,500

Issuance of shares in
  a private placement,
  net of $59,531
  issuance costs             --       --      12,500,000   2,500    2,437,969       --    2,440,469

Net loss for the period      --       --             --      --         --     (419,443)    419,443)
                             ------   ------  ----------   ------   ---------- ---------- ---------
Balance at December 31, 1999 --       --      82,500,000  16,500    3,055,509  (419,443)  2,652,566

Net loss for the period      --       --             --      --         --   (1,218,748) (1,218,748)
                             ------   ------  ----------   ------   ---------- ---------- ---------
Balance at
 September 30, 2000          --       --      82,500,000  16,500    3,055,509(1,638,191)  1,433,818
 (Unaudited)                ======   ======  ==========  =======   ========== ========== =========

                        The accompanying notes are an integral part of this statement.



F-4



























I.T. Technology, Inc.
(a development stage enterprise)
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               Period from                              Period from
                                               February 2,                              February 2,
                                               1999 (inception)   Nine Months Ended     1999
                                               through              September 30        through
                                               December 31,      2000       1999        September 30,
                                               1999                                     2000
                                               ----------   ------------   ----------  ------------
                                                            (Unaudited)   (Unaudited)   (Unaudited)
Increase (decrease) in cash:
Cash flows from operating activities:
  Net loss . . . . . . . . . . . . . . . . .  $(419,443)    $(1,218,748)   $(107,708)  $(1,638,191)
  Adjustments to reconcile met loss to net .
   cash used in operating activities . . . .
   Depreciation and amortization . . . . . .     14,852          25,631        7,170        40,483
   Amortization of debt discount . . . . . .          -         143,065            -       143,065
   Equity in losses of Stampville.Com Inc. .    185,955         803,271        4,331       989,226
   Increase in prepaid expenses  . . . . . .          -        (13,223)            -       (13,223)
   Increase in other receivables . . . . . .          -           (167)            -          (167)

   Decrease in accounts payable  . . . . . .     28,001           (538)       50,206        27,463
   Increase in accrued expenses. . . . . . .     40,331         31,522        25,000        71,853
   Nonmonetary compensation. . . . . . . . .      7,500              -         7,500         7,500
                                               ----------   ------------   ----------  ------------
     Net cash used in operating activities .   (142,804)      (229,187)      (13,501)     (371,991)
                                               ----------   ------------   ----------  ------------
Cash flows from investing activities . . . .
   Investment in Stampville.Com Inc. . . . .   (500,000)    (1,881,250)     (250,000)   (2,381,250)
   Investment in Video Dome. . . . . . . . .          -       (300,000)          -        (300,000)
   Purchase of property plant & equipment. .   (208,025)        (8,240)     (194,010)     (216,265)
                                               ----------   ------------   ----------  ------------
     Net cash used in investing activities .   (708,025)    (2,189,490)     (444,010)   (2,897,515)
                                               ----------   ------------   ----------  ------------
Cash flows from financing activities . . . .
   Proceeds from issuance of common stock. .   3,064,509            -        624,040     3,064,509
   Proceeds from Note payable. . . . . . . .           -       975,000        65,300       975,000
   Increase in deferred offering costs . . .     (33,682)     (580,099)      (59,147)     (613,781)
                                               ----------   ------------   ----------  ------------
     Net cash used in (provided by). . . . .
        financing activities . . . . . . . .    3,030,827      394,901       630,193     3,425,728
                                               ----------   ------------   ----------  ------------
Effect of exchange rate changes on cash. . .            -      (73,998)            -       (73,998)
                                               ----------   ------------   ----------  ------------
     Net (decrease) increase in cash . . . .    2,179,998   (2,097,774)       172,682       82,224
Cash at beginning of period  . . . . . . . .            -    2,179,998          -         -
                                               ----------   ------------   ----------  ------------
Cash at end of period .. . . . . . . . . . .   $2,179,998      $82,224       $172,682     $ 82,224
                                               ==========   ============   ==========  ============
Supplemental disclosures of noncash  . . . .
          investing activities . . . . . . .
Property acquired by issuance of note payable    $455,848     $      -       $457,098     $455,848
                                               ==========   ============   ==========  ============
Investment in Stampville.Com Inc, acquired .
          through a liability  . . . . . . .   $2,009,877     $      -       $      -   $2,009,877
                                               ==========   ============   ==========  ============
Issuance of Common Stock for Services    . . .     $7,500     $      -       $      -       $7,500
                                               ==========   ============   ==========  ============


                      The accompanying notes are an integral part of these statements





F-5






[CAPTION]
                     I.T. Technology, Inc. and Subsidiaries
                        (a Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - COMPANY BACKGROUND AND BUSINESS PLAN

I.T. Technology, Inc. (I.T.) was incorporated on February 2, 1999 to engage in businesses related to the internet, e-commerce and technology ventures, directly and through the acquisition of equity ownership in internet related and other technology companies. I.T. has two wholly-owned subsidiaries, I.T. Technology Pty. Ltd., which furthers its operations in Australia, and Bickhams Capital, Inc. (collectively referred to as the "Company").

The Company is in the development stage, and its efforts through September 30, 2000 have been principally devoted to organizational activities, raising capital, acquiring equity interests in Stampville.Com Inc. and VideoDome.com Networks, Inc and other development efforts. Management anticipates incurring substantial additional losses as it pursues its strategies. Additionally, the Company will require additional capital to fund further development and operations of Stampville.Com Inc. (See Note F). The Company intended to meet its current anticipated capital funding requirements principally through proceeds from the sale of up to 4.5 million of its shares of common stock in an Initial Public Offering ("IPO"). On August 4, 2000, the Company's registration statement filed on Form SB-2 with the Securities and Exchange Commission covering the offer and sale of these shares was declared effective. Prior to the disbursement to the Company of any proceeds from the sale of shares in the IPO, the Company must receive a minimum of $5 million of proceeds. To date this minimum has not been reached and the Company's Board of Directors has approved a management proposal to restructure the share capital of the company to a five-for-one forward split, and to amend the IPO to offer 25,000,000 post-split shares of common stock at $.10 per share. As part of its restructuring proposal, the Board of Directors also approved a $450,000 private placement of restricted common shares to an affiliate. Depending upon how long it takes for the Company to raise capital from the sale of shares in the IPO, it will rely on loans from affiliates, at their discretion, and/or debt or equity financing through subsequent private placements to finance its operations.

NOTE B - UNAUDITED INTERIM FINANCIAL STATEMENTS

The consolidated financial data as of and for the nine months and the three months ended September 30, 2000 included in the accompanying financial statements have been derived from our unaudited financial statements, pursuant to the rules and regulations of the Securities and Exchange Commission ("the Commission"). In the opinion of management, the unaudited financial statements and condensed notes have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations. The results for the nine- month and the three-month periods ended September 30, 2000 are not necessarily indicative of the results to be expected for the entire year.


F-6

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.   Principles of Consolidation

The consolidated financial statements include the accounts of I.T. and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

2.   Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   Property and Equipment

Property and equipment are stated at cost. Depreciation is provided for using the straight-line method of accounting over the estimated useful lives ranging from 5 to 25 years.

4.  Investment is Stampville.Com, Inc.

The investment in Stampville.Com, Inc. consists of a 50.1 percent equity interest and is accounted for using the equity method because of the remaining contingent payment of $5,000,000. (See Note F and Note K).

5.   Income Taxes

Deferred income taxes are recorded using enacted tax laws and rates for the years in which the taxes are expected to be paid. Deferred income taxes are provided for when there is a temporary difference in recording such items for financial reporting and income tax reporting. The temporary differences that give rise to deferred tax assets primarily are depreciation and accrual to cash adjustments which were reduced by a like amount because of the uncertainty that the deferred tax assets will not be realized.

6.   Foreign Currency

The functional currency of the subsidiary, which has no ongoing revenue producing operations and is entirely dependent on the Company for its financing, is considered to be the U.S. dollar. Transaction gains and losses arise primarily from cash maintained in an Australian bank and a note payable that will be settled in Australian dollars. Accordingly, transaction gains and losses are included in the determination of net loss for the period.


F-7





7.   Deferred Offering Costs

Deferred offering costs include expenses incurred in connection with the Company's registration statement on Form SB-2, which was declared effective on August 4, 2000. These costs will be charged against stockholders' equity upon successful completion of the offering. If the offering is not consummated, the deferred offering costs will be charged to expense.

8. Restated Number of Shares

All number of shares and per share amounts have been restated to reflect the five-for-one stock split.


NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of:

                                          September 30,    December 31,
                                             2000             1999
                                          -------------    ------------
                                           (unaudited)

Land                                       $ 150,000        $ 150,000
Building                                     451,630          451,630
Office equipment                              70,483           62,243
                                          -------------    ------------
                                             672,113          663,873
Less accumulated depreciation                (40,483)         (14,852)
                                          -------------    ------------
                                           $ 631,630        $ 649,021
                                          =============    ============
NOTE E - CAPITALIZATION

1.   Preferred Stock

The Company has authorized the issuance of 25,000,000 shares of preferred stock, par value $.001 per share. The Board of Directors of the Company has the right to create one or more series of preferred stock and to determine the rights, preferences and privileges of any such series.

2.   Common Stock

The Company issued 20,000,000 post-split shares of common stock to the founders through controlled companies at a purchase price of $0.001 per share (aggregate of $20,000).

The Company issued 50,000,000 post-split shares of common stock to various companies that were affiliates of certain officers of the Company at purchase prices between $0.01 and $0.025 per share (aggregate of $631,250), excluding offering costs of $27,120.

F-8


On October 26, 1999, the Company issued 12,500,000 post-split shares of common stock to Instanz Nominees Pty. Ltd., a related party, at a purchase price of $0.20 per share, excluding offering costs of $59,531.

On September 28, 2000, the Board of Directors approved a restructuring plan, including a five-to-one forward split of the Company's common stock. Shareholders approved this stock split on November 6, 2000. The number of shares outstanding and loss per share amounts have been restated in this report for the split.

NOTE F - INVESTMENT IN STAMPVILLE.COM INC.

Pursuant to the terms of a Stock Purchase Agreement dated June 18, 1999, the Company acquired a 6% equity interest in the common stock of Stampville.Com Inc., an unrelated party, and had an option to acquire additional shares representing up to 19% (for a total of 25%) of Stampville.Com Inc. common stock at its sole discretion in various amounts up to an aggregate of $5,000,000 over the next three years. Stampville.Com Inc. is newly formed (April 14, 1999) to engage in the business of selling collectible stamps and other memorabilia on the Internet and on a wholesale basis to chain stores and small businesses, and on a retail basis to the general public. Stampville.Com Inc. is a development stage enterprise and its activities through September 30, 2000 have been principally devoted to organizational and development activities, including the continued development of its database of stamp information and the initial launch of its website and various micro websites.

On December 8, 1999, the Stock Purchase Agreement was amended to accelerate the payment terms contained in the original Stock Purchase Agreement, which would allow the Company to own an immediate 50.1 percent of Stampville.Com Inc.'s common stock. The amended agreement included payments terms as follows:

1.   Cash payment of $500,000.

2. Cash payment of $1,000,000 payable within 60 days from the date of the amended agreement.

3. Eight equal quarterly installments of $156,250 ($1,250,000) payable commencing upon the execution of the amended agreement. The installment payable was discounted $240,123, using a discount rate of 20%. Through September 30, 2000, quarterly payments including advanced quarterly payments of $881,250 were made. The discount is being amortized over the term of the payable using the effective interest method.

4. The Company agrees to use commercially reasonable efforts to make a further payment, or otherwise cause a party or parties designated by the Company to invest an additional $5,000,000 in Stampville.Com Inc. The additional payment is payable no later than twelve (12) months from the date of the amended agreement; or alternatively within 30 days following the closing of the Company's IPO that raises a minimum amount of $10,000,000.

If the Company fails to make or have made the further payment of $5,000,000 (as noted in point 4 above), its ownership percentage would be reduced to the lessor of (a) 27.5% of Stampville's Common Stock or (b) the total invested by the Company pursuant to the purchase agreement divided by $100,000.
F-9

In October, 2000, the Company entered into a revised agreement with Stampville, which significantly changed the terms of the agreement as recited above. (See Note K).

The following summarizes the investment in Stampville.Com Inc.

Cash payment of $250,000 (paid under original agreement)    $ 250,000
Cash payment of $250,000 (paid prior to December 31, 1999)    250,000
Cash payment of $1,000,000
 (paid on or about February 14, 2000)                       1,000,000
 Installment payable, less discount of $240,123             1,009,877
                                                            ---------
Total Contribution                                          2,509,877
Equity in losses in Stampville.Com Inc. for the
 period ended December 31, 1999                              (185,955)
                                                            ---------
Balance as at December 31, 1999                             2,323,922
Equity in losses in Stampville.Com Inc.
 for the 9 months ended September 30, 2000 (unaudited)       (803,271)
Adjustment to installment payable
 per revised agreement (See Note K)                            85,784
                                                            ---------
Balance as at September 30, 2000 (unaudited)               $1,606,435
                                                            =========
In connection with the amended Stock Purchase Agreement, the Company granted to individuals nominated by the current shareholders of Stampville.Com Inc., other than the Company, options to purchase 8,000,000 post-split shares of the Company's common stock at an exercise price equal to $.25 per share. Upon completion of the additional $5,000,000 payment mentioned above, the options become exercisable commencing two years from the date of grant in increments of 20 percent per annum. (See Note K).

In addition, the Company has entered into a shareholders agreement with Stampville.Com Inc. and its shareholders that, among other things, restricts the ability of the shareholders of Stampville.Com Inc. to transfer their interests; provides that at least one board of director of Stampville.Com Inc. be designated by the Company and requires that the Company-designated director approve of certain significant corporate transactions; and provides that at least one of the executive officers of Stampville.Com Inc. be an individual selected by the Company and that the Company representative have the right to approve certain corporate transactions. The Company's right to any preferential board and management representation will terminate at the earlier of the cancellation of the Stock Purchase Agreement or on June 18, 2002. Stampville.Com Inc.'s continuance is dependent on its ability to obtain funds from the Company pursuant to the Stock Purchase Agreement and its continued agreement with the Inter-Governmental Philatelic Corporation. There can be no assurance that the Company or Stampville.Com Inc. will obtain the financing to develop or to sustain the operations of Stampville.Com Inc.

Stampville.Com Inc. entered into an agreement dated December 1, 1999, with the Inter-Governmental Philatelic Corporation (IGPC), of which the president is a related party to certain officers of Stampville.Com Inc., whereby IGPC will provide stamp sheets as well as additional services, including website content, to Stampville.Com Inc.
F-10
The agreement with IGPC has a term of three years with an automatic renewal to extend for an additional two years, unless terminated at the end of the initial term by either party. In addition, IGPC extended a line of credit not to exceed $2,000,000 to Stampville.Com Inc. for the purchase and shipping of stamps from IGPC. Amounts outstanding under the credit line are payable within 120 days from the date of such credit.

Should Stampville.Com Inc. not be able to renew its contract with IGPC on favorable terms, or require a change in stamp providers, this could cause significant service disruptions, which may have an adverse affect on the Company. Stampville is presently pursuing business relationships with various other worldwide philatelic dealers.

The Company has entered into a consulting agreement with an individual, who is affiliated with the Company who has provided services to the Company in connection with its investment in Stampville.Com Inc. Pursuant to the agreement, the Company issued 750,000 post-split shares of its common stock to the individual. As a result, the Company recorded compensation expense of $7,500. The Company will potentially issue up to an additional 1,750,000 post-split shares of Common Stock upon completion of all stages of its investment in Stampville. Pursuant to an amended agreement, the individual is further entitled to payments of 1% of cash distributions (i.e. initial public offering or sale) made to Stampville's shareholders.

NOTE G - INVESTMENT IN VIDEODOME.COM NETWORKS INC.

On March 24, 2000, the Company entered into an option agreement to acquire up to a 50.1% equity interest in VideoDome.Com Networks, Inc. (VideoDome). On April 10, 2000, the Company invested an initial $150,000 for a 5% equity interest in VideoDome. On July 28, 2000 the Company invested a further $150,000 for an additional 5% equity interest. An option to acquire a further 40.1% equity interest for approximately $5,000,000 upon completion of due diligence, receipt from VideoDome of audited financial statements, and the raising of sufficient funds to complete the potential investment in VideoDome expired on October 31, 2000.

0n October 31, 2000, the Company entered into a revised agreement with VideoDome, which significantly changed the terms of the agreement as recited above. Management is under no obligation to either continue or discontinue the Videodome acquisition (See Note K).


NOTE H - NOTES PAYABLE

Long-term debt at September 30, 2000 consists of:

(i) A loan to purchase property on 34-36 Punt Road in Melbourne Australia, collateralized by the building and bearing interest at a rate of 7.25% per annum. The loan requires monthly payments of interest with the principal balance due in July 2001. The loan is guaranteed by a shareholder of the Company. Pursuant to the terms of the purchase agreement, title to the property will transfer when the principal balance is paid in full.

F-11

(ii) Note payable to Ledger Technologies Pty. Ltd., a related party. As at September 30, 2000, Ledger Technologies Pty. Ltd. has advanced the Company $825,000 to fund its working capital needs, including potential quarterly payments to Stampville. The loan bears interest at the rate of ten percent (10%) per annum and is payable in equivalent Australian dollars.

(iii) On August 1, 2000, the Company borrowed $150,000 from Instanz Nominees Pty. Ltd., a related party. The loan bears interest at the rate of ten percent (10%) per annum.

Notes Payable consists of the following as of:




                                          September 30,    December 31,
                                          2000             1999
                                          -------------    ------------
                                           (unaudited)

Property loan -  34-36 Punt Road
 Melbourne Australia                       $ 381,850        $ 455,848
Loan from affiliate -
 Ledger Technologies Pty. Ltd                825,000                -
Loan from affiliate
 - Instanz Nominees Pty Ltd                  150,000                -
                                          -------------    ------------
                                          $1,356,850        $ 455,848
                                          =============    ============
NOTE  I -  STOCK OPTION PLAN

In January 2000, the Company's board of directors authorized the issuance of up to 8,250,000 post-split shares of common stock in connection with the Company's 2000 Stock Option Plan. The 2000 Stock Option Plan will become effective in connection with the registration statement filed on February 14, 2000. The Company intends to grant options under the Stock Option Plan to officers, directors, employees and consultants of the Company and its subsidiaries. The Company has not granted any options under the 2000 Stock Option Plan.

NOTE J - CONSULTING AGREEMENT WITH PETTY CONSULTING, INC.

On January 17, 2000, the Company entered into a one-year Consulting Agreement with Petty Consulting, Inc. pursuant to which Robert Petty agreed to provide consulting services with annual compensation payable to his consulting corporation in the amount of $12,000, to be paid in accordance with the Company's general compensation practices.

Under the consulting agreement, the Company granted stock options to acquire up to 7,250,000 post-split shares of common stock at an exercise price ranging from $0.20 to $0.40. The stock options vest upon reaching certain market capitalization objectives or selling equity securities of one or more of the Company's subsidiaries in an initial public offering or through a third-party sale. (See Note K.)

F-12

The stock option term is the lesser of (i) two years from the vesting date,
(ii) five years from the date of the consulting agreement, or (iii) 30 days after the termination of Robert Petty's employment or consulting arrangement for the Company. (See Note K).

NOTE K - SUBSEQUENT EVENTS

On September 28, 2000, the Board of Directors approved a restructuring plan, which it implemented by resolutions of the Board on October 20, 2000. Pursuant to the restructuring plan, which was approved by shareholders on November 6, 2000, the Company increased its share capital to 500,000,000 common shares in a five-for-one share split. The company further accepted a private placement subscription for 9,000,000 post-split shares of its common stock at $.05 per share, for total proceeds of $450,000, from Sunswipe Australasia Pty. Ltd., a company affiliated with Lisa Mochkin, the spouse of Levi Mochkin, our Chief Executive Officer and director. The Board also authorized the conversion of $975,000 in Notes Payable to affiliates outstanding at September 30, 2000 and an additional $80,000 advanced by Ledger Technologies Pty Ltd on October 3, 2000 (plus accrued interest) at the rate of $.04 per post split shares, at the option of the creditors, who were given until November 6, 2000 to accept the offer. Ledger Technologies, Inc., who was owed $905,000 plus accrued interest of $26,334.25 exercised its option and was issued 23,283,356 shares in lieu of the debt.

As of November 8, 2000, the Company has entered into a new Loan Agreement with Ledger Technologies Pty Ltd, pursuant to which it has borrowed $100,000. The loan bears interest at the rate of ten percent (10%) per annum and is payable in equivalent Australian dollars.

Subsequent to September 30, 2000, the Company made additional payments to Stampville of approximately $266,000.

As of October 13, 2000, the Company entered into an amended stock purchase agreement with Stampville.com, Inc, pursuant to the terms of which the Company retains a 50.1 percent equity investment in Stampville in return for the $2,461,250 already paid including an additional $80,000 payment on October 3, 2000, and additional payments totaling $280,000. Two additional payments of $93,000 each were made on October 16 and October 30, 2000, and $94,000 was paid on or about November 29, 2000. In addition, the options granted to nominees of the current shareholders of Stampville.com, Inc. were canceled, and the Company agreed to issue outright 5,000,000 post-split shares of company common stock over a two year period, in place of the options, of which 200,000 pre-split(1,000,000 post-split)shares were issued on November 1, 2000. The financial statements of Stampville.com will be consolidated with the Company going forward.

On or about October 4, 2000, Helen Abeles (affiliated with Instanz Nominees) resigned as a director of the company.

Subsequent to September 30, 2000, the Company has also canceled all previous options outstanding to Robert Petty and has approved granting Mr. Petty an option to purchase up to five million (5,000,000) post-split shares of the company's common stock over the next three years at an exercise price of $0.10 per share.
F-13

On October 31, 2000 the Company's previous option to acquire an additional 40.1% of VideoDome expired. The Company and VideoDome subsequently entered into a newly amended and restated Stock Option Agreement, granting the Company the right to increase its present holding of 10% of VideoDome and initially acquire up to 25% of the outstanding capital stock of VideoDome at an exercise price of $1,000,000 payable in ten monthly installments, with subsequent options to move to 50.1% and potentially beyond. The first payment of $100,000 was made on November 9, 2000. The Company is under no obligation to exercise the options to purchase the further interests in VideoDome.











F-14


































[CAPTION]
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors Stampville.Com Inc.

We have audited the accompanying balance sheet of Stampville.Com Inc. (the "Company") (a development stage enterprise) as of December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the period from April 14, 1999 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stampville.Com Inc. as of December 31, 1999, and the results of its operations and its cash flows for the period from April 14, 1999 (inception) through December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

/s/  GRANT THORNTON LLP
     ------------------
Los Angeles, California
March 10, 2000

F-15




















[CAPTION]

                               Stampville.Com Inc.
                        (a development stage enterprise)
                                 BALANCE SHEETS


                                              December 31,  September 30,
                                                 1999          2000
                                              -----------   -----------
                                                            (Unaudited)
                       ASSETS
                       ------
CURRENT ASSETS

       Cash                                   $    47,066       $     7,594
       Accounts receivable                          1,370             1,367
       Receivable due from shareholder          1,000,000                 -
       Inventories                                 18,459            39,611
       Prepaid expenses                                --            13,931
                                                -----------    -----------

Total current assets                            1,066,895            62,503
PROPERT AND EQUIPMENT, net                         74,739           140,594

DEPOSITS                                            6,160             8,300

TECHNOLOGY COSTS                                   11,487           168,237
                                                 -----------    -----------
                                              $ 1,159,281       $   379,634
                                                 ===========    ===========

            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
       Payable to IGPC                        $    29,273       $    14,963
       Accounts payable                                --            58,877
       Accrued expenses                             1,176            43,320
       Capitalized lease obligation                    --             1,317
                                                 -----------    -----------
Total current liabilities                          30,449           118,477

COMMITMENTS AND CONTINGENCIES                          --                --

STOCKHOLDERS' EQUITY
  Common stock, par value $0.01;
   authorized 100,000 shares,
   issued and outstanding 100,000
   shares, respectively                             1,000            1,000
Additional paid-in capital                      2,508,877        2,594,661
Receivable due from shareholder                (1,009,877)        (360,000)
Deficit accumulated during the
 development stage                               (371,168)      (1,974,504)
                                                 -----------    -----------
Total stockholders' equity                      1,128,832          261,157
                                                 -----------    -----------

                           TOTAL              $ 1,159,281      $   379,634

                                       ===========    ===========

        The accompanying notes are an integral part of these statements

F-16
















































                                           Stampville.Com Inc.
                                    (a development stage enterprise)
                                        STATEMENTS OF OPERATIONS

                                      Period from April 14,
                                      1999 (inception)
                                      through December 31,  Nine months ended      Cumulative to
                                      1999                  September 30, 2000     September 30, 2000
                                      --------------------- ------------------    -----------------
                                                               (Unaudited)           (Unaudited)

Revenues                              $   5,119               $  13,162              $  18,281
Cost of goods sold                       (2,482)                 (7,818)               (10,300)
                                        ---------               ---------              ---------
              Gross profit                2,637                   5,344                  7,981
General and administrative expenses
   Salaries and consultants            (115,384)               (993,425)            (1,108,809)
   Legal and professional fees          (35,755)                (64,560)              (100,315)
   Rent                                 (11,000)                (83,470)               (94,470)
   Travel and entertainment             (23,328)                (48,978)               (72,306)
   Technology expense                  (101,696)               (233,223)              (334,919)
   Advertising and promotion                  -                (139,088)              (139,088)
   Other                                (86,642)               (190,823)              (277,465)
Interest, net                                 -                 144,887                144,887
                                        ---------              ----------              ---------
              NET LOSS                $(371,168)            $(1,603,336)           $(1,974,504)
                                        =========             ===========            ===========


                     The accompanying notes are an integral part of these statements.

F-17



                                           Stampville.Com Inc.
                                    (a development stage enterprise)
                                    STATEMENT OF STOCKHOLDERS' EQUITY
                    Period from April 14, 1999 (inception) through December 31, 1999 and nine months ended September 30, 2000 (Unaudited)


                                                                             Deficit
                                                                             accumulated
                           Common Stock            Additional  Receivable    during the
                        ----------------------     paid-in     due from      development
                          Shares       Amount      capital     shareholder   stage          Total
                        -----------  -----------  -----------  -----------   -----------  -----------

Balance at (inception)
       April 14, 1999         --     $      --    $     --    $      --     $     --     $     --
Issuance of shares
 to founders              49,900            --          --           --           --           --
Issuance of
 shares for cash
       and receivable     50,100         1,000    2,508,877   (1,009,877)         --    1,500,000
Net loss for the period       --            --          --           --     (371,168)    (371,168)
                        -----------  -----------  -----------  -----------   -----------  -----------
Balance at
 December 31, 1999       100,000         1,000    2,508,877   (1,009,877)   (371,168)   1,128,832
Principal portion
 of payments
 from shareholder            --             --         --        735,661          --      735,661
Adjustment to installment
 receivable per revised
 agreement                   --             --      85,784      (85,784)          --           --
Net loss for the period      --             --         --            --   (1,603,336)  (1,603,336)
                        -----------  -----------  -----------  -----------   -----------  -----------

Balance at September
 30, 2000 (Unaudited)    100,000     $   1,000  $2,594,661    $(360,000) $(1,974,504)    $261,157
                        ===========  ===========  ===========  ===========    ===========  ==========


                      The accompanying notes are an integral part of this statement.


F-18






























                                           Stampville.Com Inc.
                                    (a development stage enterprise)
                                        STATEMENTS OF CASH FLOWS

                                         Period from April
                                         14, 1999 (inception)  Nine months
                                         through December      ended September    Cumulative to
                                         31, 1999              30, 2000           September 30, 2000
                                         --------------------  ---------------    ------------------
                                                                  (Unaudited)          (Unaudited)
Increase (decrease) in cash:
Cash flows from operating activities:
 Net loss                                   $  (371,168)         $(1,603,336)         $(1,974,504)
 Adjustments to reconcile net loss to net
   cash used in operating activities
Depreciation and amortization                     6,249               78,947               85,196
Amortization of Debt Discount
 (Interest Income)                             (145,589)            (145,589)
Changes in accounts receivable                   (1,370)                   3               (1,367)
Changes in inventories                          (18,459)             (21,152)             (39,611)
Changes in prepaid expenses
 and other current assets                           --               (13,931)             (13,931)
Changes in other Assets                          (6,160)              (2,140)              (8,300)
Changes in accounts payable
 and accrued expenses                            30,449               86,711              117,160
                                               -----------          -----------          -----------
Net cash flows used in operating activities    (360,459)          (1,620,487)          (1,980,946)
                                               -----------          -----------          -----------
Cash flows from investing activities:
   Purchase of property and equipment           (80,988)             (91,011)            (171,999)
   Increase in capitalized technology costs     (11,487)            (196,750)            (208,237)
                                               -----------          -----------          -----------
Net cash flows used in investing activities     (92,475)            (287,761)            (380,236)
                                               -----------          -----------          -----------
Cash flows from financing activities:
   Proceeds from issuance of common stock        500,000            1,881,250            2,381,250
   Receivable from shareholder                       --              (12,474)             (12,474)
                                               -----------          -----------          -----------
Net cash flows provided by
 financing activities                            500,000            1,868,776            2,368,776
                                               -----------          -----------          -----------
Net (decrease) increase in cash
 and cash equivalents                             47,066              (39,472)               7,594
Cash and cash equivalents at
 beginning of period                                  --               47,066                   --
                                               -----------          -----------          -----------
Cash and cash equivalents at end of period   $    47,066          $     7,594          $     7,594
                                               ===========          ===========          ===========
Non-cash financing activity:
   Issuance of common stock for receivables
   due from shareholders
   Amount classified as an asset             $ 1,000,000          $        --          $ 1,000,000
Amount classified as an offset to equity       1,009,877                   --            1,009,877

                                               -----------          -----------          -----------
                                             $ 2,009,877          $        --          $ 2,009,877
                                               ===========          ===========          ===========
Equipment acquired through
capital lease obligation                     $        --          $    13,792          $    13,792
                                               ===========          ===========          ===========

                     The accompanying notes are an integral part of these statements.


F-19








[CAPTION]
Stampville.Com Inc.
(a development stage enterprise)
NOTES TO FINANCIAL STATEMENTS - CONTINUED
September 30, 2000 (Unaudited) and December 31, 1999

NOTE A - DESCRIPTION OF BUSINESS

Stampville.Com Inc. (the "Company") was incorporated on April 14, 1999 to engage in the business of selling collectible stamps and other memorabilia on the Internet and on a wholesale basis to chain stores and small businesses, and on a retail basis to the general public and collectors.

Pursuant to the terms of a Stock Purchase Agreement dated June 18, 1999, I.T. Technology, Inc. ("ITT") acquired a 6% equity interest in the Company's common stock and had an option to acquire additional shares representing up to 19% (for a total of 25%) of the Company's common stock at ITT's sole discretion in various amount sup to an aggregate of $5,000,000, over the next three years.

On December 8, 1999, the Stock Purchase Agreement was amended to accelerate the payment terms contained in the original Stock Purchase Agreement, which would allow ITT to own an immediate 50.1 percent of the Company's common stock. The amended agreement includes payment terms as follows:

1.   Cash payment of $500,000.

2. Cash payment of $1,000,000 payable within 60 days from the date of the amended agreement.

3. Eight equal quarterly installments of $156,250 ($1,250,000) payable commencing upon the execution of the amended agreement. (First quarterly payment due no later than May 8, 2000). The receivable was discounted $240,123 using a discount rate of 20%. The discount is being amortized over the term of the receivable using the effective interest method.

4. ITT agrees to use commercially reasonable efforts to make a further payment, or otherwise cause a party or parties designated by ITT to invest an additional $5,000,000 in the Company. The additional payment is payable no later than twelve (12) months from the date of the amended agreement; or alternatively within 30 days following the closing of ITT's initial public offering that raises a minimum amount of $10,000,000.

If ITT fails to make or have a third party make the further payment of $5,000,000 (as noted in point 4 above), its ownership percentage would be reduced to the lesser of 1) 27.5% of the Company's common stock or 2) the total invested by ITT pursuant to the purchase agreement divided by $100,000.

On October 13, 2000, the Stock Purchase Agreement was further amended to allow ITT to retain 50.1% of the Company's common stock in return for $2,741,250 already paid. In addition, ITT has agreed to loan the Company $750,000 upon the ITT closing of an initial public offering and raising a minimum of $2,000,000.

F-20


In addition, ITT has entered into a Shareholders Agreement with the Company and its shareholders that, among other things, restricts the ability of the Company's shareholders to transfer their interests; provides that at least one board of director of the Company be designated by ITT and requires that the ITT-designated director approve of certain significant corporate transactions; and provides that at least one of the executive officers of the Company be an individual selected by ITT and that the ITT representative have the right to approve certain corporate transactions. ITT's right to any preferential board and management representation will terminate at the earlier of the cancellation of the Stock Purchase Agreement or on June 18, 2002. The Company's continuance is dependent on its ability to obtain funds from ITT pursuant to the Stock Purchase Agreement.

The Company is in the development stage, and its efforts through December 31, 1999 have been principally devoted to the organizational activities. As a result, the Company has experienced operating losses since its inception. To finance its strategic plans and development, the Company is highly dependent on ITT's ability to render the accelerated payment. Subsequent to December 31, 1999, in connection with the Stock Purchase Agreement, the Company received an additional $1,000,000. ITT intends to raise the additional required financing through an initial public offering. There can be no assurance that ITT will be successful with its offering, or that the Company or ITT will be able to obtain additional financing to develop or sustain further investment or operations of the Company.

NOTE B - UNAUDITED  INTERIM FINANCIAL STATEMENTS

The financial data as of and for the nine months ended September 30, 2000 included in the notes and in the accompanying financial statements have been derived from our unaudited financial statements. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations as of such dates and for such periods. The results for the nine month period ended September 30, 2000 are not necessarily indicative of the results to be expected for the entire year.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.   Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-21






2.   Income Taxes

Deferred income taxes are recorded using enacted tax laws and rates for the years in which the taxes are expected to be paid. Deferred income taxes are provided for when there is a temporary difference in recording such items for financial reporting and income tax reporting. The temporary differences that give rise to deferred tax assets primarily are depreciation and accrual to cash adjustments which were reduced by a like amount because of the uncertainty that the deferred tax asset will not be realized.

3.   Year End

The Company's fiscal year ends on December 31.

4.   Technology Costs

Technology costs are generally expensed as incurred, except for certain costs relating to the development of internal-use software incurred during the application stage that are capitalized and depreciated over the estimated useful life of three years.

5.   Equipment

Equipment is comprised primarily of computer equipment and is stated at cost. Depreciation is provided for using the straight-line method of accounting over the estimated useful lives ranging from 3 to 7 years.

NOTE D - CAPITALIZATION

The Company issued shares of common stock to the founders at a nominal purchase price per share.

Through December 1999, the Company issued 50.1% of its shares of common stock to ITT at an aggregate purchase price of up to $7,750,000, of which $500,000 was received by December 31, 1999 and another $1,000,000 was received in full on or about February 14, 2000. The $1,000,000 was reflected as a receivable from shareholder as of December 31, 1999. In addition, the Company recorded a non-interest bearing receivable of $1,250,000 which is payable in eight equal installments of $156,250. The first payment was due no later than 150 days from the date of the agreement, which is May 8, 2000. The receivable was recorded at its discounted value of $1,009,877 using a discount rate of 20% and is reflected as a contra to equity.


Many of the required payments were accelerated and a total of $881,250 was paid toward this receivable through September 30, 2000. In connection with the second Amended Stock Purchase Agreement the note was eliminated, and ITT agreed to pay an additional $360,000 through November 29, 2000.

On October 13, 2000, the Stock Purchase Agreement was further amended to allow ITT to retain 50.1% of the Company's common stock in return for $2,741,250 already paid and the issue of 5,000,000 post-split shares of ITT common stock. In addition, ITT has agreed to loan the Company $750,000 upon the ITT closing of an initial public offering and raising a minimum of $2,000,000.
F-22

In January 2000, the Company modified its articles of incorporation to increase the authorized shares of common stock to 100,000 shares at a par value of $.01 per share. All references to number of shares have been restated to reflect the change.

NOTE E - COMMITMENTS

The Company has entered into a supplier's agreement on December 1, 1999 with the Inter-Governmental Philatelic Corporation ("IGPC"), of which the president is a related party to certain officers of the Company. IGPC, one of the world's largest suppliers and dealers of philatelic stamps, represents approximately seventy postal administrations throughout the world in matters relating to the design, production and marketing of their postage stamps. Pursuant to its agreement with the Company, IGPC has agreed to supply the Company with stamps at the lowest pricing structure available to other dealers and that IGPC makes available for public sale.

The agreement with IGPC has a term of three years with an automatic renewal to extend for an additional two years unless terminated at the end of the initial term by either party. In addition, IGPC extended a line of credit not to exceed $2,000,000 to the Company for the purchase and shipping of stamps from IGPC. Amounts outstanding under the credit line are payable within 120 days from the date of such credit. On December 31, 1999, the Company had $29,000 outstanding under this line of credit.

Should the Company not be able to renew its contract with IGPC on favorable terms, or require a change in stamp providers, this could cause significant service disruptions, which may have an adverse effect on the Company.

The Company has also entered into an agreement with an unrelated party to assist in the development of its website, including the implementation of an electronic ordering system for the stamp market. A total of $180,000 is committed for this project. As of December 31, 1999, no amount has been expended on this project.

In addition, the Company entered into an agreement with an unrelated party in connection with the scanning and cataloguing of stamp images. A total of $114,000 was committed to this project. As of December 31, 1999, $22,800 has been expended on this project.

NOTE F - LEASES

The Company leases office facilities and equipment under non-cancelable lease arrangements that expire at various dates through November 2001. Rental commitments for non-cancelable operating leases are payable as follows:

                 Year ending December 31,
                 -----------------------
                 2000         $    48,000
                 2001              44,000
                                   ------
                              $    92,000

F-23

PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NEITHER I.T. TECHNOLOGY, INC. NOR ANY UNDERWRITER HAS AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES.

NO ACTION IS BEING TAKEN IN ANY JURISDICTION OUTSIDE THE U.S. TO PERMIT A PUBLIC OFFERING OF THE COMMON STOCK OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY OF THESE JURISDICTIONS. PERSONS WHO COME INTO POSSESSION OF THIS PROSPECTUS IN JURISDICTIONS OUTSIDE THE US AND CANADA ARE REQUIRED TO INFORM THEMSELVES ABOUT AND TO OBSERVE THE RESTRICTIONS OF THAT JURISDICTION RELATED TO THIS OFFERING AND THE DISTRIBUTION OF THIS PROSPECTUS.


                    TABLE OF CONTENTS


                                                            PAGE
Prospectus Summary
Risk Factors
Use of Proceeds
Dividend Policy
Capitalization and Stock Ownership
Dilution
Management's Discussion and Analysis of
Financial Condition and Results of Operations
          18
Business
Management
Principal Stockholders
Description of Capital Stock
Selling Shareholders
Registration Rights
Shares Eligible for Future Sale
Plan of Distribution
Legal Matters
Experts
Where You Can Find More Information
Index to Financial Statements

Dealer Prospectus Delivery Obligations:

UNTIL _________, 2001 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT BUY, SELL OR TRADE THESE SHARES OF COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD SUBSCRIPTIONS.

F-25



                              I.T. TECHNOLOGY, INC
                                  Common Stock
                            Up to 25,000,000 Shares
                                   PROSPECTUS
                               December __, 2000


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table indicates the expenses to be incurred in connection with the Offering described in this Registration Statement, all of which will be paid by the Company. All amounts are estimates, other than the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. fee and the Nasdaq listing fee.


Securities and Exchange Commission registration fee $ 6,600.00 National Association of Securities Dealers, Inc. fee $ 3,000.00
Nasdaq listing fee                                   $ 11,000.00
Accounting fees and expenses                         $100,000.00
Legal fees and expenses                              $230,000.00
Director and officer insurance expenses              $120,000.00
Printing and engraving expenses                      $100,000.00
Transfer agent and registrar fees and expenses       $  3,500.00
Blue Sky fees and expenses (including counsel fees)  $ 10,000.00
Miscellaneous expenses                               $ 15,900.00
                                                       ---------
Total                                                $600,000.00
                                                     ===========

The above expenses have already been paid by us, and are associated with the offering in its prior form. We have estimated that the following offering expenses will be spent in connection with this self-underwritten offering, and will be deducted from the gross proceeds we receive from this offering, if any:

Securities and Exchange Commission
registration fee                                     $        0
Accounting fees and expenses                         $24,500.00
Legal fees and expenses                              $15,000.00
Printing and engraving expenses                      $ 5,000.00
Transfer agent and registrar fees and expenses       $ 3,500.00
Blue Sky fees and expenses (including counsel fees)  $     0
Miscellaneous expenses                               $ 2,000.00
                                                       --------
Total                                                $50,000.00
                                                     ===========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Limitations on liability and indemnification of directors and officers. The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' applicable duties. Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for actions taken as a director, except for liability:

- for any breach of the director's duty of loyalty to us or our stockholders;

- for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

- under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; and

- for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation also includes the following provisions regarding indemnification of our directors and officers:

- we must indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to very limited exceptions;

- we may indemnify our other employees and agents to the same extent that we indemnify our directors and officers; and

- we must advance expenses, as incurred, to our directors and officers in connection with legal proceedings to the fullest extent permitted by Delaware law, subject to very limited exceptions.

Prior to the closing of this Offering, the Company intends to amend its existing directors' and officers' insurance to provide indemnification to certain securities matters. We believe that these indemnification provisions in our certificate of incorporation and insurance are necessary to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

The Company's Certificate of Incorporation provides that the directors will not be liable to the Company or to any Stockholder for monetary damages for breach of fiduciary duty as a director, to the full extent that such limitation or elimination of liability is permitted under Delaware law.

The Company's Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted under Delaware law. Pursuant to the Bylaws and Delaware law, the Company will indemnify each director and officer against any liability incurred in connection with any action, suit, proceeding or investigation in which he or she may be involved by reason of serving in such capacity at the request of the Company.

Each director and officer is also entitled to indemnification against costs and expenses (including attorneys' fees) incurred in defending or investigating any action, suit, proceeding or investigation in which he or she may be involved by reason of serving in such capacity at the request of the Company. The Bylaws authorize the Company to advance funds to a director or officer for such costs and expenses (including attorneys' fees) upon receipt of an undertaking in writing by such director or officer to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. Notwithstanding the foregoing, no advance shall be made by the Company if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel, that based upon the facts known to the Board or counsel at the time such determination is made: (i) the director or officer acted in bad faith or deliberately breached his duty to the Company or its stockholders; and (ii) as a result of such actions by the director or officer, it is more likely than not that it will ultimately be determined that such director or officer is not entitled to indemnification.

The indemnification and advancement of expenses provided by the Bylaws are not exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled under the Bylaws, any agreement or any vote of stockholders or disinterested directors or otherwise. The indemnification and advancement of expenses provided by the Bylaws continue as to a person who has ceased to be a director or officer and inure to the benefit of the heirs, executors and administrators of such a person.

The Company has purchased a directors' and officers' liability insurance policy insuring directors and officers of the Company against any liability asserted against such person and incurred by such person in any such capacity, whether or not the Company would have the power to indemnify such person against such liability under the Bylaws.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS


EXHIBIT
NUMBER                             DESCRIPTION
--------    ----------------------------------------------------------------
1.          Revised Form of Underwriting Agreement(*)
2.          None.
3.1         Certificate of Incorporation filed February 2, 1999.(*)
3.1a        Amendment to Certificate of Incorporation of the Company
3.2         By-laws of the Company dated February 2, 1999.(*)
3.2(a)      Amended and restated By Laws adopted November 6, 2000

4.1         Stock Certificate specimen of the Company.(*)

4.2         Form of Warrant Certificate (*)

4.3         Form of Subscription Document.

5.          Opinion of Kenneth G. Eade

10.1(a) Stock Purchase Agreement between the Company and Stampville.Com Inc. dated June 18, 1999.(*)

10.1(b) Amendment to Stock Purchase Agreement between the Company and Stampville.Com Inc. dated December 8, 1999.(*)

10.1(c) Amendment No. 2 to Stock Purchase Agreement between the Company and Stampville.Com Inc. dated October 13, 2000.

10.2        Real Property Purchase Agreement between Rococo Holdings Pty. Ltd.
            and I.T. Technology Pty. Ltd. Dated July 7, 1999.(*)

10.3(a) Lease Agreement between Stampville.Com Inc. and RDL Realty, LLC dated June 18, 1999.(*)

10.3(b) Rider to Lease Agreement between Stampville.Com Inc. and RDL Realty, LLC dated November 28, 1999.(*)

10.4 Suppliers' Agreement between Stampville.Com Inc. and Inter Governmental Philatelic Corporation dated December 1, 1999.(*)

10.5(a) Consulting Agreement between Robert Petty and the Company dated January 17, 2000.(*)

10.5(b) Consulting Agreement between Robert Petty and Stampville.Com Inc. dated January 10, 2000.(*)

10.5(c) Consulting Agreement between Mendel Mochkin and the Company dated June 18, 1999.(*)

10.5(d) Amendment No. 1 to the Consulting Agreement between Mendel Mochkin the Company dated February 24, 2000.(*)

10.6(a) Option Agreement between Robert Petty and I.T. Technology, Inc. dated January 17, 2000.(*)

10.6(b) Option Agreement between Jonathan Y. Malamud and the Company dated December 8, 1999.(*)

10.6(c) New Option Agreement between Robert Petty and I.T. Technology, Inc. dated October 20, 2000.

10.7 Stock Option Agreement between Bickhams Capital, Inc. and VideoDome.Com Networks, Inc. dated March 24, 2000.(*)

10.7(a) Amended and Restated Stock Option Agreement between Bickhams Capital, Inc. and VideoDome.Com Networks, Inc.- October 31, 2000.

10.8 Registration Rights Agreement between the Company and Instanz Nominees Pty. Ltd. dated October 26, 1999.(*)

10.9 Registration Rights Agreement between the Company and Kensington Capital Corp. dated May 8, 2000.(*)

10.10 Loan Agreement between the Company and Ledger Technologies Pty. Ltd. dated June 6, 2000.(*)

10.10(a) Loan Agreement between the Company and Ledger Technologies Pty. Ltd. dated November 8, 2000.

10.11 Amendment No. 1 to Loan Agreement between Company and Ledger Technologies Pty. Ltd. dated July 26, 2000.

10.12 Loan Agreement between the Company and Instanz Nominees Pty. Ltd. dated July 27, 2000.

23.1        Consent of Grant Thornton LLP.

23.2        Consent of Grant Thornton LLP.


23.3        Consent of Kenneth G. Eade(included as part of Exhibit 5).

24. Power of attorney.(*)

 (*) Previously filed.

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

 (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4) To file a "sticker amendment" to this Prospectus if up to five percent (5%) of the shares subject to lock up agreements are released from the restriction relating to such agreements prior to the expiration thereof, and to file a post-effective amendment to this Prospectus if more than ten percent (10%) of the shares subject to such agreements are released prior to the expiration thereof.

Insofar as indemnification for liabilities arising from the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Since February 2, 1999, we issued the following securities without registration under the Securities Act of 1933, as amended.

1. In February 1999, we issued 5,000,000 pre-split shares of common stock to Ledger Technologies Pty. Ltd., 5,000,000 pre-split shares shares of common stock to Riccalo Pty. Ltd., and 2,000,000 pre-split shares of common stock to Eurolink International Pty. Ltd., both sophisticated investors, in connection with the formation of the Company. The consideration for such shares was $.01 per share and $.001 per share, respectively, and we received an aggregate of $270,000 for this issuance. The issuance of such shares was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. The purchaser is an affiliate of a director of the Company.

2. In May 1999, we issued an additional 2,500,000 pre-split shares of common stock to Ledger Technologies Pty. Ltd., a sophisticated investor, for $.05 per share, receiving a total of $125,000 as the consideration for such issuance. The issuance of such shares was exempt from the registration requirements of the Securities Act pursuant to Section 4(2)thereof. The purchaser is an affiliate of a director of the Company.

3. In June and August 1999, we issued 500,000 pre-split shares of common stock for $.05 per share and 250,000 pre-split shares of common stock for $.125 per share to Atcor Aus. Pty. Ltd., a sophisticated investor, for an aggregate amount of $56,250 as the consideration for such issuance. The issuance of such shares was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. The purchaser is an affiliate of a director of the Company.

4. In June 1999, we issued 150,000 pre-split shares of common stock to Mendel Mochkin, the brother of Levi Mochkin our Chief Executive Officer, as partial consideration for entering into a Consulting Agreement with the Company, pursuant to which Mr. Mochkin would be involved in the establishment of and the development of the business relationship between Stampville and us. Pursuant to this Consulting Agreement, we have agreed to issue up to an additional 350,000 pre-split shares of common stock to Mendel Mochkin in the event certain conditions pertaining to this Offering and the financing of Stampville are met. The issuance of such shares was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

5. In August 1999, we issued 1,600,000 pre-split shares of common stock for $.125 per share to Tilbia Nominees Pty. Ltd., a sophisticated investor, for an aggregate amount of $200,000 as the consideration for such issuance. The issuance of such shares was exempt from the registration requirements of the Securities Act pursuant to Section 4(2). The purchaser is an affiliate of two directors of the Company.

 6. In October 1999, in connection with the private placement of common stock, we issued 2,500,000 pre-split shares of common stock at $1.00 per share. We raised $2,500,000 through the sale of all of the 2,500,000 pre-split shares of common stock to Instanz Nominees Pty. Ltd., an accredited investor. The issuance of such shares was exempt from the registration requirements of the Securities Act pursuant to Rule 506 of Regulation D promulgated thereunder. The purchaser is an affiliate of a director of the Company.

 7. In December 1999, we granted certain Jonatahan Y. Malamud options to purchase 1,600,000 pre-split shares of common stock at an exercise price of $1.25 per share. The grant of such option to purchase shares was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

 8. In January 2000, we granted Robert Petty options to purchase up to a total of 1,450,000 pre-split shares of common stock as consideration for entering into a Consulting Agreement between Petty Consulting, Inc. and us. The options vest upon the occurrence of various conditions and each have an exercise price of either $1.00 or $2.00. The grant of such options to purchase shares of common stock was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. In October, 2000 we terminated Mr. Petty's options, and granted him options to purchase a total of 5,000,000 post-split shares of common stock, over the next three years, at an exercise price of $.10 per share. The grant of such options to purchase shares of common stock was exempt from the registration requirements of the Securities Act pursuant to Section 4(2).

9. In October 2000, we issued 1,000,000 pre split shares to Jonathan Malamud and terminated his options to purchase stock. The issuance of such shares was exempt from the registration requirements of the Securities Act pursuant to
Section 4(2). The purchaser is an affiliate of the Company.

10. In October 2000, we issued 1,800,000 pre split shares to Sunswipe Australasia Pty Ltd. in exchange for gross proceeds of 450,000. The issuance of such shares was exempt from the registration requirements of the Securities Act pursuant to Section 4(2). The purchaser is an affiliate of a director of the Company.

11. In November 2000, we issued 23,283,356 post-split to Ledger Technologies, Pty, Ltd., to retire $905,000 in debt owed to Ledger, plus interest. The issuance of such shares was exempt from the registration requirements of the Securities Act pursuant to Section 4(2). The purchaser is an affiliate of a director of the Company.

Except as otherwise set forth above, no underwriters were engaged in connection with the foregoing sales of securities.

                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne Australia, on December__, 2000.


    I.T. TECHNOLOGY, INC.


By: /s/ LEVI MOCHKIN
    -------------------------------------
    Levi Mochkin
    Chairman of the Board,
    Chief Executive Officer and Director


                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the date indicated.


  SIGNATURE   TITLE   DATE
  ---------   -----   ----
/s/ LEVI MOCHKIN     Director                December 11, 2000
    ----------------------------------
    Henry Herzog

/s/ LEVI MOCHKIN C.E.O. and   Director       December 11, 2000
    ----------------------------------
     Levi Mochkin


/s/ LEVI MOCHKIN C.F.O. and Director         December 11, 2000
    ----------------------------------
    Jonathan Herzog


/s/ LEVI MOCHKIN     Director                December 11, 2000
    ----------------------------------
     Anthony Davis




































[CAPTION]
Exhibit 3.1a
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
I.T. TECHNOLOGY, INC.
A Delaware corporation

     The undersigned hereby certifies as follows:

ONE: That they are the President and Secretary, respectively, of I.T. TECHNOLOGY, INC., a Delaware corporation.

TWO: That, at a meeting of the Board of Directors held on October 20, 2000, which was ratified by a subsequent shareholder's meeting on November 6, 2000, the Corporation resolved to amend articles 4 and 9 of its Certificate of Incorporation, as follows:

IT IS RESOLVED, that Article 4 of the Certificate of Incorporation is hereby amended to read as follows:

"4. This corporation is authorized to issue two classes of shares: Common and Preferred. The number of Common shares which the corporation is authorized to issue is five hundred million (500,000,000), each with a par value of $.0002 per share, in order to reflect a 5 for 1 forward share split. The number of Preferred shares which the corporation is authorized to issue is twenty five million (25,000,000) each with $.001 per share par value, which preferred stock may be issued in one or more series as may be determined from time to time by the Board of Directors, each of which series shall be distinctly designated. The Board of Directors is hereby authorized to fix or alter the voting rights, designations, powers, preferences, and relative and other special rights, and the qualifications, limitations and restrictions of any wholly unissued series of preferred stock, and the number of shares of such series, and to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of that series."

IT IS FURTHER RESOLVED, that Article 9 of the certificate of incorporation and
Section 2.9 of the By Laws of the corporation be amended to read as follows:
"Any action required or permitted to be taken by the stockholders of the corporation shall be effected either at a duly called annual or special meeting of stockholders of the corporation or by consent in writing by the holders of outstanding stock pursuant to Section 228 of the DGCL or any other provision of the DGCL. Except as otherwise required by law, stockholders may not call any special meeting of stockholders and special meetings of stockholders may only be called by order of the board of directors."
THREE: This amendment was approved by the required vote of shareholders in accordance with the corporations law of the state of Delaware. The total number of outstanding shares of each class entitled to vote for the amendment is: Sixteen Million, Five Hundred Thousand (16,500,000) shares. The number of shares of each class voting for the amendment equaled or exceeded the vote required, that being over fifty (50%) percent. The amendment was approved by a vote of Twelve Million and Fifty Thousand (12,050,000) shares, equaling 73.03% of all shares entitled to vote.

Dated: November 6, 2000


/s/ Henry Herzog
    --------------------------
    HENRY HERZOG, President

    Dated: November 6, 2000

/s/ Jonathan Herzog
    --------------------------
    JONATHAN HERZOG, Secretary

We, the undersigned, hereby declare, under penalty of perjury, in accordance with the laws of the State of California, that we are the President and Secretary of the above-referenced corporation, that we executed the above-referenced Certificate of Amendment to Articles of Incorporation, that we have personal knowledge of the information contained therein, and that the information contained therein is true and correct.

/s/ Henry Herzog                             /s/ Jonathan Herzog
    -----------------------                      --------------------------
    HENRY HERZOG, President                      JONATHAN HERZOG, Secretary

[CAPTION]
EXHIBIT 5.1 OPINION OF COUNSEL AND CONSENT

November 8, 2000

Board of Directors
I.T. Technology, Inc.
34-36 Punt Road
Windsor 3181
Melbourne, Victoria, Australia

Re: I.T. Technology, Inc. Common Stock on Form SB-2

Gentlemen:

The undersigned is counsel for I.T. Technology, Inc. I have been requested to render an opinion on the tradeability of the 25,000,000 shares of IT proposed to be sold pursuant the IT's Registration Statement on Form SB-2. In rendering this opinion, I have reviewed IT's Registration Statement on Form SB-2, IT's Form 8-A, company certificate of incorporation and by laws and other corporate documents. All representations made to me in IT documents and by company officers and directors are deemed to be accurate. It is my opinion that the shares to be issued will be free trading shares. It is further my opinion that:

1. I.T. Technology, Inc. is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

2. That the shares of common stock to be issued by IT have been reserved and, when issued, are duly and properly approved by IT's Board of Directors.

3. That the shares of stock, when and as issued, will be fully paid and non-assessable, and will be a valid and binding obligation of the corporation.

4. That the shares of common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I hereby consent to the use of this opinion in IT's Registration Statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

Kenneth G. Eade
KENNETH G. EADE





































[CAPTION]
EXHIBIT 10.1(c)
AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT (this "Amendment") is entered into as of October 13, 2000, by and between I.T. Technology, Inc., a Delaware corporation ("I.T.") and Stampville.com Inc., a New York corporation ("Stampville").

RECITALS

A. I.T. and Stampville have entered into a Stock Purchase Agreement (the Original Agreement) dated as of June 18, 1999 relating to the acquisition of stock of Stampville by I.T. and amended pursuant to an Amendment to Stock Purchase Agreement (?Amendment No. 1) dated as of December 8, 1999 (the Original Agreement and Amendment No. 1. are collectively referred to as the Amended Agreement).

B. I.T. has, as of the date of this Agreement, paid $2,461,250 of the consideration contemplated by the Amended Agreement.

C.   I.T. and Stampville now desire to amend certain terms of the Amended
Agreement.

NOW, THEREFORE, in consideration of the promises and the terms, provisions, covenants and conditions hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Definitions. Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement shall have the meanings set forth in the Amended Agreement.

2. Timing of Consideration. Notwithstanding the provisions of the Amended Agreement, I.T. agrees, in lieu of any and all obligations to provide funds or make any investment in Stampville as contemplated by the Amended Agreement and any other arrangements or understandings between I.T. and Stampville, to pay to Stampville the following amounts:


2.1 $80,000, which has been paid prior to execution of this Amendment, receipt of which is acknowledged;

2.2  $93,000 on or about October 13, 2000;

2.3  $93,000 on or about October 31, 2000; and

2.4  $94,000 on or about November 29, 2000.

3. Satisfaction of Other Investment Obligations. The parties recognize that the payments provided for in Section 2 of this Amendment satisfy and terminates all investment obligations of I.T. pursuant to the Amended Agreement or as otherwise discussed by I.T. and Stampville, however formed or styled, whether consisting of equity, debt or otherwise, and no contingency related to any obligation of I.T. to invest in Stampville, lend money to Stampville or otherwise provide funds or other support to Stampville shall remain outstanding. Without limiting the foregoing, I.T.s 50.1% equity interest in Stampville shall not be reduced , and I.T.s management rights shall not be curtailed, by virtue of the reduction of total investment in Stampville, and shall be fully and completely earned, vested, owned and held by I.T.

4. Public Offering of Stampville. Upon execution of this Amendment, I.T. shall commence and use its commercially reasonble efforts to restructure its pending offering of common stock, pursuant to Registration Statement on Form SB-2, Registration Number 333-30364 declared effective by the United States Securities and Exchange Commission (the SEC). on August 4, 2000 (the "Registration Statement"). Upon the completion of such restructured offering, I.T. shall use its best efforts to assist Stampville in structuring an offering of Stampville securities pursuant to a registration statement to be filed with the SEC, or other transaction, the result of which shall be that the shares of Stampville (directly or through a successor, affiliate or otherwise) shall be registered under the Securities Exchange Act of 1934, as amended, subject to the approval of the board of directors of Stampville and compliance with all applicable laws, rules and regulations.

5. Loan to Stampville. If I.T. is successful in raising not less than two million dollars ($2,000,000) in a public offering of its common stock pursuant to the Registration Statement, I.T. shall make available to Stampville a loan of up to seven hundred fifty thousand dollars ($750,000), to be used primarily for the purpose of defraying the costs associated with pursuing the public offering of securities, of Stampville as contemplated in paragraph 4 above and for working capital purposes. The loan to Stampville shall be unsecured and bear interest at the "prime" rate of interest as reported from time to time in The Wall Street Journal, Western Edition, and not to exceed the maximum rate allowed by applicable law. The loan and all accrued and unpaid interest shall become due upon the completion of a public offering or private sale of equity or debt securities or other financing transaction in which the proceeds to Stampville equal or exceed two million dollars ($2,000,000).

6. Issuance of I.T. Shares. As partial consideration for entering into this Amendment, I.T. shall issue to Cheski Malamud or his designee one million (1,000,000) shares of the common stock of I.T., to be issued as follows:

6.1 Two hundred thousand (200,000) shares upon the execution of this Amendment;

6.2 Two hundred thousand (200,000) shares upon the six month anniversary of the execution of this Amendment;

6.3 Three hundred thousand (300,000) shares on the twelve month anniversary of the execution of this Amendment; and

6.4 Three hundred thousand (300,000) shares on the twenty-four month anniversary of the execution of this Amendment.

The number of shares to be issued shall be adjusted equitably in the event of a stock split, stock dividend or other similar event. The parties recognize that all shares issued pursuant to this Section 6 shall be ?restricted? shares and subject to limitations on transfer pursuant to federal and state securities laws. The recipient of the shares, whether Malamud or his designee, shall provide such representations and enter into such agreements relating to the issuance and transfer of the shares as I.T. may reasonably request.

7. Elimination of Selected Provisions. Section 10 of Amendment No. 1 (Malamuds - Options in I.T.) is hereby terminated.

8. Survival of Provisions. Except as specifically provided in this Agreement, all of the terms and conditions contained in the Amended Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

STAMPVILLE.COM INC.                    I.T. TECHNOLOGY, INC.


By:  /s/ Jonathan Malamud              By: /s/ Levi Mohkin
     ------------------------------    -------------------------------------
     Jonathan Y. Malamud, President    Levi Mochkin, Chief Executive Officer

[CAPTION]
EXHIBIT 10.6 (c)

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE ISSUER, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, THAT THE PROPOSED DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

                                      OPTION
     This OPTION (the "Option") is granted as of the 20th day of October, 2000 ("Grant Date") by I.T. Technology, Inc., a Delaware corporation (the "Issuer"), to Robert Petty ("Holder").

                                     RECITAL
     In consideration for Holder's agreement to serve as a consultant of the Issuer, the Issuer has agreed to issue to Holder, Options, permitting the Holder purchase of Five Million (5,000,000) post-split (5 for 1) shares of the Common Stock of the Issuer (subject to adjustment pursuant to Section 15 below) on the terms and conditions set forth below (collectively, the "Option Shares").

                                    AGREEMENT
     NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Issuer and Holder agree as follows:


     1.   Grant of Option.

     The Issuer hereby grants to Holder the right and option (the "Option"), upon the terms and subject to the conditions set forth in this Option, to purchase the Option Shares, at a per share exercise price equal to $0.10 per share (the "Exercise Price").

     2.   Term of Option.

     The Option shall terminate and expire at 5:00 p.m., New York time, upon the first to occur of either (i) the second (2nd) anniversary of the Vesting Date, (ii) the fifth (5th) anniversary of the Grant Date (the "Option Expiration Date"), or (iii) upon termination of holder's employment or consulting arrangement for the issuer (the "Option Expiration Date") .

     3.   Vesting of Option.

     The following number of Options shall vest upon the occurrence of the following events ("Vesting Date"), no options may vest after the termination of Petty's employment or consulting arrangement with the issuer:
xi. Options to purchase One Million (1,000,000) Option Shares shall vest on December 31 2000.

xii. Options to purchase Two Hundred and Fifty Thousand (250,000) Option Shares shall vest on June 30, 2001.

xiii. Options to purchase Two Hundred and Fifty Thousand (250,000) Option Shares shall vest on September 30, 2001.

xiv. Options to purchase Two Hundred and Fifty Thousand (250,000) Option Shares shall vest on December 30, 2001.

xv. Options to purchase Seven Hundred and Fifty Thousand (750,000) Option Shares shall vest on June 30, 2002.

xvi. Options to purchase Five Hundred Thousand (500,000) Option Shares shall vest on September 30, 2002.

xvii. Options to purchase Five Hundred Thousand (500,000) Option Shares shall vest on December 31, 2002.

xviii. Options to purchase Five Hundred Thousand (500,000) Option Shares shall vest on March 31, 2003.

xix. Options to purchase Five Hundred Thousand (500,000) Option Shares shall vest on June 30, 2003.

xx. Options to purchase Five Hundred Thousand (500,000) Option Shares shall vest on December 30, 2003.

          (j) Notwithstanding anything to the contrary contained above, all unvested Options shall vest upon the consummation by the Issuer of a merger, reorganization, sale of the Issuer's capital stock or other corporate transaction where the shareholders of the Issuer immediately prior to such transaction do not constitute a majority of the shareholders of the surviving entity immediately following the transaction (the "Change of Control Transaction"); provided, further however, that such Change of Control Transaction occurs only after the effectiveness of an IPO by the Issuer and where the market capitalization of the Issuer immediately prior to the consummation of the Change of Control Transaction is at least $50,000,000.

          (k) Notwithstanding anything contained herein to the contrary, all unvested Options shall terminate immediately upon the termination of employment of Holder as a consultant to Issuer (whether by expiration of term or otherwise), and all vested options shall terminate thirty (30) days after the termination of employment of Holder as a consultant to Issuer (whether by expiration of term or otherwise).

          (l) In addition to the foregoing, the Holder agrees that notwithstanding anything to the contrary contained above, no Option may be exercised unless and until any then-applicable requirements of all state and federal securities laws shall have been fully complied with to the reasonable satisfaction of the Issuer and its counsel; provided, however, that the Issuer use its best efforts to comply with the requirements of all such state and federal securities laws.

     4.   Exercise of Option.

     There is no obligation to exercise the Option, but the Option may be exercised in whole or in part at any time or from time to time on or prior to the Option Expiration Date. A new Option shall be issued for the amount of unexercised shares. The Option must be exercised by delivery to the Issuer of:

      a) written notice of exercise in substantially the form of Exhibit "A" attached to this Option; and

     (b)  payment of the Exercise Price of the Option Shares pursuant to
Section 6.

     Upon receipt of the foregoing, the Issuer shall promptly issue in the name of the Holder one or more stock certificates evidencing the Option Shares issued pursuant to such exercise and deliver such certificate(s) to the Holder in such denominations as the Holder shall request.

     5.   Sale of Option Shares.

     (a) Sale Restriction. The Holder hereby agrees that, notwithstanding anything in this Option to the contrary, the Holder shall be entitled to sell, subject to any restrictions on sale pursuant to federal securities laws, including restrictions imposed by virtue of Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144"), state securities laws or otherwise, from Option Shares issued to him pursuant to the exercise of Options, no more than twenty percent (20%) of the Option Shares issued to him pursuant to the exercise of Options during any twelve (12) month period. In addition to this, the Holder shall not be entitled to sell any shares from Option Shares issued to him pursuant to the exercise of Options during a twelve
(12) month period commencing from 30 days after quotations are first available for the Common Stock.of the Issuer's securities. With the exception of any restrictions on sale imposed pursuant to federal securities laws, including Rule 144, state securities laws or otherwise, the restrictions set forth in this paragraph 5(a) shall terminate on the third anniversary of the date upon which quotations are first available for the Issuer's common stock on the Nasdaq Stock Market.

     (b) Notice of Offer, Right of First Refusal. In addition to the limitations set forth above, Holder agrees that upon receiving a bona fide offer by a third party to purchase all or any of the Option Shares which the Holder is willing to accept the Holder shall, not less than ten (10) business days prior to consummating a sale pursuant to such offer, give notice thereof to the Issuer. The notice shall specify:

     (1)  The number Option Shares proposed to be sold (the "Offered Shares");

     (2)  The identity of the proposed buyer;

     (3)  The consideration to be received for the Offered Shares; and

     (4) The terms and conditions upon which the Holder intends to make the sale.

This notice shall be accompanied by a true and complete copy of the proposed buyer's written offer. The Issuer shall have ten (10) business days to notify the Holder of its acceptance of any Offer by the Holder to sell the Offered Shares to the Issuer. The Issuer shall have the right to purchase all or a portion of the Offered Shares at the price per Share and on the terms set forth in the Offer, which it may exercise only by giving written notice thereof to the Holder (the "Issuer's Acceptance"), during the ten (10) business day period following the receipt of the Holder's notice. The Issuer's Acceptance shall specify the number of the Offered Shares that the Issuer desires to purchase. The Holder shall not participate in any vote that may be required in connection with the Issuer's decision as to whether to exercise its right to purchase any or all of the Offered Shares.

     (c) Closing for Right of First Refusal Purchase. If the Issuer exercises its right to purchase the Offered Shares, the closing of such purchase shall take place on or before the thirtieth (30th) day following the date that the Issuer, gave notice of the exercise of its right to purchase such Shares. The Issuer shall give written notice to the Holder of the closing date and the location of the closing for the purchase by Issuer, at least five (5) days prior to such date.


     (d) Transfer of Offered Shares to Third Party. Notwithstanding any other provision in this Section, if and only if the Issuer either (i) does not exercise its rights to purchase all or a portion of the Offered Shares in accordance with the terms and conditions set forth in this Section or (ii) after exercising such rights, the Issuer fails to consummate such purchases through no fault of the Holder, then Holder may carry out its proposed sale to the proposed buyer in accordance with the terms set forth in the Offer.

     6.  Delivery of Shares; Payment of Exercise Price.

     Payment of the Exercise Price shall be made in United States currency by wire transfer to an account designated by the Issuer or by cash or by delivery of a certified check, bank draft or postal or express money order payable to the order of the Issuer, or (ii) .
     7.  Restrictions on Option Shares.

     Unless the Issuer has on file with the Securities and Exchange Commission (the "SEC") an effective registration statement covering the reoffer or resale of the Option Shares issued to the Holder, each certificate for Option Shares issued upon the exercise of the Option, shall be stamped or otherwise imprinted with a legend in substantially the following form:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE ISSUER, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, THAT THE PROPOSED DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

     8.   Representations and Warranties of the Issuer.

     The Issuer represents and Options that it has properly set aside and reserved from its authorized but unissued shares of Common Stock, and will at all times maintain as reserved, a number of shares equal to the Option Shares. The Option Shares will, upon issuance, be duly authorized, validly issued, fully paid and nonassessible and free from all preemptive rights of any shareholders and free of all taxes, liens and charges with respect to the issuance thereof. Except as expressly set forth in this Section 8, the Issuer has made no representation, warranty, covenant or agreement regarding the Option, the shares issuable in connection therewith or any other matter relating thereto, including but not limited to whether or not the Issuer shall file a registration statement with the SEC, if such a registration statement is filed, whether the SEC will declare the registration Statement effective.

     9.   Reserve.

     The Issuer shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of maintaining a reserve equal to the number of Option Shares, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the issuance of Common Stock upon exercise of the Option, the Issuer shall promptly seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. In the event of the consolidation or merger of the Issuer with another corporation where the Issuer is not the surviving corporation, effective provision shall be made in the Certificate or Articles of Incorporation, documents of merger or consolidation, or otherwise, of the surviving corporation so that such corporation will at all times reserve and keep available a sufficient number of shares of Common Stock or other securities or property to provide for the Option in accordance with the provisions of this
Section 9.



     10.  No Rights as Stockholder.

     Holder shall have no rights as a stockholder of the Issuer with respect to the Option Shares until the date the exercise notice is received by the Issuer together with payment (the "Exercise Date"). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

     11.  Lost, Mutilated or Missing Option.

     Upon receipt by the Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option, and, in the case of loss, theft or destruction, upon receipt of indemnification, or, in the case of mutilation, upon surrender and cancellation of the mutilated Option, the Issuer shall execute and deliver a new Option of like tenor and representing the right to purchase the same aggregate number of Option Shares.

     12.  Taxes.

     The Issuer shall pay all expenses, taxes and owner charges payable in connection with the preparation, issuance and delivery of certificates for the Option Shares and any new Options, except that if the certificates for the Option Shares or the new Options are to be registered in a name or names other than the name of the Option Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Option Holder at the time of its delivery of the Notice of Exercise or promptly upon receipt of a written request by the Issuer for payment.

     13.  No Impairment.

     The Issuer will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Issuer, but will at all times in good faith assist in the carrying out of all the provisions of this Option and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

     Adjustment.

     (a) If outstanding shares of the Common Stock of the Issuer shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Issuer convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), shall be paid or distributed in respect to the Common Stock of the Issuer, the number of Option Shares for which this Option may be exercised immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend or other distribution, be proportionately increased, and conversely, if outstanding shares of the Common Stock of the Issuer shall be combined into a smaller number of shares, the number of Option Shares for which this Option may be exercised prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately decreased. Any adjustment to the Option Shares under this
Section 14(a) shall become effective at the close of business on the date the subdivision or combination referred to herein becomes effective.

     (b) In the event of any recapitalization, consolidation, merger or reorganization ("Reorganization"), where the Issuer shall not be the surviving entity the Holder of the Options shall at the sole discretion of the Issuer be entitled to either (1) receive, and provision shall be made therefore in any agreement relating to any such Reorganization, upon exercise of the Option the kind and number of shares of Common Stock or other securities or property (including cash) of the Issuer, which the Holder would have received in connection with the Reorganization as the holder of the number of shares of Common Stock into which the Option could have been exercised in full immediately prior to such Reorganization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holders, to the end that the provisions set forth herein (including the specified changes and other adjustments to the number of Option Shares) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, to such other securities or property thereafter receivable upon issuance of the Option Shares or (b) no less than thirty (30) days prior notice of such Reorganization, during which time the Holder may elect to exercise all Options which have then vested. All other Options shall expire upon the consummation of the Reorganization . The provisions of this Section 14(b) shall similarly apply to successive Reorganizations. For purposes of this Section 14, the term "Reorganization" shall include the acquisition of the Issuer by another entity by means of a merger, consolidation or other reorganization.

     (c) In addition to the adjustments to the number of Option Shares or other property receivable upon exercise of the Options as provided in Sections 14(a) and (b) above, the Exercise price per Option Share shall be appropriately adjusted so that the aggregate exercise price shall remain constant.
    15.   Certificate of Adjustment.

     Within thirty (30) days following any event requiring an adjustment or readjustment of the number of shares of Common Stock or other securities issuable upon exercise of the Option, the Issuer, at its expense, shall cause a nationally recognized firm of independent public accountants selected by the Issuer to compute such adjustment or readjustment in accordance with this Option and to prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to the Holder at the address set forth in Section 18(b). The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

     16.    Modification.

     The Board or a committee thereof may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option or Option in substitution for, the Option (to the extent not previously exercised). No modification of the Option shall be made without the written consent of Holder.



     17.  General Provisions.

     (a) Further Assurances. Holder shall promptly take all actions and execute all documents requested by the Issuer, which the Issuer deems to be reasonably necessary to effectuate the terms and intent of this Option.


     (b) Notices. All notices, requests, demands and other communications under this Option shall be in writing and shall be given to the parties hereto as follows:

          If to the Issuer, to:

                            I.T. Technology, Inc.
                            34-36 Punt Road
                            Windsor, Vic 3181
                            Melbourne, Australia

          If to Holder, to:

                            Robert Petty
                            20H 240 86th
                            East NY 10028 NY

or at such other address or addresses as may have been furnished by either party in writing to the other party hereto. Any such notice, request, demand or other communication shall be effective (i) if given by mail, two days after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this subparagraph (b).

(c) Governing Law. THIS OPTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED WITHIN, THAT STATE. JURISDICTION AND VENUE OVER ANY LEGAL ACTION BROUGHT HEREUNDER SHALL RESIDE EXCLUSIVELY IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA. EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY SUCH LEGAL ACTIONS.

     (d) Attorneys Fees. In the event that any action, suit or arbitration or other proceeding is instituted upon any breach of this Option, the prevailing party shall be paid by the other party thereto an amount equal to all of the prevailing party's costs and expenses, including reasonable attorneys' fees incurred in each and every such action, suit or proceeding (including any and all appeals or petitions therefrom).

     (e) Amendment; Waiver. This Option shall be binding upon and inure to the benefit of the Holder and the Issuer and their respective successors, heirs and personal representatives. No provision of this Option may be amended or waived unless in writing signed by the Holder and the Issuer. Waiver of any one provision of this Option shall not be deemed to be a waiver of any other provision.




      IN WITNESS WHEREOF, the Issuer has caused this Option to be executed as of the date first above written.

     I.T. TECHNOLOGY, INC.


     By:  Levi Mochkin

AGREED TO AND ACCEPTED THIS 21 DAY OF NOVEMBER, 2000.

By:     Robert Petty
       ------------------
        Robert Petty


EXHIBIT "A"
NOTICE OF EXERCISE

(To be signed only upon exercise of the Option)

TO: I.T. Technology, Inc.

The undersigned hereby irrevocably elects to exercise the purchase right represented by the Option granted to the undersigned on ___________, 2000 and to purchase thereunder _______ shares of Common Stock of I.T. Technology, Inc., a Delaware corporation (the "Issuer"). The closing of the exercise of the purchase right shall take place at _____ on ________________, _____ at the principal executive office of the Issuer located at ______________________.

     [Holder]

     By:
        -----------------------

        Its:
            -------------------



















[CAPTION]
EXHIBIT 10.7(a)

AMENDED AND RESTATED
STOCK OPTION AGREEMENT

This AMENDED AND RESTATED STOCK OPTION AGREEMENT is entered into as of the 31st day of October, 2000 (the "Agreement") by and between Bickhams Capital, Inc., a corporation incorporated under the laws of the state of Delaware, located at 34-36 Punt Road, Windsor 3181, Melbourne, Victoria, Australia ("Bickhams") and VideoDome.Com Networks, Inc., a corporation incorporated under the laws of the state of California, located at 3500 West Olive Avenue, Suite 300, Burbank, California 91505 ("VideoDome").

     WHEREAS, VideoDome is engaged in the business of providing state-of-the-art Internet video product;

     WHEREAS, Bickhams is in the business of locating, financing and supporting Internet and e-commerce companies;

     WHEREAS, on March 24, 2000, Bickhams exercised its Initial Option to purchase 250,000 of the Series A Preferred Stock of VideoDome at an aggregate exercise price of US$150,000;

     WHEREAS, on or about July 27, 2000, Bickhams exercised its Second Option to purchase 250,000 of the Series A Preferred Stock of VideoDome at an aggregate exercise price of US$150,000;
     WHEREAS, VideoDome requires up to an additional $25,000,000 of financing to implement its business plan;

     WHEREAS, Bickhams and VideoDome have agreed, subject to the terms of this Agreement, that Bickhams shall acquire options to invest up to $25,000,000 in VideoDome on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, the parties have agreed as follows:

1.   Definitions.   Any capitalized terms not otherwise defined herein shall
have the meaning set forth in the original Stock Option Agreement, dated March 24, 2000, by and between Bickhams and VideoDome.

2. Grant of Options to Bickhams. Subject to the terms and conditions set forth below and effective as of the date hereof, VideoDome hereby grants to Bickhams options to purchase shares of its Series A Preferred Stock ("Series A Preferred Stock"), on the following term and conditions (collectively, the "Options"):

a. Third Option. Bickhams shall receive an option to purchase the number of shares of Series A Preferred Stock of VideoDome equal to 25% of the outstanding capital stock of VideoDome of all classes and series, including all instruments convertible into or exchangeable for any class or series of capital stock (collectively, "Capital Stock") on a fully-diluted basis calculated on the date of exercise of the Third Option (as defined below) minus the number of shares of Capital Stock held by Bickhams on the date of exercise of the Third Option at an exercise price of US$1,000,000 (the "Third Option"). The Third Option shall be exercisable for a period commencing as of the date hereof and terminating on September 15, 2001. Upon the exercise of the Third Option by Bickhams, Bickhams shall pay to VideoDome the sum of US$1,000,000, wired to the account of VideoDome listed in Section 13(d), payable in ten equal monthly payments of US$100,000 beginning on November 15, 2000 and payable on the fifteenth day of each month thereafter until paid in full (each a "Payment Date"). Within 15 days after each Payment Date, VideoDome shall issue an executed stock certificate to Bickhams in the name of Bickhams Capital, Inc. representing 75,000 shares of Series A Preferred Stock, or such other number of shares of Series A Preferred Stock as may be necessary to cause Bickhams, upon exercise of the Third Option, to hold not lest than twenty-five percent (25%) of the outstanding Capital Stock of VideoDome. VideDome and Bickhams agree and recognize that the foregoing is an option only and does not constitute an absolute obligation of Bickhams to exercise the Third Option, and that the only recourse to VideoDome, should Bickhams not exercise the Third Option, in whole or in part, shall be to cancel any unexercised portion of the Third Option if, within fifteen (15) business days after receipt of written notice from VideoDome, Bickhams fails to make any payment with respect to the Third Option. All shares issued to Bickhams, whether pursuant to the Third Option or otherwise, shall remain outstanding without regard to the cancellation of any portion of the Third Option.

b. Fourth Option. Bickhams shall receive an option to purchase the number of shares of Capital Stock of VideoDome equal to 50.1% of the outstanding Capital Stock on a fully-diluted basis calculated on the date of exercise of the Fourth Option (as defined below) minus the number of shares of Capital Stock held by Bickhams on the date of exercise of the Fourth Option at an exercise price of US$4,000,000 (the "Fourth Option"). The Fourth Option shall be exercisable only upon the exercise of the Third Option and for the period commencing as of November 2, 2000 and terminating on September 15, 2001. Upon the date of exercise of the Fourth Option by Bickhams, Bickhams shall pay to VideoDome the sum of US$2,000,000 in cash, wired to the account of VideoDome listed in
Section 13(d), and $2,000,000, payable, at the discretion of Bickhams in cash or in shares of the common stock of I.T. Technology, Inc., a Delaware corporation ("I.T.") and sole shareholder of Bickhams. The number of shares of common stock of I.T. issued hereunder, if, any, shall be calculated based on the average closing price of such stock during the prior 30 trading days prior to the date of exercise of the Fourth Option discounted by 15% to Daniel and Vardit Aharonoff (collectively, the "Aharonoffs"). VideDome and Bickhams agree and recognize that the foregoing is an option only and does not constitute an absolute obligation of Bickhams to exercise the Fourth Option, and that the only recourse to VideoDome, should Bickhams not exercise the Fourth Option shall be to cancel the Fourth Option if, within fifteen (15) business days after receipt of written notice from VideoDome, Bickhams fails to make the payment with respect to the Fourth Option.

c. Final Option. In addition to the Third Option and the Fourth Option, Bickhams shall receive an option to purchase the number of shares of Capital Stock equal to 25% of the outstanding Capital Stock on a fully-diluted basis calculated on the date of exercise of the Final Option (as defined below) at an exercise price of US$20,000,000 (the "Final Option Exercise Price"); provided however, if VideoDome shall have become a publicly traded company with a market capitalization of at least US$100 million prior to the exercise date of the Final Option, then the Final Option Exercise Price shall increase by US$2,000,000 for each US$10,000,000 of market capitalization of VideoDome in excess of US$100 million (the "Final Option"). The Final Option shall be exercisable only upon the exercise of the Fourth Option and for the period commencing as of September 1, 2001 and terminating on August 31, 2002. Upon the date of exercise of the Final Option by Bickhams, Bickhams shall pay to VideoDome the sum of US$20 million in cash, subject to any adjustment described in this Section 2(c), wired to the account of VideoDome listed in Section 13(d).

d. Preferred Stock. The Options shall be exercisable into shares of Series A Preferred Stock. As a condition to the exercise of the Options by Bickhams, VideoDome shall amend its Articles of Incorporation to authorize any additional shares of Capital Stock necessary to effect the grant of the Options hereunder.

e. Fully-Diluted Basis. For the purposes of this Agreement on a "fully-diluted basis" shall include all shares of Capital Stock which are authorized or which have been issued and outstanding or which may be issuable at any time as a result of any agreement, understanding, instrument or right which is in effect as of the date hereof or at any time prior to the expiration or termination of the Options, including but not limited to Capital Stock which may be issued upon the exercise of any warrant, option or other security or the conversion of any note or other instrument. Capital stock shall include all classes or series of common stock and preferred stock which may be authorized for issuance by VideoDome.

f. Restrictions on the Issuance of Capital Stock. Prior to the exercise or the expiration or termination of the Final Option:

          (i) VideoDome may not issue, authorize for issuance enter into any agreement for the issuance of any other shares of its capital stock or agree to issue any instrument or security which is convertible or exercisable into its capital stock without the expressed written agreement of Bickhams except for
(x) the authorization of additional Capital Stock issuable in connection with the Options; (y) the issuance of Common Stock not exceeding 25% of the outstanding Common Stock, on a fully-diluted basis, under an stock option plan in form and substance acceptable to Bickhams to be adopted by VideoDome promptly following the execution of this Agreement (which plan shall provide, inter alia, that the plan shall be administered by a committee of which at least half the members shall be designated by Bickhams, and which shall not grant any options without the consent of all of the members of such committee unless (i) Bickhams fails to exercise the Fourth Option; or (ii) additional shares of voting securities of VideoDome with an aggregate purchase price of not less than five million dollars ($5,000,000) are issued, except as a result of stock split, stock dividends, reverse stock splits and similar transactions, upon the exercise of employee stock options or upon the issuance of 4.5 million shares of Common Stock to the Founders pursuant to the Assignment and Subscription Agreement); and (z) 4.5 million shares of Common Stock issuable to Daniel Aharanoff and Vardit Aharanoff (each a "Founder") in exchange for their assignment of certain intellectual property rights pursuant to an assignment and assumption agreement in form and substance acceptable to Bickhams to be entered into between VideoDome and the Founders (the "Assignment and Subscription Agreement")promptly after execution of this Agreement; or

          (ii) the Founders may not sell, transfer, pledge, assign or distribute or agree to do any of the foregoing with respect to any shares or rights to acquire Capital Stock owned or controlled by them, provided however, that a Founder may transfer shares of capital stock by gift or sale, or upon death or permanent incapacity, to his guardian, conservator, executor, administrator, trustees or beneficiaries of his will, spouse, children, stepchildren, grandchildren, parents, siblings or legal dependents, to a trust of which the beneficiary or beneficiaries of the corpus and the income shall be such a person or persons or the Founder provided that (x) such transferee agrees to become a party to this Agreement pursuant to Section 13(p), and (y) such transfer is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

g. Gross Up of Shares. The parties recognize that it is the intent of the parties that, upon exercise in full of the Third Option, that Bickhams own not less than twenty-five percent (25%) of the fully-diluted Capital Stock of VideoDome, and that upon exercise in full of the Fourth Option, that Bickhams own not less than fifty and one-tenth percent (50.1%) of the fully diluted Capital Stock of VideoDome. Consequently, if, at any time, VideoDome issues any shares of Capital Stock, or enters into any agreement or issues any security convertible or exercisable into any shares of Capital Stock, whether such issuance requires or does not require approval by Bickhams, VideoDome shall, concurrently therewith and as a condition thereto, issue to Bickhams, without any further consideration, sufficient shares of Series A Preferred Stock to cause Bickhams to own the appropriate number of shares of Capital Stock.

h. Due Diligence; Audit. Prior to the exercise or expiration or termination of the Final Option, Bickhams shall be entitled to undertake such business, financial and other due diligence with respect to VideoDome as it deems necessary and appropriate and VideoDome agrees to cooperate fully with such due diligence; including but not limited to allowing Bickhams and its representatives or agents access to VideoDome's books and records, personnel, accountants and legal representatives at the corporate headquarters of VideoDome. In addition, during this period Bickhams shall, at its expense, be entitled to have the financial books and records of VideoDome audited by an independent certified accounting firm of its choice at the corporate headquarters of VideoDome. If Bickhams or I.T. requires audited financial statements of VideoDome in connection with any securities filing or other transaction, VideoDome shall bear the cost of preparing such audited financial statements, together with all consents related thereto.

3. Oren Arial Participation. Subject to the exercise by Bickhams of the Final Option, VideoDome agrees to pay to Oren Arial ("Arial") in exchange for and in lieu of any rights to Capital Stock or equity in VideoDome a "Distribution Share" and a "Sale Bonus", as defined below (the "Arial Distributions"). The terms of the Arial Distributions shall be as follows:

a. Arial shall receive a "Distribution Share", as hereinafter defined, in the event any "Dividends", as hereinafter defined, are hereinafter paid or distributed to the shareholders of VideoDome;

b. the Distribution Share shall only be payable to Arial in the event VideoDome makes a payment in cash or property (but not in stock of VideoDome) to its shareholders in general as a dividend or distribution after the exercise by Bickhams of any of the Options (the "Dividend"), in which case the Distribution Share due Arial will be payable at the same time and in the same manner as the Dividend;


c. in the event that no Dividend is paid to VideoDome's shareholders during any year, Arial's rights to any Distribution Share for that year shall be null and void and shall not be added to nor aggregated with any Distribution Share paid in any subsequent year;

d. in addition to the Distribution Share, Arial shall be entitled to receive from VideoDome the "Pro-Rata Share", as hereinafter defined, of the proceeds actually received by its shareholders from a "Sale Transaction", as hereinafter defined. For the purposes hereof the "Pro-Rata Share" shall be equal to the product of the total consideration distributed to the holders of Capital Stock in connection with such Sale Transaction multiplied by the "Applicable Percentage", as hereinafter defined;

e. for the purposes of this Agreement, the Distribution Share shall be equal to the Applicable Percentage multiplied by the aggregate amount of the Dividend being distributed to all of the shareholders of VideoDome;
f. for the purposes of this Agreement the Applicable Share shall initially be four percent (4%)(the "Initial Percentage"); provided however, in the event Arial has received of any prior payments of the Pro-Rata Share, the Applicable Share shall prior to any subsequent payment of any subsequent Distribution Share or Pro-Rata Share, be adjusted to reflect such payments, so that the Applicable Share then in effect shall be equal to the product of the Initial Percentage multiplied by a fraction the numerator of which is the number of shares of Capital Stock outstanding as of the date hereof plus such additional shares as may be applicable to include the exercise of the Options (with each share of Preferred Stock, other preferred stock and common stock each being treated as one share) (the "Initial Shares") and the denominator of which is equal to the number of shares of Capital Stock outstanding at the time of the Dividend or immediately preceding the consummation of next Sale Transaction, as the case may be (excluding any shares that have been issued or retired as a result of stock splits, stock dividends, reverse stock splits or similar transactions) (the "Outstanding Shares"). In the event the shareholders of VideoDome receive consideration other than cash, Arial shall receive, at VideoDome's discretion, either such consideration or its value in cash;

g. for the purposes hereof a "Sale Transaction" shall be defined as a transaction or a series of related transactions pursuant to which: (aa) all or substantially all of the outstanding Capital Stock is sold; or (bb) VideoDome's merger with or into another entity, the result of which is that the holders of VideoDome's outstanding Capital Stock immediately prior to the consummation of the transaction(s) do not own a majority of the Capital Stock in the surviving entity immediately following the transaction. Notwithstanding anything to the contrary contained elsewhere herein, no transaction shall be considered a Sale Transaction unless the definitive agreement with respect to such transaction is entered.

h. for the purposes of this Agreement, the determination by the Board of Directors VideoDome of the Distribution Share or the Pro-Rata Share shall be final and binding on Arial. In addition, nothing contained herein shall require VideoDome to declare or pay a Dividend during any year in which a Distribution Share would thereupon become due; the determination as to whether or not VideoDome shall declare or pay a Dividend shall remain within the sole discretion of VideoDome's Board of Directors.


i. Arial hereby agrees that his rights to the Arial Distributions as set forth in this Section 3(i) shall be in exchange for and in lieu of any rights Arial may have against VideoDome to Capital Stock, equity securities or other form of ownership in VideoDome, or any royalties, bonuses or any other form of compensation which has been earned or accrued from VideoDome, through the date of the exercise of the Final Option. Arial agrees to execute a full release of such rights at such time as Bickhams exercises the Final Option.

4. Bickham's Right of First Negotiation and First Refusal. In the event Bickhams exercises the Final Option, Bickhams shall have a right of "first negotiation" as hereinafter defined and "first refusal" as hereinafter defined in connection with any future (a) sale, transfer or assignment of equity securities by the current shareholders of VideoDome (the "Transfer") or (b) financing or capital infusion (of debt and/or equity) of VideoDome or any of its subsidiaries (the "Financing"). For the purposes hereof, in the event the applicable party(ies) desires to initiate solicitation of offers for a Transfer or Financing or such party(ies) receives an unsolicited offer for and Transfer or Financing, such party(ies) shall first submit to Bickhams in writing a term sheet outlining material terms and conditions of such Transfer or Financing or a copy of the unsolicited offer. In addition, the applicable party(ies) agrees to negotiate in good faith with Bickhams for a period of no less than 30 days to reach a commitment from Bickhams for the Transfer or Financing acceptable to them. In the event the parties are unable to reach such commitment within 30 days, the party(ies) shall thereafter be entitled to negotiate the terms of a Transfer or Financing with third parties (the "Right of First Negotiation"). Thereafter, in the event such party(ies) receives definitive written agreement binding a third party with respect to any Transfer or Financing, they shall submit a copy of such written agreement or offer to Bickhams and Bickhams shall have a period of 30 days during which it may elect to agree to such Transfer or Financing on the terms and conditions set forth in the written agreement (subject only to such modification as may be necessary to reflect the passage of time and the commitment by Bickhams in lieu of the original party) (the "Right of First Refusal"). In the event Bickhams fails to exercise its Right of First Refusal, the applicable party(ies) may proceed to consummate the proposed Transfer or Financing with the offeror; provided that the Transfer or Financing transaction is consummated on substantially identical terms as submitted to Bickhams and within a period of no less than 60 days after the expiration of the Right of First Refusal.

5. Management and Board of Directors. In the event Bickhams exercises its Third Option:

a. the VideoDome Board of Directors ("Board") shall consist of four seats to be designated as follows: (A) two members shall be designated by the holders of Common Stock of VideoDome, (B) two members shall be designated by Bickhams; provided, that at such time as a third party invests at least US$5,000,000 in VideoDome, Bickhams shall be entitled to designate only one member of the Board. In the event that the Board of Directors is deadlocked on any matter, any Director may upon no less than 10 days prior notice call a meeting of the Board to elect a neutral Director and during the 10 day period the parties would diligently seek to agree on a mutually acceptable Director. If one cannot be agreed upon prior to the meeting the provisions of Section 8 below shall prevail. Any neutral Director selected pursuant to this subsection a, shall serve for a term ending upon his vote in all then pending deadlocked matters.
  b. the parties shall enter into a voting trust agreement in form and substance reasonably acceptable to Bickhams and its counsel, which shall provide that the Board shall continue to consist of four members, two of whom are elected by Bickhams and two of whom are elected by the holders of Common Stock of VideoDome until the first to occur of either of the following: (i) Bickhams fails to exercise the Final Option; or (ii) additional shares of voting securities of VideoDome with an aggregate purchase price of not less than five million dollars ($5,000,000) are issued, except as a result of stock split, stock dividends, reverse stock splits and similar transactions, upon the exercise of employee stock options or upon the issuance of 4.5 million shares of Common Stock to the Founders pursuant to the Assignment and Subscription Agreement.

c. Promptly after execution of this Agreement, VideoDome shall enter into three year employment agreements with each of the Aharonoffs, in form and substance acceptable to Bickhams, which shall provide for aggregate monthly compensation to the Aharonoffs not to exceed $25,000 and a covenant not to compete and stock buy-back option.

d. So long as Bickhams or its affiliates own or control at least ten percent (10%) of VideoDome's voting stock, VideoDome agrees to provide it with: (i) financial statements as of and for its fiscal year ended December 31 which have been audited by an independent certified public accountant (the "Accountant") reasonable acceptable to Bichkams (the "Audited Financials") and (ii) financial statements as of and for its fiscal quarters ended March 31, June 30 and September 30 on an unaudited basis which have been reviewed by the Accountant (the "Quarterly Financials"). The Audited Financials shall be provided to Bickhams no later than sixty days after the end of VideoDome's fiscal year and the Quarterly Financials no later than 30 days after the end of each fiscal quarter.

e. VideoDome shall appoint Robert Petty as acting President of VideoDome pursuant to the terms and conditions contained in an employment agreement, to be dated October 9, 2000, by and between VideoDome and Robert Petty, in form and substance acceptable to the parties, which shall provide for aggregate monthly compensation to Robert Petty not to exceed $15,000.

6. Australian Joint Venture. VideoDome agrees to allow Bickhams or its designee to establish an Australian corporation which shall be owned 50% by the Aharonoffs and 50% by Bickhams or its designee (the "Australian JV").
Videodome further agrees that the Australian JV shall be granted a full and perpetual license to market VideoDome's services and products in Australia and the South Pacific Ocean region, the terms and conditions of which shall be negotiated upon the establishment of the Australian JV. The parties hereto, agree that Bickhams (or its designee) and the Aharonoffs shall be equally responsible for providing the necessary capital and/or financing required for the Australian JV.

7. I.T. Technology Board Approval. The effectiveness of this Agreement shall be subject to and conditioned upon the approval of Bickham's parent company's I.T. Technology, Inc., Board of Directors.

8. Adjudication of Disputes. Any controversy, dispute or claim arising out of or relating to this Agreement (including, but not limited to, any claim regarding the scope or effect of this Section and any claim that this Section is invalid or unenforceable), or the breach hereof or thereof or for tortious actions or any other action or failure to act under common law or statute (collectively, hereinafter the "Dispute"), shall be adjudicated in the United States District Court for Central District of California located in the County of Los Angeles (the "Federal Court"). The parties hereto expressly consent to submit too the jurisdiction of such Federal Court and expressly acknowledge, understand and agree to waive any claim to a jury trial with respect to resolution of any Dispute under this Agreement. The Federal Court shall be entitled to award the legal and other professional fees and costs incurred in connection with such proceedings in accordance with its view of the merits of the parties' respective positions in the Dispute.

9.   Representations and Warranties of VideoDome.

a. The authorized Capital Stock consists of 10,750,000 shares of Capital Stock. The authorized Common Stock consists of 5,750,000 shares of which 4,500,000 shares are issued and outstanding. The authorized Preferred Stock of VideoDome consists of 5,000,000 shares of which 500,000 shares are issued and outstanding. Each outstanding share of Common Stock has been duly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive rights of stockholders, and are owned of record and beneficially by Daniel and Vardit Aharonoff free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of Capital Stock or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the VideoDome, except as may be contemplated by this Agreement. There is outstanding no security or other instrument, which by its terms is convertible into or exchangeable for Capital Stock except for the shares of Capital Stock issued to Bickhams pursuant to the exercise of the Initial Option and the Second Option.

b. VideoDome is a corporation duly organized, validly existing, and in good standing under the laws of California. VideoDome is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary.

c. VideoDome has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of VideoDome have been duly taken to authorize the execution, delivery, and performance of this Agreement by it.

10.  Representations and Warranties of Bickhams.

a. Bickhams is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. Bickhams is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary.

b. Bickhams has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Bickhams have been duly taken to authorize the execution, delivery, and performance of this Agreement by it.

c. This Agreement is made with Bickhams in reliance upon Bickhams' representation to VideoDome, which by Bickhams' execution of this Agreement Bickhams hereby confirms, that the Series A Preferred Stock to be issued to Bickhams upon exercise of the Options, and the Common Stock issuable upon conversion thereof (collectively, the "Securities") shall be acquired for investment for Bickhams' own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Bickhams has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Bickhams further represents that Bickhams does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such party or to any third party with respect to any of the Securities.

d. Bickhams believes that it has received all the information it considers necessary or appropriate for deciding whether to accept the Options upon the terms and conditions set forth in this Agreement. Bickhams further represents that it has had an opportunity to ask questions and receive answers from VideoDome regarding the terms and conditions of the Options and the business, properties, prospects and financial condition of VideoDome.

e. Bickhams is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Options and underlying Series A Preferred Stock. Bickhams also represents it has not been organized for the purpose of acquiring the Options or Series A Preferred Stock. The Options and underlying Series A Preferred Stock, and Common Stock reserved upon conversion thereof, have not been registered under the Securities Act and, therefore cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available.

f. Bickhams understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from VideoDome in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Bickhams represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
g. Upon exercise of the Options, it is understood that the certificates evidencing the Series A Preferred Stock may bear one or all of the following legends:

(i) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

(ii) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code, or by any other state securities laws.

11. Covenants of Bickhams. In the event Bickhams exercises its Third Option, Bickhams shall:

a. temporarily provide to VideoDome office facilities in Melbourne, Australia within reasonable efforts reasonably satisfactory to VideoDome; and

b. assist VideoDome in locating suitable personnel, reasonably satisfactory to VideoDome, to act as an international sales director of VideoDome for the territory of Australia and the South Pacific.

12. Injunctive Relief; Specific Performance. Anything to the contrary contained herein, the parties hereto expressly acknowledge and agree that any breach of Sections 2,4,5 or 6 of this Agreement may subject Bickhams to irrevocable harm in an amount which would be impossible to determine; accordingly, VideoDome hereby expressly agrees that Bickhams shall be entitled to seek injunctive relief and or specific performance in the event or anticipate breach by VideoDome of such provisions.

13.  Miscellaneous.

a. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable against the parties and their respective successors and assigns.

b. This Agreement is made and entered into in the State of California and shall be interpreted and enforced under and pursuant to the laws of said jurisdiction without regard to the principles of conflicts of laws.

c. Wherever in this Agreement the context may require, the masculine gender shall be deemed to include the feminine and/or neuter, and the singular to include the plural.

d. All notices and other communications required to be given under the terms of this Agreement or which any of the parties may desire to give hereunder shall be in writing and delivered personally or sent by express delivery, or by facsimile, or by registered or certified mail, with proof of receipt, postage and expenses prepaid, return receipt requested, addressed as follows:


If to the Bickhams:           Bickhams, Inc,
                              c/o I.T. Technology Pty., Ltd.
                              34-36 Punt Road
                              Windsor 3181
Melbourne, AUSTRALIA
Attention:  Jonathan Herzog
                              Fax No.:  011-613-9533-7900

with a copy to:               Jeffer, Mangels, Butler & Marmaro LLP
                              2121 Avenue of the Stars, 10th Fl.
                              Los Angeles, California  90067
                              Attention: Barry L. Burten, Esq.
                              Fax No.: (310) 203-0567




If to VideoDome:              VideoDome.Com Networks, Inc.
                              3500 West Olive Avenue
                              Suite 300
                              Burbank, CA  91505
                              Attention: Daniel Aharonoff
                              Its Chief Executive Officer
                              Fax No.: (818) 986-4163


          Wiring Instructions:          Wells Fargo
                                        Bank Routing #: 121000248
                                        Account # 0488567868
                                        15760 Ventura Blvd.
                                        Encino, CA  91436

with a copy to:               O'Melveny & Myers LLP
                              400 South Hope Street
                              Los Angeles, California  90071
                              Attention: Matt Fojut, Esq.
                              Fax No.: (213) 430-6407

or to such other address or addresses and to the attention of such other person or persons as any of the above parties may from time to time designate through notice as set forth in this Section 13(d). Any notice given in accordance with this Section 13(d) shall be deemed to have been given when delivered personally, or on the next business day if sent via express or overnight delivery, or upon electronic confirmation if sent via facsimile, or upon receipt of return receipt if sent via U.S. registered or certified mail, return receipt requested.

e. This Agreement has, in all respects, been voluntarily and knowingly executed by the parties hereto on advice and with approval of their respective legal counsel. All parties have participated in the drafting of this Agreement. Accordingly, no rule of construction shall apply against any party or in favor of any party, and any uncertainty or ambiguity shall not be interpreted against any party and in favor of another.

f. VideoDome shall not make a public announcement of the existence or terms of this Agreement or the relationship of Bickhams, VideoDome and I.T., or any arrangements among them, without approval of the other parties, unless required by law or by applicable stock exchange requirements, and in any event VideoDome shall provide notice accompanied by a copy of all proposed announcements to Bickhams.

g. This Agreement represents the entire contract, agreement and understanding between the parties with respect to the subject matter hereof and, except as expressly provided herein, supersede all offers, proposals, statements, representations and agreements with respect to the subject matter hereof.

h. The captions to the Sections contained in this Agreement are for reference only, do not form a substantive part of this Agreement and shall not restrict nor enlarge any substantive provision of this Agreement.

i. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. Furthermore, upon the request of any party hereto, the parties to this Agreement shall add, in lieu of such invalid or unenforceable provisions, provisions as similar in terms to such invalid or unenforceable provisions as may be possible with altering the substantive rights of any party and which are legal, valid and enforceable.

j. This Agreement may not be modified, amended or supplemented except by mutual written agreement of the each of the parties hereto. Notwithstanding the foregoing, any of the parties hereto may waive in writing any term or condition contained in this Agreement that are intended to be for such party(ies) own benefit; provided, however, that no waiver by any party, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term or condition or a waiver with respect to any other party who has not agreed in writing to such waiver.

k. The Section headings contained in this Agreement are solely for convenience and shall not be considered in its interpretation.
l. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, provided that all such counterparts, in the aggregate, shall contain the signatures of all parties hereto.
m. VideoDome acknowledges that Bickhams has advised VideoDome to seek the advice of counsel in connection with VideoDome's rights with respect to this Agreement. In connection with the foregoing, VideoDome and Bickhams acknowledge that VideoDome has been represented by its outside counsel, the firm of Jeffer, Mangels, Butler & Marmaro LLP ("JMBM") in connection with the negotiation, documentation and execution of this Agreement. The VideoDome further acknowledges and agrees that JMBM has represented only the interests of the Bickhams in connection with this Agreement and has not represented the VideoDome.

n. This Agreement shall not be terminated by the voluntary or involuntary dissolution of VideoDome or by any merger, reorganization or other transaction in which VideoDome is not the surviving or resulting corporation or upon any transfer of all or substantially all of the assets of VideoDome in the event of any such merger, or transfer of assets. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred in the same manner and to the same extent that VideoDome would be required to perform it if no such transaction had taken place.

o. A waiver by either party of any term or condition of this Agreement or any breach thereof, in any one instance, shall not be deemed or construed to be a waiver of such term or condition or of any subsequent breach thereof.

p. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except expressly as provided in this Agreement. [Remainder of page intentionally left blank]
IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stock Option Agreement as of the day and year first written above.

     BICKHAMS CAPITAL, INC.




/s/ Jonathan Herzog
---------------------------

By:
Its:  Chief Financial Officer


VIDEODOME.COM NETWORKS, INC.



/s/ Daniel Aharonoff
----------------------------
By: Daniel Aharonoff
Its: Chief Executive Officer


                         SOLELY AS TO SECTION 3 ABOVE:

AGREED TO AND ACCEPTED THIS 5 DAY OF November, 2000.


/s/  Oren Arial
------------------
By:  Oren Arial























[CAPTION]
EXHIBIT 10.10(a)

LOAN AGREEMENT

THIS DEED is made this 8th day of November 2000.

BETWEEN:

LEDGER TECHNOLOGIES PTY. LTD. (A.C.N. 085 887 921) of 10 Bickhams Court, East St Kilda in the State of Victoria, Australia (hereinafter referred to as "the Lender") of the first part;

AND

I.T. TECHNOLOGY, INC. of 34-36 Punt Road, Windsor, Victoria, Australia (hereinafter referred to as "the Borrower") of the second part.

WHEREAS:

A. The Borrower wishes to borrow monies from the Lender.

B. The Lender is prepared to advance to the Borrower an amount in Australian Dollars and repayable in Australian Dollars equivalent to the sum of ONE HUNDRED THOUSAND AMERICAN DOLLARS ($US100,000.00) on such terms and conditions as noted in this Agreement. This amount may be further increased by mutual consent of both the Lender and the Borrower as evidenced by their signatures in the Schedule of Loan Advances. All loan advances made pursuant to this Agreement will be as specified in the attached Schedule of Loan Advances and shall be repaid in accordance with the provisions of this Agreement.


IN CONSIDERATION of the terms and conditions set out hereunder the parties heretofore agree as follows:-

1. The Lender agrees to lend to the Borrower the amount specified in Recital B hereof (hereinafter referred to as "the said Loan").

2. The details of every advance of funds by the Lender to the Borrower pursuant to this Agreement shall be recorded in the Schedule of Loan Advances in this Agreement, which shall be signed by a Director of the Lender and a Director of the Borrower. The details of every loan repayment pursuant to this Agreement shall be recorded in the Schedule of Loan Repayments in this Agreement, which shall be signed by a Director of the Lender and a Director of the Borrower.

3. The said Loan shall be repaid by the Borrower to the Lender when:
(a) In the opinion of the Lender, the Borrower has received adequate additional financing to repay the said Loan and ;
(b) In the opinion of a majority of the Board of Directors of the Borrower, there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

4. Interest calculated daily at a rate of 10% per annum on all loan funds from time to time advanced pursuant to this Agreement shall be paid by the Borrower to the Lender upon repayment of the said Loan.

5. This Agreement shall be governed by and construed in accordance with the laws of the State of Victoria, Australia.

6. This Agreement shall be binding on and enure to the benefit of the assignees and successors in title of the parties.

7. If any provision of this Agreement is held invalid, unenforceable or illegal for any reason, this Agreement shall remain otherwise in full force and the said provision shall be read down to such extent as may be necessary to ensure that it does not infringe the laws of the said State and as may be reasonable in all the circumstances so as to give it a valid operation of a partial character and in the event that such provision cannot be so read down it shall be deemed void and severable.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals the day and year hereinbefore written.


THE COMMON SEAL of the Lender }
was hereto affixed  }              [seal]
in the presence of authorised persons:  }


Director /s/ Lisa Mochkin
-------------------------
Full Name  Lisa Mochkin


THE COMMON SEAL of the Borrower        }
was hereto affixed                     }                  [seal]
in the presence of authorised persons: }


Director /s/ Henry Herzog
-------------------------
Full Name  Henry  Herzog










                                         SCHEDULE OF LOAN ADVANCES

  Advance   Date    Amount ($US)     Amount ($AUD)     Lender's Signature    Borrower's Signature
  -------   ----    -----------      ------------      ------------------    --------------------
1. 9/11/00            100,000        192,111-03        /s/   L.Mochkin       /s/    Henry Herzog

2.

3.

4.

5.



                                        SCHEDULE OF LOAN REPAYMENTS

     Repayment    Date   Amount ($US)    Amount ($AUD)    Lender's Signature    Borrower's Signature
     ---------    ----   -----------     ------------     ------------------    --------------------
1.

2.

3.

4.

5.


[CAPTION]
EXHIBIT 23.1

                                  CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 10, 2000, accompanying the consolidated financial statements of I.T. Technology, Inc., contained in Post-effective amendment No. 1 to Registration Statement on Form SB-2. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."

    /s/ GRANT THORNTON LLP
    -------------------------
    Los Angeles, California
    December 11, 2000

[CAPTION]
EXHIBIT 23.2

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 10, 2000 accompanying the financial statements of Stampville.Com Inc., contained in Post-effective amendment No. 1 to Registration Statement on Form SB-2. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."


    /s/ GRANT THORNTON LLP
    ------------------------
    Los Angeles, California
    December 11, 2000























[CAPTION]
SUBSCRIPTION AGREEMENT
I.T. Technology, Inc.
34-36 Punt Road
Windsor 3181
Melbourne, Victoria, Australia

Gentlemen:

The undersigned has read the matters set forth in your prospectus dated ____________________, 2000. The undersigned represents as set forth below and subscribes to purchase ________Shares at $.10 per Share, for $_______________,
subject to your acceptance of this subscription.   There is no minimum
contingency and proceeds may be utilized at the issuer's discretion. If any checks are delivered to any NASD member, the member must promptly, by noon of the next business day, transmit all checks received to the issuer or any person entitled thereto. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The State of New York_____

A State foreign to U.S.A._____

Dated:______________.

If not an individual:_________________________
Signature            _________________________

__________________________________________________
Name of Corporation, Trust, Print or type name of
or Partnership Signer
__________________________________________________
State where incorporated,P.O. Box or Street Address organized, or domiciled

__________________________________________________
Print Signer's Capacity, City, State and Zip Code
_________________________
Tax ID Number_________________________
Telefax and Phone Numbers ________________________
_________________________
Social Security

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